Exhibit 99.1

FINAL VERSION OF THE 2008 DNA SAVINGS PLAN RESTATEMENT

(2/4/2009)

DIAGEO NORTH AMERICA, INC.

SAVINGS PLAN

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008

DIAGEO NORTH AMERICA, INC. SAVINGS PLAN

TABLE OF CONTENTS

INTRODUCTION		1

SECTION 1 Definitions		3

1.1	Account	3
1.2	Active Membership	3
1.3	ADS	3
1.4	Affiliated Company	3
1.5	Basic Contributions	3
1.6	Beneficiary	3
1.7	Board of Directors	4
1.8	Business Day	4
1.9	Carillon Plan	4
1.10	Carillon/GrandMet Plan	4
1.11	Cash Balance	4
1.12	Closing	4
1.13	Code	4
1.14	Committee	5
1.15	Company	5
1.16	Company Contribution Account	5
1.17	Distributee	5
1.18	Eligible Retirement Plan	6
1.19	Eligible Rollover Distribution	6
1.20	Employee	6
1.21	Entry Date	7
1.22	ERISA	7
1.23	Diageo Stock	7
1.24	Guinness Plan	8
1.25	Heublein Plan	8
1.26	Hour of Service	8
1.27	IDV Plan	9
1.28	Investment Fund	9
1.29	Investment Manager	9
1.30	Joint Venture and Joint Venture Plan	9
1.31	Leased Employee	9
1.32	Member	9
1.33	Paddington Plan	9
1.34	Plan	9
1.35	Plan Sponsor	10
1.36	Plan Year	10
1.37	Prior Plan	10

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1.38	Profit Sharing Account	10
1.39	Retirement	10
1.40	Rollover Account	10
1.41	Salary	11
1.42	Savings Plus Contributions	12
1.43	Savings Plus Investment Account	12
1.44	Seagram Affiliate	12
1.45	Seagram Employee	13
1.46	Seagram Member	13
1.47	Seagram Plan	13
1.48	Service	13
1.49	Supplemental Contributions	15
1.50	Supplemental Investment Account	16
1.51	Surviving Spouse	16
1.52	Top-Heavy Requirements	16
1.53	Total Disability	16
1.54	Transferred Account	16
1.55	Trust	16
1.56	Trust Fund	17
1.57	Trustee	17
1.58	Valuation Date	17

SECTION 2 Eligibility For Membership		18

2.1	Eligibility Requirements	18
2.2	Transfer of Employment	18
2.3	Leased Employees and Independent Contractors	18
2.4	Employment Commencement Date Prior to 1990	18
2.5	Seagram Members	19
2.6	Persons Ineligible for Plan Membership	19

SECTION 3 Contributions by Members		20

3.1	Savings Plus Contributions	20
3.2	Supplemental Contributions	23
3.3	Elections	23
3.4	Suspension of Contributions	24
3.5	Qualified Military Service	24
3.6	Nondiscrimination Standards	24
3.7	Return of Contributions	25
3.8	Rollover Contributions	25
3.9	Transfers From Seagram Plan	25

SECTION 4 Trust Fund, Accounts and Valuation		26

4.1	Trust Fund and Investments	26
4.2	Investment Funds	26
4.3	Cash and Short-Term Obligations	26
4.4	Investment Elections by Members	26

4.5	Investment of Contributions	26
4.6	Changes in Investments	27
4.7	Default Investment Fund	27
4.8	Accounting	27
4.9	Transfers to Rollover Accounts	28
4.10	Transfers from Prior Plan(s)	28
4.11	Seagram Plan	28

SECTION 5 Vesting		30

5.1	Member’s Contributions	30
5.2	Company Contributions Prior to 1984	30
5.3	Company Contribution Account	30
5.4	Vesting Amendment	30
5.5	Participant in Prior Plan on January 1, 1993	30
5.6	Guinness America, Inc.	30
5.7	Schenley Employee’s Savings and Investment Plan	31
5.8	Somerset Importers, Ltd. Thrift and Savings Plan	31
5.9	Glenmore Distilleries Company 1989 Thrift Plan	31
5.10	UDNA/UDM Finance and Human Resources Projects and Initiatives	31

SECTION 6 Distributions to Members		32

6.1	Methods of Distribution	32
6.2	Termination of Service by Reason of Retirement	34
6.3	Death	34
6.4	Termination of Service for Reasons Other Than Retirement or Death	37
6.5	Withdrawal Prior to Termination of Employment	38
6.6	Withdrawal of Rollover Account	39
6.7	Withdrawal from Profit Sharing Account for Financial Hardship	40
6.8	Withdrawals from Savings Plus Investment Account	40
6.9	Administrative Provisions	42
6.10	Direct Rollovers	43
6.11	Minimum Distributions (Effective January 1, 2003)	44
6.12	Hardship Withdrawals By Seagram Members	49
6.13	Inter-Plan Account Transfers	49

SECTION 7 Administration of the Plan		50

7.1	Committee	50
7.2	Authority and Duties of Various Fiduciaries	50
7.3	Named Fiduciaries	52
7.4	Delegation	52
7.5	Multiple Capacities	52

SECTION 8 Miscellaneous		53

8.1	Exclusive Benefit	53
8.2	Nonalienation of Benefits	53

8.3	Qualified Domestic Relations Orders	54
8.4	Benefits Payable to Minors, Incompetents and Others	54
8.5	Unclaimed Benefits	55
8.6	Spousal Consent	55
8.7	Employment in Foreign Country	55
8.8	Liability for Payments	55
8.9	Election Rules	55
8.10	No Contract of Employment	56
8.11	Choice of Law	56
8.12	No Guarantee of Trust Fund	56
8.13	Participation of Affiliated Company	56
8.14	Headings	56
8.15	Expenses	57
8.16	Electronic Media	57
8.17	Adherence to Plan Document	57
8.18	Erroneous Payments	58
8.19	Temporary Suspension of Certain Plan Activities in Connection with a Service Provider or Investment Fund Change	58
8.20	Temporary Suspension of Certain Plan Activities in Connection with a Rollover, Account Transfer, or Plan Merger	58
8.21	Election Discrepancies	58

SECTION 9 Limitations		60

9.1	Section 415 of the Code	60

SECTION 10 Amendments, Termination Permanent Discontinuance of Contributions, Merger or Consolidation		61

10.1	Amendments	61
10.2	Termination or Permanent Discontinuance of Contributions	61
10.3	Partial Termination	61
10.4	Benefits in Case of Merger or Consolidation	61

SECTION 11 Claim Procedure		63

11.1	In General	63
11.2	Timing and Notification of Benefit Determination	63
11.3	Review of Denied Claim	63

SECTION 12 Transferred Accounts		65

12.1	Definitions	65
12.2	Establishment of Transferred Accounts	65
12.3	Distribution of Transferred Accounts: In General	66
12.4	Distribution of Transferred Accounts	66
12.5	Distribution of Transferred Account Upon Death Of Participant	68
12.6	Distributions to Minors or Legally Incompetents	68
12.7	Participant Withdrawals from Transferred Account	69

SECTION 13 Plan Loans		71

13.1	Definitions	71
13.2	Loan Criteria	71
13.3	Limit on Outstanding Loans	72
13.4	Loan Procedures	72
13.5	Loan Repayments	74
13.6	Loans Transferred from IDV Plan or Guinness Plan	75

SECTION 14 The Diageo Fund		76

14.1	Investment in ADSs	76
14.2	Interest of a Member in the Diageo ADS Fund	76
14.3	Voting Rights	76
14.4	Tender or Exchange Offers	76

SCHEDULE A Limitations to Comply with Section 415 of the Code		1

SCHEDULE B Provision to Comply with Section 416 (Top-Heavy Requirements) of the Code		1

SCHEDULE C Contributions Limitations		1

SCHEDULE D Joint and Survivor Benefits for Certain Members		1

SCHEDULE E Temporary Suspension in Withdrawals, Distributions and Investment Elections		1

SCHEDULE F Optional Forms of Payment		1

SCHEDULE G Company Matching Contributions for Members who are Employees of Guinness Import Company		1

SCHEDULE H Special Provisions Relating to Allen Park Members		1

SCHEDULE I Special Provisions Relating to Seagram Members		1

APPENDIX A IDV Plan		1

APPENDIX B Guinness Plan		1

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DIAGEO NORTH AMERICA, INC. SAVINGS PLAN

INTRODUCTION

The Heublein Savings and Investment Plan (the “Heublein Plan”) was established by Heublein, Inc. to provide eligible employees with retirement benefits that supplement Social Security benefits and the benefits provided under the Lifetime Compensation Plan of Heublein, Inc. The Employees’ Savings Plan of The Paddington Corporation (the “Paddington Plan”) was established by The Paddington Corporation with a like purpose. The Carillon/GrandMet Capital Accumulation Plan (the “Carillon/GrandMet Plan”) was previously maintained by Grand Metropolitan Incorporated. Effective as of January 1, 1991, Carillon Importers Ltd., was substituted for Grand Metropolitan Incorporated as the sponsor of the Carillon/GrandMet Plan. The Profit Sharing Plan of Carillon Importers Ltd. (the “Carillon Plan”), which was previously known, prior to its restatement as of January 1, 1985, as the Profit-Sharing Retirement Plan of Carillon Importers Ltd., was maintained by Carillon Importers Ltd. The Guinness America Employees’ Savings Plan (“Guinness Plan”) was adopted effective as of January 1, 1989. As of that same date the Somerset Importers Ltd. Thrift and Savings Plan and the Schenley Employees’ Savings and Investment Plan were merged into the Guinness Plan. Participating companies in the Guinness Plan included United Distillers North America, Inc., United Distillers Manufacturing, Inc., United Distillers USA, Inc., United Distillers Inc., United Distillers & Vintners (Florida), Inc., All Brand Importers, Inc., United Distillers Glenmore, Inc. and Guinness Import Company. (All Brand Importers, Inc. and United Distillers Glenmore, Inc. no longer exist as corporate entities.)

Effective as of January 1, 1993, the Paddington Plan, the Carillon/GrandMet Plan and the Carillon Plan were merged with and into the Heublein Plan and the name of the Heublein Plan was changed to the IDV U.S. Savings Plan (the “IDV Plan”).

Effective as of July 1, 1997 the name of Heublein, Inc. was changed to IDV North America, Inc. and the Paddington Corporation was merged with and into IDV North America, Inc.

Effective as of December 17, 1997, Grand Metropolitan plc was acquired by Guinness plc and the name of Guinness plc was changed to Diageo plc.

United Distillers North America was merged with IDV North America, Inc. and the name of the Company was changed to UDV North America, Inc.

Effective as of December 31, 1998 the assets and liabilities of the Guinness Plan were transferred to and merged with and into the IDV Plan. Effective January 1, 1999 the name of the IDV Plan was changed to the UDV North America, Inc. Savings Plan (the “Plan”) and coincident with this, the Plan was amended and restated effective as of January 1, 1999, except as otherwise specifically provided.

The determination of the nonforfeitable interests of Members in the Plan or in the plans merged into the Plan who do not have a period of Service (as defined in Section 1.42 of the Plan) after December 31, 1998, with UDV North America Inc., Carillon Importers Ltd., United Distillers North America, Inc., United Distillers Manufacturing, Inc., United Distillers USA, Inc.,

United Distillers Inc., United Distillers & Vintners (Florida), Inc., Guinness Import Company or any Affiliated Company (as defined in Section 1.4 of the Plan) and of beneficiaries of any such participants who have died, shall be governed by the provisions of the IDV Plan or the Guinness Plan as in effect before January 1, 1999.

Company Matching Contributions to the Plan for employees of Guinness Import Company shall be determined pursuant to the rules set forth in Schedule G.

Contributions to the Plan by Allen Park Members (as defined in Schedule H) or by the Company on behalf of Allen Park Members and any benefits payable to or on behalf of Allen Park Members shall be determined pursuant to the rules set forth in Schedule H. Contributions to the Plan by Seagram Members or by the Company on behalf of Seagram Members and benefits payable to or on behalf of Seagram Members shall be subject to the provisions of Schedule I.

Eligible employees of each Participating Company (as defined in Section 1.33) and any Affiliated Company that may adopt the Plan may contribute to the Plan from their current salary through payroll deductions. Contributions to the Plan may be invested in various investment funds specified in the Plan, including American Depositary Shares of Diageo plc.

SECTION 1

Definitions

The following words and phrases used in this Plan shall have the meaning set forth below unless a different meaning is plainly required by the context:

1.1                                 Account

“Account” shall mean a Member’s Basic Investment Account, Company Contribution Account, Profit Sharing Account, Rollover Account, Savings Plus Investment Account, Supplemental Investment Account and Transferred Account, including any sub-account thereof.

1.2                                 Active Membership

“Active Membership” shall mean the participation in the Plan of a Member with respect to whom there is in effect an election under Section 3.1 or 3.2 or Schedule F.

1.3                                 ADS

“ADS” shall mean a Diageo plc American Depositary Share representing shares of Diageo Stock together with any rights, warrants or options relating to such shares.

1.4                                 Affiliated Company

“Affiliated Company,” except as otherwise provided in Schedules A and B hereto, shall mean Diageo North America, Inc. (“Diageo”), any company (other than the Plan Sponsor or other Company) more than 80% of the voting stock of which is directly or indirectly owned by Diageo or any successor, and each trade or business (whether or not incorporated) controlled by Diageo or with which Diageo is under common control, and any member (other than the Plan Sponsor or other Company) of a group of corporations or other entities which includes the Plan Sponsor, determined under Section 414 of the Code, as amended.

1.5                                 Basic Contributions

“Basic Contributions” shall mean the first 6% of Salary contributed by a Member or on behalf of a Member by the Company prior to the Plan Year commencing January 1, 1999 in accordance with Section 3.1 of the IDV Plan as in effect prior to January 1, 1999 or the contributions after December 31, 1998 that are subject to matching contributions from the Company to the extent provided pursuant to Schedule G, Schedule H or Schedule I.

1.6                                 Beneficiary

“Beneficiary” shall mean the person or persons, trust, estate or charitable organization designated in writing by a Member, on forms prescribed by the Committee, to whom benefits shall be paid upon the death of the Member as provided for herein. If a Member is married, his Surviving Spouse shall be his Beneficiary unless he shall have executed a Beneficiary designation which shall have been consented to in writing by his spouse. Such consent must acknowledge the effect of the designation and be witnessed by a notary public on a form supplied by the Committee. The designation of a Beneficiary that is in effect on December 31, 1998, under the terms of the IDV Plan or the Guinness Plan shall continue in effect until revoked by the designation of a Beneficiary under this section, and any consent given in connection with any such earlier designation shall be as valid as if given hereunder. Except as otherwise provided in qualified domestic relations order, any Beneficiary designation of a spouse made by a Participant prior to divorce from that spouse shall be null and void and without effect as of the date of divorce.

1.7                                 Board of Directors

“Board of Directors” shall mean the board of directors of the Plan Sponsor (or a duly authorized delegate thereof).

1.8                                 Business Day

“Business Day” shall mean each day on which the New York Stock Exchange is open for business.

1.9                                 Carillon Plan

“Carillon Plan” shall mean the Profit Sharing Plan of Carillon Importers Ltd., a plan which was merged into the IDV Plan as of January 1, 1993.

1.10                           Carillon/GrandMet Plan

“Carillon/GrandMet Plan” shall mean the Carillon/GrandMet Capital Accumulation Plan, a plan which was merged into the IDV Plan as of January 1, 1993.

1.11                           Cash Balance

“Cash Balance” shall mean the portion of a Member’s Account that is to be invested in ADSs. There shall be a Cash Balance with respect to each Account any portion of which is to be invested in ADSs.

1.12                           Closing

“Closing” shall mean the “Closing” as that term is defined in the Stock and Asset Purchase Agreement among Vivendi Universal S.A., Pernod Ricard S.A. and Diageo Plc, dated as of December 19, 2000.

1.13                           Code

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision and any valid regulation promulgated thereunder.

1.14                           Committee

“Committee” shall mean the Employee Benefits Administration Committee of Diageo North America, Inc. or other committee or entity appointed by the Board of Directors to manage and administer the Plan as provided in Section 7. The members of the Committee shall constitute “named fiduciaries” for the purposes of Section 401(a)(1) of ERISA, responsible for administration, operation and interpretation of the Plan and the management and investment of the Trust Fund.

1.15                           Company

“Company” shall mean the Plan Sponsor of any of its Affiliated Companies which, with the approval of the Plan Sponsor, adopt the Plan, and each successor of such entity. As of January 1, 2008, the following Affiliated Companies are a Company hereunder: Diageo-Guinness USA, Inc., Diageo Latin America & Caribbean, Inc., Diageo Americas, Inc., Diageo Chateau and Estate, Inc., and Diageo Americas Supply, Inc.

1.16                           Company Contribution Account

“Company Contribution Account” shall mean that portion of the Trust Fund which, with respect to a Member, is attributable to Company contributions credited on behalf of the Member under Section 4 of the IDV Plan or Article III of the Guinness Plan, as applicable and as in effect on December 31, 1998 and any investment earnings and gains or losses thereon and shall also mean any amount attributable to Company contributions credited under Schedule G, Schedule H or Schedule I, as adjusted for any investment earnings and gains or losses thereon. In the case of a Member who was a participant in the IDV Plan, the opening balance of the Company Contribution Account as of January 1, 1999 shall equal the amount credited to such Member’s Company Contribution Account as of the close of December 31, 1998. In the case of a Member who was a participant in the Guinness Plan as of December 31, 1998, such opening balance of the Company Contribution Account as of January 1, 1999 shall equal the amount credited to such Member’s “Employer Contribution Account” under the Guinness Plan as of the close of December 31, 1998. A Company Contribution Account shall be maintained for a Member with respect to whom there existed an account described in this Section as of December 31, 1998. Except as provided in Schedule G, Schedule H or Schedule I, Company Contribution Accounts shall cease to be established as of January 1, 1999.

1.17                           Distributee

“Distributee” shall mean an Employee or a former Employee. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order as defined under Section 414(p) of the Code are Distributees with respect to the interest of such spouse or former spouse.

1.18                           Eligible Retirement Plan

“Eligible Retirement Plan” shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a plan described in Section 401(a) of the Code that accepts the Distributee’s Eligible Rollover Distribution.

For distributions made on or after January 1, 2002, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. Effective January 1, 2008, the definition of Eligible Retirement Plan shall also include a Roth IRA. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

1.19                           Eligible Rollover Distribution

“Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) or the joint and last survivor expectancy of the Distributee and the Distributee’s Beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), (iv) one or more distributions to be made in the taxable year of the Distributee which in the aggregate are reasonably expected to be less than $200, (v) a hardship withdrawal under Section 6.8 of the Plan, or (vi) any distribution made upon hardship of the employee.

For distributions on or after January 1, 2002, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, to any qualified plan described in Section 401(a) or 403(a) of the Code (any qualified defined contribution plan for distributions prior to January 1, 2007), or to a tax-qualified annuity plan described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

1.20                           Employee

“Employee” shall mean the following:

(a)           Employee shall include (i) any person employed by the Plan Sponsor or other Company in a salaried position or in a non-union hourly position (other than those individuals classified as a vineyard worker) who is employed at the Plan Sponsor’s Glen Ellen, Beaulieu Vineyard, Chalone Wine and Lehigh Plant facilities (or any successor thereto) and any other winery, bottling, warehouse, distribution or visitor center facility designated by the Plan Sponsor; (ii) an individual who is a United States citizen or a lawful permanent resident of the United States as defined in Section 7701(b)(6) of the Code, i.e., a green card holder, and who is seconded by the Plan Sponsor or other Company on a temporary assignment to an Affiliated Company located outside the United States or a joint venture with an Affiliated Company, if such temporary assignment is set forth in a letter of assignment under the terms of the International Assignment Policy maintained by Diageo plc.

(b)           Employee shall not include (i) any nonresident alien who does not have earned income from the Plan Sponsor or other Company attributable to sources within the United States as defined in Section 861(a)(3) of the Code, (ii) a nonresident alien who does not have earned income from the Plan Sponsor or other Company attributable to sources within the United States, (iii) a leased employee within the meaning of Section 414(n) of the Code, (iv) an individual who is classified by the Plan Sponsor or other Company as an independent contractor, even if such individual is later determined to be an employee of the Plan Sponsor or other Company with respect to the period in which services were formed while the individual was classified by the Plan Sponsor or other Company as an independent contractor, or (v) an individual who is either (A) a United States resident alien as defined in Section 7701(b)(1) of the Code, i.e., a green card holder or an individual who meets the substantial presence test of Section 7701(b)(3) of the Code or (B) a United States nonresident alien receiving earned income from a Company from sources within the United States as defined in Section 861(a)(3) of the Code, and who is performing services for the Plan Sponsor or other Company on a temporary assignment from an Affiliated Company located outside the United States, if such temporary assignment is set forth in a letter of assignment under the terms of the International Assignment Policy maintained by Diageo plc.”

1.21                           Entry Date

“Entry Date” shall mean with respect to an Employee the first day of any calendar month coincident with or immediately following the date such Employee first becomes eligible to participate in the Plan.

1.22                           ERISA

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any valid regulation promulgated thereunder.

1.23                           Diageo Stock

“Diageo Stock” shall mean the ordinary shares, par value 50 pence, in the capital of Diageo plc.

1.24                           Guinness Plan

“Guinness Plan” shall mean the Guinness America Employees Savings Plan which was merged with the IDV Plan and renamed the UDV North America, Inc. Savings Plan as of January 1, 1999.

1.25                           Heublein Plan

“Heublein Plan” shall mean The Heublein Savings and Investment Plan, which was merged with the Paddington Plan, the Carillon/GrandMet Plan and the Carillon Plan as of January 1, 1993.

1.26                           Hour of Service

“Hour of Service” shall mean:

(a)           each hour for which an individual is directly or indirectly compensated, or entitled to be compensated, by the Plan Sponsor or other Company or an Affiliated Company for the performance of duties;

(i)                                     each hour, to a maximum of 501 hours for any single continuous period, for which an individual is directly or indirectly compensated, or entitled to be compensated, by the Plan Sponsor or other Company or an Affiliated Company for reasons other than the performance of duties (irrespective of whether the employment relationship has terminated) for vacation, holidays, incapacity, layoff, jury duty, military duty or authorized leave of absence. Hours shall not be credited for payment to an individual from a plan required by workers’ compensation, unemployment compensation or disability insurance laws, nor shall hours be credited for reimbursement of an individual for medical or medically related expenses; and

(ii)                                  each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Plan sponsor or other Company or an Affiliated Company, provided that if such award or agreement of back pay is for reasons other than the performance of duties, such hours shall be subject to the restrictions of paragraph (b).

(b)           Solely for purposes of calculating the number of Hours of Service required under Section 2.1, Hours of Service shall be credited under subsections (a) through (c) above with respect to employment by the Plan Sponsor or other Company, or by an Affiliated Company after the date on which such entity became an Affiliated Company. In addition, for purposes of calculating the number of Hours of Service required under Section 2.1, Hours of Service shall be credited under subsections (a) through (c) above with respect to employment of a Seagram Employee prior to the Closing by Joseph E. Seagram & Sons, Inc. or a Seagram Affiliate.

1.27                           IDV Plan

“IDV Plan” shall mean the IDV U.S. Savings Plan which was merged with the Guinness Plan and renamed the UDV North America, Inc. Savings Plan as of January 1, 1999.

1.28                           Investment Fund

“Investment Fund” shall mean an investment fund selected by the Committee or the Investment Manager for the investment of Member’s Accounts pursuant to Section 4.

1.29                           Investment Manager

“Investment Manager” shall mean an investment manager as defined in Section 3(40) of ERISA.

1.30                           Joint Venture and Joint Venture Plan

“Joint Venture” and “Joint Venture Plan” shall mean Schieffelin & Somerset Co. and The Schieffelin & Somerset Co. Employees Deferred Savings Plan, respectively.

1.31                           Leased Employee

“Leased Employee” shall mean any person who is not otherwise an Employee and who, pursuant to an agreement between a Company and any other person (a “leasing organization”), has performed services for a Company, or for a Company and related persons (determined in accordance with Section 414(n)(6) of the Code), on a substantially full time basis for a period of at least one year, and such services were performed under the primary direction or control of a Company, or of a Company and related persons (determined in accordance with Section 414(n)(6) of the Code).

1.32                           Member

“Member” shall mean an individual who has become a Member under Section 3, Schedule G, Schedule H or Schedule I whose interest in the Trust Fund has not been distributed. “Member” shall also mean an individual who has made rollover contributions under Section 3.8 or an individual for whom assets are transferred from another qualified plan under Section 4.11 whose interest in the Trust Fund has not been distributed.

1.33                           Paddington Plan

“Paddington Plan” shall mean the Employees’ Savings Plan of The Paddington Corporation, a plan which was merged into the IDV Plan as of January 1, 1993.

1.34                           Plan

“Plan” shall mean the Diageo North America, Inc. Savings Plan as set forth in this document and as it may be amended from time to time.

1.35                           Plan Sponsor

“Plan Sponsor” means Diageo North America, Inc.

1.36                           Plan Year

“Plan Year” shall mean the calendar year.

1.37                           Prior Plan

“Prior Plan” shall mean any employee pension plan which is a defined contribution plan as defined in Section 414(i) of the Code and which meets the requirements of Section 401(a) of the Code, the assets and liabilities, or any part of the assets and liabilities, of which have been transferred to this Plan under Section 4.10.

1.38                           Profit Sharing Account

“Profit Sharing Account” shall mean that portion of the Trust Fund which, with respect to a Member, is attributable to amounts transferred to the Trust Fund from such Member’s “Profit Sharing Account” and “Prior Plan Account” under the Paddington Plan or the Carillon Plan or from such Member’s “Capital Accumulation Account” under the Carillon/GrandMet Plan and any investment earnings and gains or losses thereon. In the case of a Member for whom a Profit Sharing Account was maintained under the IDV Plan, on December 31, 1998, the opening balance of the Profit Sharing Account on January 1, 1999 shall equal the sum of the amounts credited to such Members’ Profit Sharing Account under the IDV Plan as of the close of December 31, 1998. A Profit Sharing Account shall be established only for a Member with respect to whom there existed an account described in this section on December 31, 1998.

1.39                           Retirement

“Retirement” shall mean the termination of employment of a Member who has attained age 65, the early retirement of a Member who has attained age 50 and completed at least five years of Service, and the retirement of a Member as a result of Total Disability.

1.40                           Rollover Account

“Rollover Account” shall mean that portion of the Trust Fund which, with respect to an Employee, is attributable to amounts transferred to the Trust Fund under Section 4.9, amounts transferred to the Trust Fund from a Member’s “Rollover Account” under the Paddington Plan and amounts transferred to the Trust Fund from a Member’s “Rollover Contribution Account” under the Guinness Plan and any investment earnings and gains or losses thereon. In the case of a Member who was a participant in the IDV Plan on December 31, 1998, the opening balance of the Rollover Account as of January 1, 1999 shall equal the amount credited to such Member’s Rollover Account under the IDV Plan as of the close of December 31, 1998. In the case of a Member who was a participant in the Guinness Plan on December 31, 1998, the opening balance of the Rollover Account as of January 1, 1999 shall equal the amount credited to such Member’s “Rollover Contribution Account” under the Guinness Plan as of the close of December 31, 1998.

In the case of a Member who was a participant in the Seagram Plan as of the Closing, the Rollover Account shall include a sub-account to which shall be credited the amount held in such Member’s “Rollover Account” under the Seagram Plan that is transferred to this Plan, as adjusted for investment earnings or losses.

1.41                           Salary

(a)           “Salary” shall mean the compensation paid to an Employee during a Plan Year, or if an Employee participates in the Plan for only part of the Plan Year, that portion of his annual compensation paid during his participation in the Plan, including:

(i)                                     base salary, including any lump sum payments of base salary that are received by a Member from time to time in such amounts as the Plan Sponsor or other Company shall determine in its sole discretion, plus such portion (if any) of the Member’s base salary for the Plan Year which is otherwise subject to a deferral election under the Diageo North America, Inc. Deferred Compensation Plan or any successor to such plan;

(ii)                                  regular incentive bonuses paid, including any payments received by a Member from his or her bonus bank in accordance with the terms of a regular incentive bonus plan maintained by the Plan Sponsor or other Company, plus such portion (if any) of the Member’s regular incentive bonus for the Plan Year which is otherwise subject to a deferral election under the Diageo North America, Inc. Deferred Compensation Plan or any successor to such plan;

(iii)                               any payments for overtime and shift differential, but excluding, without limitation, all special bonuses and all other forms of additional compensation earned by or paid to an Employee by a Company including any credit or benefit under any employee benefit plan of a Company, except for benefits under any plan or program to provide income replacement in case of disability or illness for a period not to exceed six (6) months, and

(iv)                              any elective pre-tax contributions made by a Company on behalf of the Member under Section 3 which would otherwise be salary under this Section 1.40, or under an arrangement described in Section 125 (including any deemed to be such in accordance with Revenue Ruling 2002-27 or otherwise classified by the Employer as a salary reduction), Section 132(f)(4) or Section 401(k) of the Code.

(b)           Salary of a United States citizen or resident who is employed by a foreign affiliate (within the meaning of Code Section 3121(l)(6)) or a domestic subsidiary (within the meaning of Code Section 407(a)(2)(A)) outside the United States and who is deemed, (for purposes of Code Sections 406 and 407, respectively) to be an Employee of a Company, if determined in a currency other than United States dollars, shall, for purposes of the Plan, be considered as having been converted to United States dollars as of the last business day of each Plan Year in which such Salary was received using the commercial rate of exchange for such currency as in effect on that day as published for spot bank transfers in The Wall Street Journal or a comparable publication issued in the United States.

(c)           The annual compensation of each Member taken into account in determining allocations for any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). “Annual compensation” means the Member’s Compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year. In the case of a Member who commences or ceases membership in the Plan on a date other than the first or last day of the Plan Year, no adjustment shall be made to the foregoing limitation.

1.42                           Savings Plus Contributions

“Savings Plus Contributions” shall mean the contributions of a Member that are credited to his or her Savings Plus Investment Account in accordance with Section 3.1, or that are Basic or Supplemental Contributions under Schedule H or Schedule I and redesignated as Savings Plus Contributions and credited to his or her Savings Plus Investment Account.

1.43                           Savings Plus Investment Account

“Savings Plus Investment Account” shall mean that portion of the Trust Fund which, with respect to a Member, is attributable to Savings Plus Contributions and any investment earnings and gains or losses thereon. In the case of a Member who was a participant in the IDV Plan on December 31, 1998, the opening balance of the Savings Plus Investment Account on January 1, 1999 shall equal the amount credited to such Member’s Savings Plus Investment Account as of the close of December 31, 1998. In the case of a Member who was a participant in the Guinness Plan on December 31, 1998, the opening balance on January 1, 1999 shall equal the amount credited to such Member’s “Participant 401(k) Contribution Account” under the Guinness Plan as of the close of December 31, 1998. In the case of a Member who was a participant in the Seagram Plan as of the Closing, the Saving Plus Investment Account shall include a sub-account to which shall be credited funds transferred to the Plan from the Seagram Plan that are attributable to his or her “Pre-Tax Contributions Account” under the Seagram Plan, as adjusted for investment earnings or losses.

1.44                           Seagram Affiliate

“Seagram Affiliate” shall mean, with respect to a particular Seagram Employee, an entity that was in the controlled group of Joseph E. Seagram & Sons, Inc., as determined pursuant to Code Section 414, during the period prior to the Closing in which the Seagram Employee was employed by such entity.

1.45                           Seagram Employee

“Seagram Employee” shall mean an individual who was employed by Joseph E. Seagram & Sons, Inc. or Distillers Products Sales Corporation immediately after the Closing.

1.46                           Seagram Member

“Seagram Member” shall mean a Member of the Plan who is employed by Joseph E. Seagram & Sons, Inc. or Distillers Products Sales Corporation as of the Closing, including such a Member who is employed by another Company subsequent to being employed by Joseph E. Seagram & Sons, Inc. or Distillers Products Sales Corporation as of the Closing.

1.47                           Seagram Plan

“Seagram Plan” means The Seagram 401(k) Plan, a portion of which is to be merged into this Plan on the date designated by the Committee.

1.48                           Service

“Service” shall mean an Employee’s continuous service as an employee of the Plan Sponsor or other Company or an Affiliated Company, beginning on the commencement date of his employment or reemployment, whichever is applicable, and ending on his severance from service date, calculated in accordance with the following rules:

(a)           An Employee’s commencement date of employment shall be the date on which he first performs an Hour of Service for the Plan Sponsor or other Company or an Affiliated Company.

(b)           An Employee’s commencement date of reemployment shall be the date following a severance from service date on which he first performs an Hour of Service for the Plan Sponsor or other Company or an Affiliated Company.

(i)                                     An Employee’s severance from service date shall be the earlier of:

(A)                              the date on which he resigns, retires, is discharged or dies; or

(B)                                except as provided in paragraph (ii), the first anniversary of the date on which he is absent from service for any other reason, such as vacation, holiday, sickness, disability, leave of absence or lay-off and whether or not he is paid for such absence.

(ii)                                  In the case of an Employee who is absent from service beyond the date provided in paragraph (i)(B) because of (i) pregnancy of the individual, (ii) birth of a child of the individual, (iii) placement of a child with the individual in connection with the adoption of such child by the individual, or (iv) caring for such child for a period beginning immediately following such birth or placement, the severance from service date shall be the second anniversary of the date on which he is first absent from service. This paragraph (ii) shall apply only if the individual provides such information or certification as to the nature of the absence as may be required by the Committee.

(iii)          In no event will the period between the first anniversary described in paragraph (i)(B) and the second anniversary described in paragraph (ii) be credited as a period of Service, nor shall it be deemed a period of severance.

(c)           A period of severance shall mean the period of time commencing on the Employee’s severance from service date and ending on the Employee’s commencement date of reemployment.

(d)           The continuous service of an Employee shall include any period of severance if the period of severance does not exceed twelve months.

(e)           The continuous service of an Employee who is reemployed after a period of severance of twelve months or more shall include service prior to his severance from service date if:

(i)                                     the Employee has a vested interest in the Plan on his severance from service date; or

(ii)                                  the length of the period of severance does not equal or exceed the greater of (A) the length of such prior service, or (B) five years, unless the severance from service occurred prior to January 1, 1985, and as of January 1, 1985, the length of the period of severance at least equals the length of such prior service.

(f)            In the case of a non-vested Employee who has a period of severance commencing on or after January 1, 1985, and continuing for twelve months or more, service rendered after such Employee returns to employment with the Plan Sponsor or other Company shall be applied to the vesting of Company contributions accrued prior to such period of severance only if the period of severance continued for less than five full consecutive twelve-month periods.

(g)           Continuous service shall not include any period of service prior to July 1, 1976, which preceded an interruption in an Employee’s service and which was not included as service under the predecessor Plan as in effect immediately before July 1, 1976.

(h)           A period of authorized leave of absence for a reason designated by a Company as qualifying under the Family Medical Leave Act of 1993, shall not constitute a period of severance (but shall not be counted as continuous service) provided the Employee resumes his service with the Plan Sponsor or other Company at the end of such leave of absence.

(i)            A period of authorized leave of absence for a purpose approved by the Committee (other than a leave qualifying under the Family Medical Leave Act of 1993) under uniform rules shall be counted as continuous service if the Employee resumes his service as an Employee at the end of such leave of absence.

(j)            In the case of an Employee who is absent from employment with the Plan Sponsor or other Company for the purpose of qualified military service within the meaning of Section 414(u)(5) of the Code, the period of such military service shall be counted as continuous service if the Employee resumes his service as an Employee within the period prescribed by law for the exercise of his reemployment rights.

(k)           Service shall also include continuous service in the employment of a Company but not as an Employee, and service in the employment of any Affiliated Company, provided in either case that such continuous service would have counted as Service had such person been an Employee during such period.

(l)            Service shall also include continuous service prior to March 6, 1987, in the employment of RJR Nabisco, Inc., or any Affiliated Company as such term was defined in the Plan on March 5, 1987, provided in either case that such continuous service would have counted as Service pursuant to the provisions of the Plan in effect on March 5, 1987.

(m)          Service shall also include an Employee’s period of continuous service in the employment of Mont La Salle Vineyards or any other company or other business organization in a controlled ownership group with Mont La Salle Vineyards, determined pursuant to Section 414 of the Code, provided that such period of continuous service would have counted as Service if the individual had been an Employee of the Plan Sponsor or other Company during such period of continuous service.

(n)           Service shall also include service credited as of December 31, 1992, for purposes of calculating “Vesting Service” under the Paddington Plan, the Carillon/GrandMet Plan or the Carillon Plan.

(o)           Service shall also include service credited as of December 31, 1998 for purposes of calculating “Vesting Service” under the Guinness Plan.

(p)           Service shall also include service credited under the Joint Venture Plan for purposes of calculating “Vesting Service”.

(q)           “Service” shall also include a Seagram Employee’s period of continuous service in the employment of Joseph E. Seagram & Sons, Inc. or a Seagram Affiliate prior to the Closing, provided that such period of continuous service would have counted as Service if the individual had been an Employee of the Plan Sponsor or other Company during such period of continuous service.

1.49                           Supplemental Contributions

“Supplemental Contributions” shall mean the contributions made in accordance with Section 3.2 and the contributions made in accordance with Schedule H or Schedule I of the Plan that are not subject to Company matching contributions.

1.50                           Supplemental Investment Account

“Supplemental Investment Account” shall mean that portion of the Trust Fund which, with respect to a Member, is attributable to his or her own Supplemental Contributions, other than those Supplemental Contributions redesignated as Savings Plus Contributions, and any investment earnings and gains or losses thereon. In the case of a Member who was a participant in the IDV Plan on December 31, 1998, the opening balance of his or her Supplemental Investment Account as of January 1, 1999 shall equal the amount credited to such Member’s “Supplemental Investment Account” under the IDV Plan as of the close of December 31, 1998. In the case of a Member who was a participant in the Guinness Plan on December 31, 1998 such opening balance shall equal the amount credited to such Member’s “Participant After-Tax Contribution Account” under such Plan as of the close of December 31, 1998. In the case of a Member who was a participant in the Seagram Plan as of the Closing, the Supplemental Investment Account shall include a sub-account to which shall be credited funds transferred to this Plan from the Seagram Plan that are attributable to his or her after-tax contributions under the Seagram Plan that were not subject to Company matching contributions, as adjusted for investment earnings or losses.

1.51                           Surviving Spouse

“Surviving Spouse” shall mean the person to whom a Member is legally married, under applicable state law, at the time of the Member’s death, and to whom benefits under the Plan shall be payable in the event of the Member’s death, unless a valid Beneficiary designation and consent thereto have been made by the Member’s spouse and received by the Committee or unless such benefits are subject to a qualified domestic relations order as defined in Section 414(p) of the Code.

1.52                           Top-Heavy Requirements

“Top-Heavy Requirements” shall mean the requirements and provisions for compliance therewith described in Schedule B hereto.

1.53                           Total Disability

“Total Disability” shall mean an individual is considered disabled under the provisions of the Plan Sponsor or other Company’s Long-Term Disability Plan.

1.54                           Transferred Account

“Transferred Account” shall mean an account, including sub-accounts, established under Section 12.2.

1.55                           Trust

“Trust” shall mean the trust described in Section 4.

1.56                           Trust Fund

“Trust Fund” shall mean the cash and other properties arising from contributions made by Members and by the Plan Sponsor or other Company in accordance with the provisions of this Plan and any funds transferred from a prior trust fund which are held and administered by the Trustee pursuant to Section 4.

1.57                           Trustee

“Trustee” shall mean the trustee or trustees at any time acting under the trust agreement or trust agreements pursuant to which the Trust Fund is held.

1.58                           Valuation Date

“Valuation Date” shall mean each Business Day or any other day of the Plan Year as determined by the Committee.

The masculine pronoun whenever used includes the feminine pronoun, and the singular includes the plural.

SECTION 2

Eligibility For Membership

2.1           Eligibility Requirements

Each Employee shall be eligible to become a Member as of the first day of the calendar month coinciding with or immediately following the date on which he has attained age 21 commencing on his employment commencement date (the first date for which an Hour of Service is credited) or on an anniversary of such date. An individual who has been eligible to become a Member and has been reemployed after an interruption in his continuous service shall be eligible to become a Member as of the first day of the calendar month coinciding with or immediately following his reemployment date.

2.2           Transfer of Employment

An employee of an Affiliated Company or of the Joint Venture who transfers to employment with the Plan Sponsor or other Company as an Employee or who becomes an Employee when such Affiliated Company adopts the Plan as a Company shall be eligible to become a Member (a) in accordance with Section 2.1, or (b) as of the first day of the calendar month following employment by the Plan Sponsor or other Company, provided he would have been eligible to commence participation in a similar plan of the Affiliated Company or of the Joint Venture, as applicable. An Employee who was previously employed by the Plan Sponsor or other Company other than as an Employee shall become eligible to become a Member pursuant to Section 2.1 as of the first day of the month on which he is an Employee and has satisfied the service and age requirement specified in said Section 2.1 with such service requirement applied by taking into account periods of employment with the Plan Sponsor or other Company prior to becoming an Employee.

2.3           Leased Employees and Independent Contractors

A person who is a Leased Employee shall not be a Member in the Plan. A person who is treated by the Plan Sponsor or other Company as an independent contractor or Leased Employee and who is later determined to be a common law employee by a court or government agency shall not be a Member in the Plan with respect to service performed during the period of time during which the Plan Sponsor or other Company had classified the person as an independent contractor or Leased Employee. If a Leased Employee is reclassified as an Employee, years of service as a Leased Employee of the Plan Sponsor or other Company shall be considered in computing Service.

2.4           Employment Commencement Date Prior to 1990

For purposes of Sections 2.1 and 2.2, an individual whose employment commencement date occurs before 1990 shall be credited with 1,000 Hours of Service for each period of twelve months of Service credited to such individual as of December 31, 1989, and 190 Hours of Service for each month during 1989 in which such individual was credited with an Hour of Service.

2.5           Seagram Members

Subject to Section 2.6, an Employee who was covered under the Seagram Plan immediately prior to the Closing and, as of the Closing, has attained age 21 and completed 1,000 Hours of Service in a twelve month period described in Section 2.1, shall be eligible to be a Member as of the Closing.

2.6           Persons Ineligible for Plan Membership

Anything herein to the contrary notwithstanding, an individual shall not be a Member in the Plan (1) if he or she is a student intern employed on an hourly basis under the Friends and Family Summer Interns program, the Florida A & M University School of Business and Industry student intern program, the Prep for Prep student intern program, the OLIVER student intern program or the INROADS student intern program, or; (2) if he or she is an employee of Joseph E. Seagram & Sons, Inc. or Distillers Products Sales Corporation and has base pay or regular wages (excluding overtime, bonuses, commissions or other special or contingent payments) that do not exceed $15,793 (increased by 4% on the last day of each Plan Year after December 31, 1998). An individual shall not be a Member in this Plan if he or she is employed on an hourly basis in the Sterling Wine Operation and participates in retirement and welfare benefit plans sponsored by the California Grower Foundation. In addition, an individual shall not be a Member in the Plan if he or she is employed in a summer internship program for graduate students from the Joseph H. Lauder Institute at the University of Pennsylvania or the Consortium for Graduate Study in Management, or if he or she is a U.S. citizen or a U.S. lawful permanent resident (green card holder) who performs services outside of the United States for Joseph E. Seagram & Sons, Inc. or Distillers Products Sales Corporation and is covered under local benefit plans. Moreover, anything herein to the contrary notwithstanding, an individual who is employed by Joseph E. Seagram & Sons, Inc. or by Distillers Products Sales Corporation shall not be a Member in the Plan if he or she is classified as an expatriate from the United Kingdom whose employment assignment agreement provides for his or her continued participation in a company-provided retirement plan in the United Kingdom or for contributions to be made to such plan on his or her behalf upon his or her return to employment in the United Kingdom for his or her period of employment in the United States. Furthermore, an individual who is employed by Joseph E. Seagram & Sons, Inc. or by Distillers Products Sales Corporation shall not be a Member in the Plan if he or she is eligible to participate in one or more benefit plans of a third party with whom Joseph E. Seagram & Sons, Inc. or Distillers Products Sales Corporation has contracted for the provision of the individual’s services.

SECTION 3

Contributions by Members

3.1                                 Savings Plus Contributions

(a)                                  Enrollment

(i)                                     Subject to Section 3.6, each eligible Employee may elect, in multiples of whole percentages, to have an amount which cannot be less than 1% nor greater than 16% (or such other percentage or amount as may be established by the Committee) of his or her Salary described in Sections 1.40(a) and (c) (and, to the extent provided by the Committee, Section 1.40(b)) designated as Savings Plus Contributions to be contributed by the Plan Sponsor or other Company to the Plan on his or her behalf in lieu of an equal amount being paid to him or her as Salary by the Plan Sponsor or other Company: provided that,

(ii)                                  effective January 1, 2007 (or such other date as may be established by the Committee), the Salary of each newly eligible Employee and (to the extent provided by the Committee, other eligible Employees) shall automatically be reduced by 3% or such other percentage or amount as may be established by the Committee (which amount shall be deemed to be the Employee’s Savings Plus Contributions), unless and until the Employee elects to change or revoke such election. Within a reasonable period of time before the date such automatic election becomes effective (and, to the extent required by law, annually thereafter), the Committee shall provide such Employees notice which explains (i) how the automatic election works, (ii) the right of the Employee to change or revoke the election and (iii) the procedure and timing for changing or revoking the automatic election. Such automatic Savings Plus Contribution elections shall be administered in accordance with any Internal Revenue Service rules or guidelines established for such elections.

(b)           Catch-up Contributions. Effective January 1, 2003, all employees who are eligible to make Savings Plus Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(a)(4), 401(k)(3), 401(k)(11), 403(b)(12), 408(k), 410(b), or 416 by reason of making catch-up contributions. Effective January 1, 2004, any catch-up contributions made by a Member pursuant to Code Section 414(v) for a Plan Year, when added to other pre-tax elective contributions of the Member for a Plan Year, shall not exceed 75% of the Member’s “Compensation” for the Plan Year, as defined in Part 1(g) of Schedule C of the Plan (or such other limit as may be established by the Committee in its sole discretion consistent with Section 414(v) of the Code). The annual dollar limit on catch-up contributions is subject to the applicable dollar amount of Section 414(v)(2)(B) of the Code, as adjusted by the Secretary of the Treasury for increases in the cost-of-living.

(c)           One Time Elections. Notwithstanding Section 3.1(a) and subject to Section 3.6, the Committee may, in its sole discretion, permit eligible Employees to make a separate election to have an amount of up to 100% (or such other percentage or amount as may be established by the Committee) of his or her Salary described in Section 1.41(a)(ii) designated as Savings Plus Contributions to be contributed by the Plan Sponsor or other Company to the Plan on his or her behalf in lieu of an equal amount being paid to him or her as compensation by the Plan Sponsor or other Company.

(d)           Subject to Section 3.6, each eligible Employee who is not an Employee of Guinness Bass Import Company may elect, in multiples of whole percentages, to have an amount which cannot be less than 1% nor greater than 16% of his or her Salary described in Section 1.41(a)(i) and Section 1.41(a)(iii) designated as Savings Plus Contributions to be continued by the Plan Sponsor or other Company to the Plan on his or her behalf in lieu of an equal amount being paid to him or her as compensation by the Plan Sponsor or other Company. In the case of a catch-up eligible Member described in Section 3.1(b), catch-up contributions that do not exceed the applicable dollar amount of Section 414(v)(2)(B)(i) of the Code for the taxable year shall not be taken into account for purposes of this subsection.

(e)           Subject to Section 3.6, each eligible Employee who is an Employee of Guinness Bass Import Company may elect, in multiples of whole percentages, to have an amount which cannot be less than 1% nor greater than 16% of his or her Salary designated as Savings Plus Contributions to be contributed by the Plan Sponsor or other Company to the Plan on his or her behalf in lieu of an equal amount being paid to him or her as compensation by the Plan Sponsor or other Company.

(f)            In addition to the election in Section 3.1(a) and subject to Section 3.6, an eligible Employee of Guinness Bass Import Company may elect to have an amount of up to 100% of that portion of his or her Salary described in Section 1.41(a)(ii), in multiples of whole percentages, designated as Savings Plus Contributions to be contributed by the Plan Sponsor or other Company to the Plan on his or her behalf in lieu of an equal amount being paid to him or her as compensation by the Plan Sponsor or other Company.

(g)           Dollar Limit and Excess Deferrals. Anything herein to the contrary notwithstanding, unless further limitations are imposed by Section 6.8(c)(iv), Savings Plus Contributions for any calendar year, together with any elective pre-tax contributions made for such year under other qualified cash or deferred arrangements of organizations that are aggregated with the Plan Sponsor or other Company under Code Section 414, may not exceed the dollar limitation contained in Section 402(g)of the Code in effect at the beginning of such calendar year. In the event a Member elects to contribute a percentage of Salary that results in pre-tax contributions under Section 402(g)(1) of the Code in excess of the applicable annual dollar limitation such excess will be recharacterized as Supplemental Contributions. A cash or deferred election shall only be made with respect to Salary of the Member that is not currently available. Savings Plus Contributions may be made pursuant to a cash or deferred election only if such contribution is made after the election is made. A Member shall be afforded an effective opportunity to make (or change) a cash or deferred election at least once during the Plan Year.

(i)                                     Not later than each March 1st, a Member may notify the Committee that his Savings Plus Contributions for the preceding calendar year, when aggregated with other ‘elective deferrals’ have exceeded the applicable dollar limitation set forth in Section 402(g)(1)(B) of the Code. For purposes of this section, ‘elective deferrals’ means the sum of (i) any elective contributions under any qualified cash or deferred arrangement as described in Section 401(k) of the Code; (ii) any employer contribution to a simplified employee pension (as defined in Section 408(k) of the Code), or a savings incentive match plan for employees of small employers (SIMPLE IRA) as described in Section 408(p)(2) of the Code; (iii) any contribution to an annuity contract under Section 403(b) of the Code under a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code); and (iv) any employee contribution designated as deductible under a trust described in Code Section 501(c)(18). Effective for Plan Years beginning on and after January 1, 2002, catch-up contributions as provided under Section 3.1(a) and Section 414(v) of the Code are not included in the computation of excess deferrals. If the Member’s Savings Plus Contributions and any other elective pre-tax contributions under any other qualified cash or deferred arrangements of the Affiliated Group exceed such limit, the Committee shall be deemed to have received this notice.

(ii)                                  Upon receipt of such notice, the Committee shall direct the Trustee to distribute to the Member, no later than the following April 15th, the excess Savings Plus Contributions attributable to this Plan adjusted for any investment gains or losses. Except as provided in Schedule C, any excess Savings Plus Contributions returned by the first April 15th following the close of the Plan Year shall not be considered Annual Additions to the Plan. For purposes of calculating a Member’s excess deferrals under this Section 3.1(f), Savings Plus Contributions previously distributed under Schedule C with respect to the Member for the Plan Year coinciding with the calendar year in which such contributions were made shall not be taken into account.

(h)           Savings Plus Contributions shall be paid to the Trustee as soon as practicable but in no event later than 15 Business Days after the end of the month during which Savings Plus Contributions would otherwise be available to a Member in cash.

(i)            The Committee shall have the right to establish rules with respect to the making of elections under this Section, including, without limitation, the right to require that any such election be made at such time prior to its becoming effective as the Committee shall determine, the right to limit the amount of such election as provided in Section 3.6, and the right to restrict the Member’s right to change such election. Savings Plus Contributions are intended to be treated for federal income tax purposes as contributions made by a Company under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code), but shall be treated as if they were contributions by a Member for purposes of the Plan unless the Plan expressly indicates otherwise.

(j)            The earnings or losses allocable to the Savings Plus Contributions to be distributed under subsection (g) shall be determined by multiplying:

(i)                                     the net earnings or losses allocable to the Member’s Savings Plus Investment Account for the calendar year in which the excess Savings Plus Contributions were made by

(ii)                                  a fraction, the numerator of which is the amount of the contributions to be distributed under subsection (f), and the denominator of which is the sum of:

(A)                              the amount allocated to such Member’s Savings Plus Investment Account as of the beginning of such calendar year; and

(B)                                the Member’s Savings Plus Contributions for such calendar year.

3.2                                 Supplemental Contributions

(a)           Subject to Section 3.6, each eligible Employee may elect, in multiples of whole percentages, to have an amount which cannot be less than 1% nor greater than 16% (or such other percentage or amount as may be established by the Committee) of his or her Salary described in Sections 1.40(a) and (c) (and, to the extent provided by the Committee, Section 1.40(b)) contributed to the Plan as Supplemental Contributions; provided, that in no event shall the contributions made pursuant to this Section 3.2 when added to the Savings Plus Contributions being made pursuant to Section 3.1(a) exceed the applicable contribution limit above.

(b)              Contributions made by each Member for each Plan Year pursuant to this Section 3.2 shall be such Member’s Supplemental Contributions for such Plan Year.

3.3                                 Elections

(a)           A Member may, by giving prior notice to the Committee at such time and in such manner as the Committee may require, change the percentage of his authorized payroll deduction applicable to his Savings Plus Contributions or Supplemental Contributions. Such changed percentage, which shall be applied independently to Savings Plus Contributions or Supplemental Contributions shall become effective as of such payroll period subsequent to the Committee’s receipt of the notice as the Committee may provide.

(b)           If the Committee makes a mistake-in-fact with regard to any contribution, it shall, depending on the mistake-in-fact, either (i) cause said contribution to be returned to the Member without restriction or (ii) accept additional contributions for the affected period. Examples of a “mistake-in-fact” are the continuation of payroll deductions after a Member has requested the suspension of such deductions or failure to act on instructions to take deductions. Any return of a contribution made on account of a mistake-in-fact shall be made within one year of the date of the contribution. Any contribution returned under this section will be reduced by any losses attributable thereto, and will be limited to the extent necessary to avoid a reduction in the Member’s Account Balance below the balance that would have been in the Account had the mistake not been made.

3.4                                 Suspension of Contributions

(a)           A Member may, by giving prior notice to the Committee at such time and in such manner as it may require, suspend his Savings Plus Contributions or Supplemental Contributions. The suspension which shall be applied independently to Savings Plus Contributions and Supplemental Contributions, shall become effective for the first payroll period of the month immediately following the month in which the Committee receives the Member’s notice.

(b)           A Member who has suspended his Savings Plus Contributions or Supplemental Contributions may direct the Committee at such time and in such manner as the Committee may require to have his Savings Plus Contributions or Supplemental Contributions or both resumed in accordance with Sections 3.1 and 3.2, as of the first payroll period of the month immediately following the month in which the Committee receives the Member’s notice of resumption. A direction under this subsection shall be made in accordance with such procedures as the Committee may establish.

3.5                                 Qualified Military Service

Notwithstanding any provisions of this Plan to the contrary upon timely return to employment with a Company or a Participating Company, a Member who was on a leave of absence for the purpose of qualified military service within the meaning of Section 414(u)(5) of the Code shall be permitted to make additional Savings Plus Contributions or Supplemental Contributions or both in accordance with Section 414(u)(2) of the Code.

3.6                                 Nondiscrimination Standards

All Savings Plus Contributions and Supplemental Contributions are subject to the applicable nondiscrimination standards and related rules set forth in Schedule C hereto. The Committee shall administer the nondiscrimination tests described in Schedule C in the manner that it determines will best meet the requirements imposed under Sections 401(k) and 401(m) of the Code. In accordance with such procedures as it may establish, the Committee may limit Savings Plus Contributions or Supplemental Contributions or both for the purposes of complying with the nondiscrimination tests set forth in Schedule C. In addition, in accordance with such procedures as it may establish, the Committee may limit Savings Plus Contributions in order to satisfy the dollar limitation set forth in Section 3.1(c). The decisions of the Committee in applying the rules described in Schedule C and the dollar limitation in Section 3.1(c) shall be final and shall not be subject to question by the Trustee or by any Member or group of Members. The Committee also may, in its sole discretion consistent with Code Section 401(k) and any regulations thereunder, limit Member elections or election changes in any year to the extent it deems necessary or appropriate to comply with any requirements or limitations under Code section 409A.

3.7                                 Return of Contributions

In the event that all or a part of the Plan Sponsor or other Company’s deduction under Section 404 of the Code for contributions to the Plan is disallowed by the Internal Revenue Service, the portion of the contributions attributable to the disallowance shall be returned to the Plan Sponsor or other Company without interest, but adjusted for any losses. Any such return shall be made within one year after the disallowance of the deduction.

3.8                                 Rollover Contributions

With the approval of the Committee or its designee any Employee who is a Member or who would be a Member but for a failure to satisfy the requirements of Section 2 may make a rollover contribution to the Plan. An Employee who makes a rollover contribution but has not satisfied the requirements of Section 2, shall be a Member for purposes of and with respect to his Rollover Account only. Notwithstanding the preceding sentence, the Committee (or its designee) may, upon such terms and conditions as it may deem appropriate, permit any otherwise ineligible Company employee who has an outstanding participant loan under the Chalone Wine Group Ltd. Profit Sharing 401(k) Plan to make a rollover contribution of that outstanding loan (and any other eligible portion of his Chalone Plan account) to the Plan upon termination of the Chalone Plan. Any employee making such a rollover contribution shall be treated as a Member solely for purposes of and with respect to his Rollover Account.

3.9                                 Transfers From Seagram Plan

Assets may be transferred to this Plan from the Seagram Plan pursuant to Section 4.11 with respect to an individual who does not satisfy the requirements of Section 2. Anything in this Plan to the contrary notwithstanding, such an individual who does not satisfy the requirements of Section 2 shall be a Member only for purposes of and with respect to the assets transferred on his or her behalf and not for any other purpose under this Plan.

SECTION 4

Trust Fund, Accounts and Valuation

4.1                                 Trust Fund and Investments.

The assets of the Plan shall be held in trust by one or more Trustees selected by the Plan Sponsor and pursuant to the terms of a trust agreement or trust agreements between the Plan Sponsor and each Trustee. Such trust agreement or trust agreements shall provide that the Trust Fund shall include various Investment Funds for the investment of Member’s Accounts and all assets of the Trust Fund, other than assets consisting of Plan loans made pursuant to Section 13, shall be held under such Investment Funds.

4.2                                 Investment Funds

The Committee or the Investment Manager may select or deselect such different Investment Funds as it shall from time to time determine for the investment of a Member’s Accounts from among Investment Funds established by the Trustee. Each such Investment Fund shall have the investment objective or objectives as established by the Trustee.

4.3                                 Cash and Short-Term Obligations

The Trustee may keep any portion of the above funds of the Trust Fund in cash or in short-term obligations of the United States Government or agencies thereof or in other types of short-term investments, including commercial paper, as the Committee or Investment Manager may from time to time deem to be in the best interests of the Plan or Trust Fund.

4.4                                 Investment Elections by Members.

(a)           At the time an eligible Employee elects to contribute to the Trust Fund, he shall also provide the Committee an election pursuant to Section 4.5 regarding the investment of Savings Plus Contributions and Supplemental Contributions made on his behalf.

(b)           A Member, an alternate payee as defined in Section 414(p)(8) of the Code or, after the death of a Member, Beneficiary shall be entitled to direct the Trustee with respect to the voting of the shares of any mutual fund that is allocated to his Accounts. The Trustee shall provide each individual described in the preceding sentence with a copy of the notice of each annual or special stockholders meeting of such mutual fund and all proxy solicitation materials relating to such meeting, together with a voting direction form for return to the Trustee or its designee. The Trustee shall vote the shares of any mutual fund held by it as directed in accordance with this Section 4.4(b). The Trustee shall not be required to vote any such shares as to which it has not received directions under this Section 4.4(b).

4.5                                 Investment of Contributions.

All Savings Plus Contributions and Supplemental Contributions made on behalf of the Member shall be invested in one or more of the Investment Funds in accordance with an election made by the Member under this Section 4.5. A change in investment direction with respect to future contributions shall be made at the direction of the Member at the same time in which the change would be made if implemented under Section 4.6 with respect to funds already allocated to the Member’s Accounts. An election under this Section 4.5 shall apply in multiples of 5% to Savings Plus Contributions and Supplemental Contributions, and shall be made in accordance with such procedures as may be established by the Committee and shall become effective in accordance with such procedures.

4.6                                 Changes in Investments.

(a)           A Member, an alternate payee as defined under Section 414(p)(8) of the Code or, after the death of a Member, Beneficiary may elect on a daily basis, in accordance with such procedures as may be established by the Committee, to have all, or a specified percentage, of the value of his Accounts invested in each Investment Fund reinvested in one or more of other Investment Funds available under Section 4.2. Notwithstanding the previous sentence, the Committee may establish specific rules and procedures relating to the investment and reinvestment of the portion of a Member’s Accounts invested in the Diageo ADS Fund. An election under this subsection shall apply uniformly to funds attributable to Member contributions and funds attributable to Company contributions.

(b)           For purposes of this Section 4.6, values of Accounts invested in Investment Funds shall be redetermined on the dates on which, under the trust agreement with the Trustee of the Trust Fund or pursuant to the procedures of the Trustee, transfers between Funds occur.

4.7                                 Default Investment Fund

If a Member fails to make or file a timely investment election when required to do so under the Plan or makes an incomplete designation in his investment election, he shall be deemed to have elected the money market fund or in the event there is no money market fund the fixed income fund designated as an Investment Fund under Section 4.2, with respect to any such failure or incomplete designation.

4.8                                 Accounting

A separate account shall be maintained for each Member to which there shall be credited and shall be accounted for separately such Member’s contributions, the portion of each Company contribution allocated to him prior to the Plan Year commencing January 1, 1999, the share of each Member in each Investment Fund of the Trust Fund, and the portion of the Member’s Accounts allocated in the form of a loan pursuant to Section 13. For purposes of this Section 4.8, the value of each Investment Fund shall be its value determined on a daily basis. The Accounts of all Members shall be adjusted on a daily basis to reflect the effect of contributions and withdrawals, income, realized and unrealized gains and losses and expenses applicable to the Investment Fund or Funds in which such Accounts are invested. The amount in a Member’s Account invested in the form of a loan pursuant to Section 13 shall be separately allocated to the Member. A Member’s nonvested interest in the Company Contribution Account shall be forfeited upon distribution to or on behalf of the Member of his vested interest in his Accounts. Forfeitures shall be segregated from the Trust Fund as of each Valuation Date and shall be held by the Trustee in a short-term interim investment account until the amount of such forfeitures and the earnings thereon are applied to pay Plan expenses as provided under Section 8.15(c) or for restoring forfeitures pursuant to Section 6.4(b) or as provided in Schedule G or H, if applicable.

4.9                                 Transfers to Rollover Accounts

Any amount transferred at the election of an Employee to the Trust Fund pursuant to Section 3.8 as a tax-free rollover under Section 402(c) of the Code from the trust fund of a plan meeting the requirements of Section 401(a) of the Code or any amount transferred to the Trust Fund from an individual retirement account in the manner described in Section 408(d)(3)(A)(ii) of the Code shall be credited to a Rollover Account established for the Employee for whom such amount is transferred, and shall be held and invested in the Investment Funds in accordance with the Employee’s current investment election. If the Employee does not have an investment election in effect and fails to file a timely and complete investment election for purposes of establishing a Rollover Account he shall be deemed to have elected the money market fund or in the event there is no money market fund, the fixed income fund designated as an Investment Fund under Section 4.2, with respect to the investment of his Rollover Account. Accounts established under this Section shall be fully vested and shall be subject to the distribution and withdrawal provisions of Section 6.

4.10                           Transfers from Prior Plan(s)

The assets and liabilities (or only assets not in payout status and related liabilities) of a Prior Plan may be transferred to this Plan if directed by the Committee effective as of a date established by the Committee. Any such transfer shall take place on a Valuation Date. The assets transferred on behalf of a Member shall be invested in the Investment Funds in accordance with the Member’s current investment election. In the absence of an applicable Member election, assets transferred from a Prior Plan shall be invested in the Investment Funds under this Plan corresponding most nearly in the judgment of the Committee to the investment funds in which such assets were invested under the Prior Plan; and the accounts of members and beneficiaries under the Prior Plan shall become their Accounts as Members and Beneficiaries under this Plan, effective as of the transfer date. All transferred amounts shall be subject to the distribution and withdrawal provisions of Section 6, except to the extent otherwise provided in Section 12 with respect to amounts subject to such section and except to the extent Schedule D or Schedule F to the Plan applies. To the extent necessary to comply with Section 411(d)(6) of the Code, any distribution or withdrawal option that was available under a Prior Plan shall be available under this Plan with respect to the assets transferred to this Plan from the Prior Plan.

4.11                           Seagram Plan

(a)           Effective upon the date designated by the Committee, the assets and liabilities of the Seagram Plan attributable to certain Seagram Employees selected by the Committee pursuant to the Stock and Asset Purchase Agreement among Vivendi Universal S.A., Pernod Ricard S.A. and Diageo Plc, dated as of December 19, 2000, shall be transferred to this Plan and held and distributed pursuant to the terms of this Plan.

(b)           Anything herein to the contrary notwithstanding, the portion of the Accounts of a Seagram Member, which are attributable to funds transferred from the Seagram Plan shall be invested, effective upon the date of transfer of such funds, in the manner designated by the Committee. Any such investment shall be subject to change in accordance with Sections 4.5 and 4.6.

SECTION 5

Vesting

5.1                                 Member’s Contributions

The entire amount credited to a Member’s Account which is attributable to the Member’s contributions (Savings Plus Contributions, Supplemental Contributions, Rollover Contributions and, prior to January 1, 1999, Basic Contributions) shall be fully vested.

5.2                                 Company Contributions Prior to 1984

The amount credited to the Accounts of a Member who was an Employee on December 31, 1983, and who remained an Employee on January 1, 1984, which is attributable to Company contributions shall be fully vested on January 1, 1984.

5.3                                 Company Contribution Account

A member shall be fully vested in his or her Company Contribution Account.

5.4                                 Vesting Amendment

In the event of a Plan amendment changing the vesting provisions described in Section 5.1, 5.2, 5.3, Schedule H or Schedule I, or any other amendment that directly or indirectly affects the computation of a Member’s vested percentage, any Member who has at least 3 years of Service may elect to have his or her vested percentage determined in accordance with the vesting provisions in effect immediately before the effective date of the amendment. Notwithstanding the preceding sentence, no election need be provided for any Member whose vested percentage under the Plan, as amended, cannot at any time be less than such percentage determined without regard to such amendment. An election under this Section must be made in writing and be filed with the Committee by the latest of (i) 60 days after the amendment is adopted, (ii) 60 days after the amendment becomes effective, or (iii) 60 days after written notice of the amendment is issued to the Member by the Committee. The Member must have completed the required 3 years of Service by the latest date on which an election may be filed hereunder.

5.5                                 Participant in Prior Plan on January 1, 1993

An individual with a period of Service after December 31, 1992 who was a participant in the Paddington Plan, the Carillon/GrandMet Plan or the Carillon Plan on January 1, 1993 shall be fully vested in all amounts held on his behalf under the Plan.

5.6                                 Guinness America, Inc.

An individual whose employment with Guinness America, Inc. was involuntarily terminated in 1992, other than for cause as determined in accordance with personnel practices then in effect or whose employment with Guinness America, Inc. was terminated solely as a result of the sale by Guinness America, Inc. of certain assets to Barton Incorporated shall be fully vested in his Company Contribution Account transferred from the Guinness Plan and held on his behalf under the Plan.

5.7                                 Schenley Employee’s Savings and Investment Plan

An individual who was an active participant in the Schenley Employee’s Savings and Investment Plan with respect to whom assets were transferred to the Guinness Plan shall be fully vested in his Company Contribution Account attributable to the fund transferred from the Guinness Plan and held on his behalf under the Plan.

5.8                                 Somerset Importers, Ltd. Thrift and Savings Plan

An individual who was a participant in the Somerset Importers, Ltd. Thrift and Savings Plan on December 31, 1988 who became a participant in the Guinness Plan on January 1, 1989 shall be fully vested in his Company Contribution Account attributable to the fund transferred from the Guinness Plan and held in his behalf under the Plan.

5.9                                 Glenmore Distilleries Company 1989 Thrift Plan

An individual who was an active participant in the Glenmore Distilleries Company 1989 Thrift Plan who became an employee of Guinness America, Inc. with respect to whom assets were transferred to the Guinness Plan shall be fully vested in his Company Contribution Account attributable to the fund transferred from the Guinness Plan and held on his behalf under the Plan.

5.10                           UDNA/UDM Finance and Human Resources Projects and Initiatives

Each individual whose employment with Guinness America, Inc. was involuntarily terminated in 1999 or thereafter as a direct result of the UDNA/UDM Finance and Human Resources Projects and Initiatives arising in conjunction with the Mercer study conducted in 1996 shall be fully vested in his Company Contribution Account attributable to the fund transferred from the Guinness Plan and held on his behalf under the Plan.

SECTION 6

Distributions to Members

6.1                                 Methods of Distribution.

(a)                                  Methods of Distribution

(i)                                     Except as otherwise provided in this paragraph or paragraphs (ii) and (iii) or Schedule F, each distribution under Section 6.2, 6.3, or 6.4 and each withdrawal under Section 6.5, 6.6, 6.7, or 6.8 shall be made in the form of a lump sum payment in cash representing the entire value of the amount to which the recipient is entitled. In the case of a distribution (including a distribution in the form of annual installments under Section 6.2) or withdrawal from an Account that is invested in the Diageo ADS Fund, the recipient may elect to receive all or a part of his proportionate interest in the ADSs in the Diageo ADS Fund, to the extent such interest is represented by a whole number of ADSs, in the form of a whole number of ADSs, with any remaining interest of the Member in the Diageo ADS Fund paid in cash. If no such election is made to receive a distribution in the form of ADSs with respect to a Member’s interest in the ADSs in the Diageo ADS Fund, the entire amount attributable to such interest in the Diageo ADS Fund shall be paid in cash. In the case of a distribution under Section 6.2 or Section 6.4 from an Account that includes a note for a loan issued under Section 13, the recipient may elect to receive the amount to be paid with respect to such note in the form of the note.

(ii)                                  If a Member’s Service is terminated by Retirement or he retires from the employment of a Company or a nonparticipating affiliate or subsidiary and the entire value of his Accounts exceeds $5,000, in lieu of a lump sum distribution under paragraph (i), he may elect to receive the amount to which be is entitled from his Accounts in the form of annual or quarterly installments payable over any period specified by the Member that does not exceed his life expectancy or the joint and last survivor life expectancy of the Member and his Beneficiary. For distributions made after December 31, 2001, the value of a Member’s Account may be determined without regard to the portion of the Account that is attributable to Rollover Contributions (and any earnings attributable to Rollover Contributions). The Committee shall provide the Member with a written description of the lump sum and installment payment options available within the time frame set forth in Section 6.9(c). An election under this paragraph shall be made by the Member by filing a written election with the Committee after receipt of the written description of the payment options. Payment of the Member’s benefit in the elected form shall commence as soon as practicable after receipt of the written election. Subsequent payments under the elected form shall be made as soon as practicable after the beginning of the period for which each such payment is made. Each installment shall be paid in cash or, if any Account from which the installment is to be paid is invested in the Diageo ADS Fund and the recipient so elects, in the form of a whole number of ADSs to the extent provided in paragraph (i). An election to receive an installment distribution may be changed at any time until such distribution commences.

(iii)                               Upon Retirement or other termination of employment described in paragraph (ii), a Member may elect in writing that, in the event of his death before all amounts due to him hereunder have been received, any remaining amount shall be paid to his Beneficiary in an immediate lump sum distribution.

(iv)                              A Member who is receiving an installment distribution may elect, in accordance with such procedures as the Committee may establish, to change the method of distribution to a lump sum payment or to a different method of installment payments (but not to any form of life annuity requiring the survival of an individual) providing for a more rapid distribution of the remaining amount to which he is entitled.

(v)                                 All distributions under the Plan shall comply with Section 401(a)(9) of the Code and Section 6.11.

(b)                                 Commencement of Benefits

(i)                                     Unless a Member has made an election under Section 6.2, a Member’s benefit distribution shall commence as soon as practicable but not later than 60 days after the close of the Plan Year in which occurs the latest of (A) the date on which the Member attains age 65, (B) the tenth anniversary of the date on which the Member commenced participation in the Plan (or a Prior Plan, if applicable), or (C) the termination of the Member’s service with the Plan Sponsor or other Company. Notwithstanding the foregoing, if the amount of benefits cannot be determined within the 60-day period, or if it is not possible to pay the benefits within that period because the Committee has been unable to locate the Member after making reasonable efforts to do so, then a payment will be made no later than 60 days after the earliest date on which the amount of the benefits can be determined or the Member can be located, as the case may be.

(ii)                                  Notwithstanding the foregoing, except as otherwise provided in this Section 6.l(b)(ii), in the case of a Member who attains age 70½ on or after January 1, 1999, benefit distribution shall commence no later than the April 1st of the calendar year following the later of the calendar year in which he attains age 70½ or the calendar year in which he takes Retirement. A Member who attained age 70½ in 1998 shall commence distribution as of April 1, 1999 unless he elects to defer distributions until April 1 of the calendar year following the calendar year in which he or she takes Retirement. A Member who attained age 70½ prior to January 1, 1998 shall commence distribution as of April 1 of the calendar year following the calendar year in which he attained age 70½. For purposes of Sections 6.l(a)(ii) and 6.2, the Service of a 5% owner who is employed by the Plan Sponsor or other Company or an Affiliated Company upon attaining age 70½ shall be deemed to have terminated by Retirement. If, however, the Member is a 5% owner (as defined in Code Section 416(i)), at any time during the calendar year in which such owner attains age 70½, such Member shall begin receiving distributions by the first day of April of the calendar year following the calendar year in which the Member attains age 70½. Once distributions have begun to a 5% owner under this Section, they must continue to be distributed even if the Member ceases to be a 5% owner in a subsequent year.

6.2                                 Termination of Service by Reason of Retirement.

(a)           A Member whose Service is terminated by Retirement or who retires from the employment of a Company or a nonparticipating Affiliated Company shall be entitled to receive a distribution, in accordance with Section 6.1, of the entire value of his Accounts as of the Valuation Date coincident with the date of distribution. If such value does not exceed $5,000 (excluding amounts and earnings attributable to Rollover Contributions), the entire value of the Member’s Accounts shall be distributed in a lump sum as soon as practicable after the applicable Valuation Date; provided that, for distributions of greater than $1,000 made on or after March 28, 2005, if the Member does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Member in a Direct Rollover or to receive such distribution, the Committee will pay the distribution in a direct rollover to an individual retirement plan (within the meaning of Code Section 7701(a)(37)) designated by the Committee.

(b)           If the value of such Accounts exceeds $5,000 as of the applicable Valuation Date, the Member may elect in a written notice filed with the Committee, to leave his Accounts in the Trust Fund to be distributed, in accordance with Section 6.1, as soon as practicable after a specified Valuation Date following his Retirement or termination of employment but not later than the April 1st of the calendar year following the year in which the Member attains age 70½. An election under this Section 6.2 may be changed at any time before distributions commence.

6.3                                 Death.

(a)           Death After Retirement But Prior to Distribution

(i)                                     Subject to Schedule F, upon the death of a Member after Retirement but before the distribution of his Accounts in a lump sum under Section 6.1(a)(i), his Accounts shall be paid to his Beneficiary in a lump sum at the same time as payment would have been made to the Member had he survived, subject to the following:

(A)                              if an election has been made under Section 6.1(a)(iii), an immediate lump sum distribution shall be made to the Beneficiary;

(B)                                if no election has been made under Section 6.1(a)(iii), the Beneficiary may elect to receive an immediate lump sum distribution in lieu of the deferred lump sum distribution elected by the Member; and

(C)                                notwithstanding the Member’s election of a deferred lump sum distribution, in no event shall the distribution of the Member’s Account to the Beneficiary be deferred beyond the last day of the calendar year that includes the fifth anniversary of the date of the Member’s death.

(ii)                                Upon the death of a Member after Retirement but before the completion of an installment distribution under Section 6.1(a)(ii), his Accounts shall be paid to his Beneficiary as follows:

(A)                              if an election has been made under Section 6.1(a)(iii), an immediate lump sum distribution of his Accounts shall be made to the Beneficiary;

(B)                                if no election has been made under Section 6.l(a)(iii) and the installment distribution had begun before the Member’s death, his Accounts shall continue to be distributed over the period elected by the Member unless the Beneficiary elects to receive the balance of the Accounts in the form of an immediate lump sum distribution; and

(C)                                if no election has been made under Section 6.1(a)(iii) and the installment distribution had not begun before the Member’s death, the Accounts shall be distributed to the Beneficiary in an immediate lump sum distribution unless the Beneficiary elects to receive the Accounts in annual or quarterly installments over a period not to exceed the Beneficiary’s life expectancy, beginning no later than one year after the Member’s death (or if later, in the case of a Beneficiary who is a Surviving Spouse, the date on which the Member would have attained age 70½). If the Beneficiary elects installment payments, the frequency, duration and commencement date of such payments shall be designated by the recipient, subject to the provisions of the preceding sentence and Section 6.1(a)(v).

(iii)                               Any election to be made by a Beneficiary under this subsection shall be made by filing a written notice with the Committee, in such form as the Committee may prescribe, no later than 60 days after the death of the Member.

(iv)                              Any immediate lump sum distribution payable under this subsection shall be paid as soon as practicable after the death of the Member.

(b)                                 Death While Employed

(i)                                     Upon the death of a Member while employed by the Plan Sponsor or other Company or an Affiliated Company before Retirement, the Member’s Accounts shall be paid to his Beneficiary in one of the following forms of payment:

(A)                              in a lump sum, payable as soon as practicable after the Member’s death;

(B)                                in a deferred lump sum distribution, payable no later than the last day of the calendar year that includes the fifth anniversary of the Member’s death, in an amount equal to the value of the Accounts as of the Valuation Date coincident with the date of distribution; or

(C)                                in annual or quarterly installments over a period not to exceed the life expectancy of the Member’s Beneficiary, beginning no later than one year after the Member’s death (or, if later, in the case of a Beneficiary who is a Surviving Spouse, the date on which the Member would have attained age 70½), with the amount of each installment determined on the basis of the value of the Accounts as of the Valuation Date coincident with the date of distribution in accordance with a method of distribution which is consistent with Section 6.1(a)(v).

(ii)                                  Member may elect one of the forms of payment described in paragraph (i) by filing a written notice of election with the Committee at any time before his death. In the absence of such an election, the Beneficiary shall elect the form of payment by filing a written notice of election with the Committee within 60 days after the Member’s death. The Member shall designate the time of payment of the deferred lump sum distribution under paragraph (i)(B), and the frequency, duration and commencement date of installment payments under paragraph (i)(C), subject to the provisions thereof, but in the absence of any such designation by the Member, the Beneficiary shall make such designation. If a Member has elected a form of payment described in paragraph (i)(B) or (C), the Beneficiary may elect to receive an immediate lump sum distribution in lieu thereof by filing a written notice of election with the Committee within 60 days after the Member’s death.

(c)           Upon the death of a Member after the termination of his employment with the Plan Sponsor or other Company and all Affiliated Companies other than by reason of Retirement but before the distribution of the vested portion of his Accounts, the value of the vested portion of the Member’s Accounts shall be paid to his Beneficiary in a lump sum as soon as practicable thereafter.

6.4                                 Termination of Service for Reasons Other Than Retirement or Death.

(a)           If a Member’s Service is terminated for any reason other than Retirement or death or if a Member leaves the employment of the Plan Sponsor or other Company and all Affiliated Companies otherwise than by Retirement or death, the amount to the credit of his Accounts which is vested under Section 5 shall be determined as of the Valuation Date coincident with the date of distribution and the amount to the credit of his Accounts which is not vested shall be forfeited. If the vested amount does not exceed $5,000, such amount shall be distributed to the Member as soon as practicable; provided that, for distributions of greater than $1,000 made on or after March 28, 2005, if the Member does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Member in a Direct Rollover or to receive such distribution, the Committee will pay the distribution in a direct rollover to an individual retirement plan (within the meaning of Code Section 7701(a)(37)) designated by the Committee. If a Member does not indicate the form in which said Member wishes to receive a distribution within 90 days, he shall be deemed to have elected a single sum distribution. If the vested amount exceeds $5,000, the Member, by filing a proper written election with the Committee at any time following his termination of Service or employment, may elect to receive an immediate lump sum distribution of the vested value of his Accounts determined as of the applicable Valuation Date. If the Member has not received the entire value of his Accounts before he attains age 65, the vested value of the Member’s Accounts, determined as of the Valuation Date coinciding with or following the attainment of age 65, shall be distributed to the Member as soon as practicable after he attains age 65. Any written election by a Member under this Section 6.4 must be made on a form provided by the Committee.

(b)           Any amount forfeited under subsection (a) shall be restored by the Plan Sponsor or other Company to a Member’s Accounts if he is reemployed by the Plan Sponsor or other Company or an Affiliated Company and repays to the Trust Fund in cash an amount equal to the amount distributed to him from the Trust Fund at termination of his Service. Any repayment under this subsection must be made before the earlier of five years from the date of the Member’s reemployment or the close of the first five-year period of severance following the distribution. Amounts repaid or restored under this subsection shall be invested in the Investment Funds described in Section 4.2 in accordance with the investment election of the Member in effect at the time of repayment and restoration, or if no such election is in effect and the Member fails to file a timely investment election in accordance with Section 4.4 he shall be deemed to have elected the money market fund or in the event there is no money market fund, the fixed income fund designated as an Investment Fund under Section 4.2.

(c)           For purposes of receiving a distribution of his Accounts under this Section 6, a Member who is reassigned to the Joint Venture from the Plan Sponsor or other Company or an Affiliated Company shall be regarded as having terminated employment provided the reassignment to the Joint Venture is intended to be for a period of more than 12 consecutive months. A Member who is assigned to the Joint Venture from the Plan Sponsor or other Company or an Affiliated Company on a temporary assignment intended to continue for a period of 12 consecutive months or less shall not be regarded as having terminated employment until he is no longer employed by the Joint Venture, the Plan Sponsor or other Company or a member of the controlled group of either under Sections 414(b) or (c) of the Code.

6.5                                 Withdrawal Prior to Termination of Employment.

(a)           As of any Valuation Date, a Member may elect to withdraw, in a stated amount, all or a portion of the value of the following vested amounts in his or her Accounts:

(i)                                     The value of his or her Basic Investment Account and the value of his or her vested Company Contribution Account, to the extent attributable to contributions made at least 24 months before the Withdrawal Valuation Date.

(ii)                                  The value of his or her Basic Investment Account attributable to contributions made within 24 months of the Withdrawal Valuation Date.

(iii)                               If the Member has at least 60 cumulative months of Service as a Member, the value of his or her Company Contribution Account attributable to contributions made within 24 months of the Withdrawal Valuation Date.

(iv)                              The value of his or her Supplemental Investment Account.

(v)                                 If the Member was a participant in the Guinness Plan, the vested value of his or her “Employer Contributions Account” under the Guinness Plan as of December 31, 1998, provided such Member has attained age 59-1/2 or is receiving benefits under the Plan Sponsor or other Company’s Long-Term Disability Plan.

(vi)                              If the Member is a Seagram Member, the vested value of his or her Company Contribution Account, provided the Member has attained age 59-1/2

(b)                                 The following rules shall apply to withdrawals under this Section 6.5:

(i)                                     Withdrawals may only be made upon request in the manner prescribed by the Committee.

(ii)                                  A Member withdrawing amounts described in subsection (a)(iii) or (iv) shall be suspended from making after-tax contributions for a period of 6 months from the date of any such withdrawal, provided that this subsection (b)(ii) shall not apply to the withdrawal after June 30, 1993, of amounts described in subsection (a)(iii) which were contributed under the Paddington Plan, the Carillon/GrandMet Plan or the Carillon Plan before January 1, 1993 and shall not apply to amounts described in subsection (a)(iii) which were contributed by a Seagram Member and are withdrawn at least six months after the date on which contributed. If by error more than one withdrawal is permitted or made during a single six-month period, each such withdrawal of amounts described in the preceding sentence shall separately incur a six month suspension period, but such periods shall run concurrently (for example, a withdrawal two months after the start of a suspension period due to one prior withdrawal will result in a concurrent suspension period for both withdrawals of eight months and not twelve months).

(iii)                              To the extent feasible, the Committee, upon receipt of a withdrawal shall inform a Member of any suspensions that will occur as a result of the withdrawal request.

(iv)                              Payments of withdrawal amounts shall be made as soon as practicable after the Member’s election to withdraw.

(v)                                 In no event may a Member with fewer than 60 cumulative months of Service as a Member make a withdrawal described in subsection (a)(iv). For purposes of calculating whether there are 60 months of Service as a Member under subsection (a)(iv), Service as a Member shall include Service during which a Member was a participant in the Paddington Plan, the Carillon/GrandMet Plan, the Carillon Plan, the Guinness Plan, the Joint Venture Plan or the Seagram Plan.

(vi)                              Except as otherwise provided herein, amounts received from any Prior Plan that are attributable to Plan Sponsor or other Company contributions under such Prior Plan may not be withdrawn from this Plan within 24 months of the date such amounts were contributed to the Prior Plan.

(vii)                           A Member may not specify the particular Investment Fund under Section 4.2 from which a withdrawal is to be made. All withdrawals shall be made from all such Investment Funds in which the Member has an interest, on a pro rata basis determined by the current fair market value of the Member’s interest in each such fund.

(viii)                       Amounts received from a Prior Plan that were subject to the requirements of Section 401(k) of the Code under such Prior Plan shall be subject to such requirements under the Plan.

(ix)                               No withdrawal shall be permitted under this Section 6.5 from the portion of a Member’s Accounts invested in a loan under Section 13.

6.6                                 Withdrawal of Rollover Account.

Under such procedures as the Committee may establish, a Member may withdraw all or a specified portion of the amount credited to his Rollover Account determined as of any Valuation Date.

6.7                                 Withdrawal from Profit Sharing Account for Financial Hardship.

(a)                                  A Member who was a participant in the Paddington Plan, the Carillon/GrandMet Plan, or the Carillon Plan may withdraw, on account of financial hardship, all or a portion of the amounts credited to his Profit Sharing Account. For purposes of this subsection, “financial hardship” shall include only the following categories of circumstances:

(i)                                     an accident, illness, disorder or injury of a Member or a member of his family, resulting in catastrophic medical and dental expenses which are not covered by insurance;

(ii)                                  the college education of a member of the Member’s family;

(iii)                               the purchase of a home or substantial home improvements;

(iv)                              the purchase of a car by the Member for work; or

(v)                                 such other circumstances as, in the opinion of the Committee, confront the Member with extreme financial pressure.

(b)           The determination of whether a Member’s circumstances constitute financial hardship shall be made by the Committee or its designee.

(c)           A request under this Section 6.7 shall be made in the manner prescribed by the Committee, and shall include a description of the reason or reasons for the withdrawal that the Member believes constitute a financial hardship and a specification of the amount requested. If the Committee approves the request, distribution shall be made on the basis of the value of the Member’s Profit Sharing Account as of the Valuation Date coincident with the date of distribution.

6.8                                 Withdrawals from Savings Plus Investment Account.

(a)           As of any Valuation Date, a Member may withdraw from his Savings Plus Investment Account:

(i)                                     if the Member has attained age 59½, the entire value of such Savings Plus Investment Account;

(ii)                                  if the Member has attained age 59½ and satisfies the financial hardship rules set forth in subsection (b), the entire value of such Savings Plus Investment Account; and

(iii)                               if the Member has not attained age 59½, an amount not exceeding the sum of (A) his Savings Plus Contributions and (B) earnings credited to the Account before January 1, 1989, but only if the Member has satisfied the financial hardship rules set forth in subsection (b) and, effective October 1, 2006, is not a senior level Employee who is eligible to participate in the

Diageo North America Deferred Compensation Plan (or any successor plan); and

(iv)                              if the Member was a participant in the Guinness Plan and is receiving benefits under the Plan Sponsor or other Company’s long term disability plan, the value of his “Participant 401(k) Contribution Account” under the Guinness Plan as of December 31, 1998.

(b)           The Committee (or its designee) shall approve a Member’s request for a hardship withdrawal under subsection (a)(ii) or (iii), and a distribution shall be deemed to be on account of an immediate and heavy financial need if the distribution is for:

(i)                                     expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5 percent of the Member’s adjusted gross income);

(ii)                                 costs directly related to the purchase of the Member’s principal residence for the Member (excluding mortgage payments);

(iii)                             payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Member, or the Member’s spouse, children, or dependents (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B));

(iv)                              payments necessary to prevent the eviction of the Member from the Member’s principal residence or foreclosure on the mortgage on that residence;

(v)                                 effective June 1, 2006, payments for burial or funeral expenses for the Member’s deceased parent, spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B)); or

(vi)                              effective June 1, 2006, expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income), and

(vii)                           effective January 1, 2008, to the extent provided by the Committee, a hardship under subsections (i), (iii), or (v) for expenses incurred on behalf of the Member’s Beneficiary; and

(viii)                        such other deemed immediate and heavy financial needs as prescribed by the Commissioner.

(c)           The following rules apply to any hardship withdrawal under subsection (a)(iii):

(i)                                     the amount of the withdrawal may not exceed the sum of the applicable expenses described in subsection (b) and any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal;

(ii)                                  before receiving the hardship withdrawal, the Member must have received all distributions, other than hardship distributions, and all non-taxable loans that may be available under this Plan and any other qualified retirement plan of a Company or an Affiliated Company;

(iii)                               upon receiving the hardship withdrawal, the Member’s Savings Plus Contributions and Supplemental Contributions under Section 3 of this Plan and employee pre-tax or post-tax contributions under any other qualified retirement plan of a Company or an Affiliated Company shall be suspended for 12 months (or, for a Member who receives a distribution of Savings Plus Contributions after December 31, 2001, 6 months); and

(iv)                              for the calendar year following the calendar year of the withdrawal, the sum of the Member’s Savings Plus Contributions under Section 3 of this Plan and any elective pre-tax contributions under any other qualified retirement plan of a Company or an Affiliated Company shall not exceed the applicable dollar limitation described in Section 3.1(c), reduced by the amount of such contributions made during the calendar year of the withdrawal; provided that, this subsection (c)(iv) shall cease to be effective as of January 1, 2002.

(d)           No withdrawal shall be permitted under this Section 6.8 from the portion of a Member’s Savings Plus Investment Account invested in a loan under Section 13.

(e)           No more than one withdrawal may be made under this Section in any six-month period.

6.9                                 Administrative Provisions

(a)           No more than one withdrawal may be made under Sections 6.5 and 6.6 in any six-month period.

(b)           A Member’s right of withdrawal or to a distribution under Sections 6.2, 6.4, 6.5, 6.6, 6.7 and 6.8, is subject to the terms of any qualified domestic relations order. In addition, the Committee shall not permit withdrawals if it has been advised that a Member’s spouse or former spouse is seeking to obtain a qualified domestic relations order.

(c)           A Member must be provided with a written explanation of a right to receive or defer a distribution or withdrawal and of any benefit payment options at least 30 days and not more than 180 days (90 days for distributions prior to January 1, 2007) before the date of the distribution or withdrawal, and any election to receive the distribution or withdrawal or of an optional form of payment must be made after receipt of this written explanation. A distribution or withdrawal may commence less the 30 days after an individual’s receipt of the information required by the previous sentence if the Committee has informed the individual that he is entitled, for a period of at least 30 days after receiving such information, to consider whether to elect the distribution or withdrawal (or, if applicable, a particular form of payment) and the individual, after receiving the information, elects (with written spousal consent, if applicable) to receive a distribution or withdrawal before the end of such 30-day period. The Committee shall prescribe the manner in which a request for a distribution or withdrawal may be submitted. In the event a Member or Beneficiary does not request a distribution or withdrawal in the manner prescribed by the Committee before the end of the calendar month following the date a distribution or withdrawal must be paid under the terms of the Plan, such Member’s or Beneficiary’s Accounts may, at the option of the Committee (taking into account Section 8.4), be mailed after distribution to the Member’s or Beneficiary’s current address, as provided in Section 8.5.

6.10                           Direct Rollovers

(a)           A Distributee entitled to a payment under the Plan that is an Eligible Rollover Distribution under Section 402(c) of the Code may elect, in accordance with procedures established by the Committee, to have all or a portion of an Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan that is willing to accept the payment. A Direct Rollover will not be made under this Section 6.10 of a portion of a payment if such portion is less than $500. The Committee will require an individual who requests a Direct Rollover under this Section 6.10 to provide such information that is necessary in order to make the transfer.

(b)           Administrative Provisions.

(i)                                     No fewer than 30 days and no more than 180 days (90 days for distributions before January 1, 2007) before the payment date of a Distributee who is entitled to receive an Eligible Rollover Distribution, the Committee shall, in accordance with Section 402(f) of the Code, provide the Distributee with a written explanation of the rules governing rollovers (including the right to make a Direct Rollover under subsection (a)), the mandatory federal income tax withholding on any Eligible Rollover Distribution for which no election is made under subsection (a) and, if applicable, the special tax treatment available to lump sum distributions. No later than the date on which the information required by this paragraph is provided to a Distributee, the Committee shall notify the Distributee that he or she is entitled to consider, for a period of at least 30 days following receipt of such information, whether or not to make an election under subsection (a).

(ii)                                  Notwithstanding paragraph (i), a Direct Rollover or payment may be made fewer than 30 days after the Distributee receives the information required by paragraph (i) if the individual affirmatively elects (with written spousal consent, if applicable) to receive a payment or to make a Direct Rollover under subsection (a).

(c)                                  Effective for distributions made on or after January 1, 2008, to the extent permitted by the Committee, a non-spouse Beneficiary may elect to receive a direct rollover of any distribution receivable from a deceased Member’s Account, provided that the direct rollover is made to an individual retirement plan described in Code section 408(a) or (b) established on behalf of the Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code section 402(c)(11). To qualify for direct rollover, any amount distributed from the Account of a deceased Member to a non-spouse Beneficiary must satisfy the definition of an Eligible Rollover Distribution.

6.11                           Minimum Distributions (Effective January 1, 2003)

(a)                                  General Rules.

(i)                                     Effective Date. The provisions of this Section 6.11 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)                                  Precedence. The requirements of this Section 6.11 will take precedence over any inconsistent provisions of the Plan.

(iii)                               Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.11 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(iv)                              TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 6.11, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)                                 Time and Manner of Distribution.

(i)                                     Required Beginning Date. The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date.

(ii)                                  Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)                              If the Member’s Surviving Spouse is the Member’s sole designated beneficiary, then, except as elected pursuant to Section 6.11(b)(ii)(E), distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(B)                                If the Member’s Surviving Spouse is not the Member’s sole designated beneficiary, then, except as elected pursuant to Section 6.11 (b)(ii)(E), distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(C)                                If there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(D)                               If the Member’s Surviving Spouse is the Member’s sole designated beneficiary and the Surviving Spouse dies after the Member but before distributions to the Surviving Spouse begin, this Section 6.11(b)(ii), other than Section 6.11(b)(ii)(A), will apply as if the Surviving Spouse were the Member.

(E)                               Elections.

(1)                                  Members or beneficiaries may elect on an individual basis whether the 5-year rule, or the life expectancy rule in Section 6.11(b)(ii) and Section 6.11(d)(ii) of the Plan, applies to distributions after the death of a Member who has a designated beneficiary (and an election by a beneficiary after the death of the Member will supersede any election by the Member). The election must be made no later than the earlier of (A) September 30 of the calendar year in which distribution would be required to begin under Section 6.11(b)(ii) of the Plan, or (B) by September 30 of the calendar year which contains the fifth anniversary of the Member’s (or, if applicable, Surviving Spouse’s) death. If neither the Member nor the beneficiary makes an election under this Section 6.11 (b)(ii)(E), distributions will be made in accordance with Section 6.11 (b)(ii) and Section 6.11 (d)(ii) of the Plan (as apply in the absence of such election).

(2)                                  A designated beneficiary who is receiving payments under the 5-year rule may, until December 31, 2003, make a new election to receive payments under the life expectancy rule provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

For purposes of this Section 6.11(b)(ii) and Section 6.11(d), unless Section 6.11(b)(ii)(D) applies, distributions are considered to begin on the Member’s Required Beginning Date. If Section 6.11(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Section 6.11(b)(ii)(A). If distributions of applicable Prior Plan Accounts under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 6.11(b)(ii)), the date distributions are considered to begin is the date distributions actually commence.

(iii)                               Forms of Distribution. Unless the Member’s interest is from an applicable Prior Plan Account which is distributed in the form of an annuity purchased from an insurance company, or is a Member’s interest in any Account that is distributed in a single sum on or before the Required Beginning Date, as of the Fifth distribution calendar year distributions will be made in accordance with Section 6.11(c) and Section 6.11(d). If the Member’s interest is from an applicable Prior Plan Account which is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury regulations.

(c)                                  Required Minimum Distributions During Member’s Lifetime.

(i)                                     Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Member’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)                              the quotient obtained by dividing the Member’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(B)                                if the Member’s sole designated beneficiary for the distribution calendar year is the Member’s spouse, the quotient obtained by dividing the Member’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the distribution calendar year.

(ii)                                  Lifetime Required Minimum Distributions Continue Through Year of Member’s Death. Required minimum distributions will be determined under this Section 6.11(c) beginning with the Fifth distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.

(d)                                 Required Minimum Distributions After Member’s Death.

(i)                                     Death On or After Date Distributions Begin.

(A)                              Member Survived by Designated Beneficiary: If the Member dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated beneficiary, determined as follows:

(1)                             The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(2)                             If the Member’s Surviving Spouse is the Member’s sole designated beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Member’s death using the Surviving Spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)                             If the Member’s Surviving Spouse is not the Member’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(B)                                No Designated Beneficiary: If the Member dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the Member’s remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(ii)                                  Death Before Date Distributions Begin.

(A)                              Member Survived by Designated Beneficiary: Except as elected at Section 6.1l(b)(ii)(E), if the Member dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the remaining life expectancy of the Member’s designated beneficiary, determined as provided in Section 6.11(d)(i).

(B)                                No Designated Beneficiary: If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(C)                                Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin: If the Member dies before the date distributions begin, the Member’s Surviving Spouse is the Member’s sole designated beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 6.11(b)(ii)(D), this Section 6.11(d)(ii) will apply as if the Surviving Spouse were the Member.

(e)                                  Definitions.

(i)                                     Designated beneficiary. The “designated beneficiary” means the individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Code section 401(a)(9) and Section 1.401(a)(9)-l, Q&A-4, of the Treasury regulations.

(ii)                                  Distribution calendar year. The “distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the Fifth distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date. For distributions beginning after the Member’s death, the Fifth distribution calendar year is the calendar year in which distributions are required to begin under Section 6.11(b)(ii). The required minimum distribution for the Member’s Fifth distribution calendar year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)          Life expectancy. “Life expectancy” means the life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv)                              Member’s Account balance. The “Account balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (“valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after such Valuation Date and decreased by distributions made in the valuation calendar year after such Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)                                 Required Beginning Date. “Required Beginning Date” means (1) for a Member who is not a 5% owner (as defined in Code section 416(i)(1)) the April 1 following the later of the calendar year in which the Member attains age 70% or the calendar year in which the Member terminates employment and (2) for a Member who is a 5% owner (as defined in Code section 416(i)(1)) the April 1 following the calendar year in which the Member attains age 70 1/2.

6.12                           Hardship Withdrawals By Seagram Members.

Anything herein to the contrary notwithstanding, a Seagram Member may withdraw funds in his or her Basic Investment Account or vested Company Contribution Account, other than any portion thereof invested in a loan under Section 13, under the hardship circumstances set forth in Section 6.8(b) in accordance with the rules of Section 6.8(c).

6.13                           Inter-Plan Account Transfers.

To the extent consistent with applicable law, the Committee may, upon such terms and conditions as it may establish in its sole discretion, authorize a transfer of: (a) the Account of a Member who is no longer an Employee to the qualified defined contribution plan of another employer in which the Member is eligible to participate; or (b) the account of an Employee or former Employee under another qualified defined contribution plan to this Plan. This Section shall only apply to an inter-plan transfer of assets and liabilities (within the meaning of Section 414(l) of the Code).

SECTION 7

Administration of the Plan

7.1                                 Committee

(a)                                  The Committee shall supervise and control the operation of this Plan and shall have all powers necessary to accomplish that purpose, including the power to make rules pertaining to the administration of this Plan. For this purpose, the Committee shall:

(i)                                     have full discretion and power to promulgate such rules and procedures, to maintain or cause to be maintained such records and to issue such forms as it shall deem necessary and proper for the administration of the Plan;

(ii)                                  subject to the terms of the Plan, determine the time and manner in which all elections authorized by the Plan shall be made or revoked;

(iii)                               have all the rights, power, duties and obligations granted or imposed upon it elsewhere in the Plan or which are necessary or appropriate to carry out its duties and responsibilities under the Plan; and

(iv)                              exercise (as appropriate) all of its responsibilities in a uniform and nondiscriminatory manner.

(b)                                 The Trust Fund shall be invested and reinvested at the direction of the Committee, which shall be responsible for determining the Plan’s short- and long-term financial needs and communicating these requirements to the Trustee. For this purpose, the Committee shall have authority and power to:

(i)                                     make and deal with any investment of the Trust Fund in any manner consistent with the Plan which it deems advisable;

(ii)                                  establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA;

(iii)                               appoint and remove Investment Managers; and

(iv)                              take such other actions with respect to Trust assets which it deems necessary or appropriate consistent with the Plan and ERISA.

7.2                                 Authority and Duties of Various Fiduciaries.

(a)                                  The Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising under the Plan or in connection with its administration, including determination of eligibility for, and the amount of, distributions and withdrawals. The Committee shall have full discretion in interpreting the Plan, with respect to both factual and legal matters, and deciding on all matters arising under the Plan, and any such interpretation or decision made by the Committee in good faith shall be binding upon the Plan Sponsor or other Company and on all Members and Beneficiaries. The Plan Sponsor or other Company shall have no power to direct or modify any interpretations, determinations or decisions of the Committee. The Committee may recommend amendments to the Board of Directors. The Committee may from time to time adopt rules for the administration of the Plan and the conduct of its business, which rules shall be consistent with the provisions of the Plan.

(b)                                 The Board of Directors, the Committee and any other named fiduciary may each employ counsel, agents, and such clerical and accounting services as it may require in carrying out its responsibility under the Plan. All fiduciaries shall be entitled to rely upon tables, valuations, certificates, opinions and reports furnished by any actuary, accountant or legal counsel appointed under the provisions of the Plan.

(c)                                  The Committee shall keep in convenient form such personnel data as may be necessary for the Plan including records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test. The Committee shall prepare, distribute and file such reports and notices as may be required by applicable law or regulation.

(d)                                 The members of the Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation. A member of the Committee shall not be liable for the breach of fiduciary responsibility of another fiduciary unless (i) he participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach; or (ii) by his failure to discharge his duties solely in the interest of the Members, alternate payees as defined under Section 414(p)(8) of the Code and Beneficiaries for the exclusive purpose of providing their benefits and defraying reasonable expenses of administering the Plan not met by a Company, he has enabled such other fiduciary to commit a breach; or (iii) he has knowledge of a breach by such other fiduciary and does not make reasonable efforts to remedy the breach; or (iv) the Committee improperly allocates among themselves or delegates to others, or fails to review properly such allocation or delegation of fiduciary responsibilities.

(e)                                  The Plan Sponsor or other Company will indemnify and save harmless the members of the Committee and any person to whom fiduciary responsibilities are delegated under this Plan against any cost or expense (including attorney’s fees) or liability (including any sum paid in settlement of a claim with the approval of the Plan Sponsor or other Company) arising out of any act or omission to act, except in the case of willful misconduct.

(f)                                    Each Trustee shall maintain accounts showing the fiscal transactions of the Trust established hereunder. The Committee shall keep in convenient form such financial data as may be necessary for the Plan, and shall annually cause to be prepared a balance sheet and statement of financial transactions of the Plan and the Trust.

(g)                                 Whenever, in the administration of the Plan, any discretionary action is required, the authorized party shall exercise his authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

7.3                                 Named Fiduciaries.

The Committee shall constitute a named fiduciary as such term is defined in ERISA.

7.4                                 Delegation.

Any named fiduciary designated herein or appointed as provided herein, unless precluded from doing so by the terms of such appointment, may by appropriate instrument designate any person (including any firm or corporation) to carry out part or all of such fiduciary’s responsibilities and upon such designation the named fiduciary shall have no liability, except as imposed by applicable law, for any act or omission of such person. The foregoing does not preclude any other fiduciary to the extent allowed by ERISA and the terms of his appointment from delegating part or all of such fiduciary’s responsibilities with respect to the Plan.

7.5                                 Multiple Capacities.

Any fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

SECTION 8

Miscellaneous

8.1           Exclusive Benefit

Subject to the rules set forth in Sections 3.3(b) hereof, it shall be impossible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Members, alternate payees as defined under Section 414(p)(8) of the Code and Beneficiaries, or to deprive any one of them of his vested interest in the Trust Fund.

8.2           Nonalienation of Benefits

(a)           No Member, alternate payee as defined under Section 414(p)(8) of the Code or Beneficiary shall have the right to assign, transfer, alienate, pledge, encumber or subject to lien any benefits to which he is entitled under the Plan, and benefits under the Plan shall not be subject to attachment, garnishment or other legal process except as otherwise provided by law.

(b)           Any attempted assignment, transfer, alienation, pledge or encumbrance of benefits or subjection of benefits to lien or adverse legal process of any kind shall not be recognized by the Committee and the Committee in such case may direct that such benefits be held or applied for the benefit of the Member, alternate payee as defined under Section 414(p)(8) of the Code or Beneficiary in such manner and in such proportion as the Committee deems advisable.

(c)           Sections 8.2(a) and (b) above shall not apply to the offset of a Member’s benefits hereunder against an amount that the Member is ordered or required to pay to the Plan, if

(i)            the order or requirement to pay arises:

(A)          under a judgment of conviction for a crime involving such Plan;

(B)           under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Title I of ERISA, or

(C)           pursuant to a settlement agreement between the Secretary of Labor and the Member, or a settlement between the Pension Benefit Guaranty Corporation and the Member, in connection with a violation (or alleged violation) of Part 4 of Title I of ERISA by a fiduciary or any other persons.

(ii)           the judgment, order, decree or settlement agreement expressly provides for the offset of all or a part of the amount ordered or required to be paid to the Plan against a Member’s benefits hereunder; and

(iii)          if the Member has a spouse at the time at which the offset is to be made (and to the extent that spousal consent is required under the Plan):

(A)          either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or a representative of the Plan (or it is established to the satisfaction of the Plan representative that such consent may not be obtained by reason of circumstances described in Code §417(a)(2)(B)), or an election to waive the right of the spouse to a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect;

(B)           such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of Part 4 of Title I of ERISA; or

(C)           in such judgment, order, decree, or settlement, such spouse retains the right to retain the survivor annuity determined under Code §401(a)(13)(D) under a qualified joint and survivor annuity and under a qualified preretirement survivor annuity.

8.3           Qualified Domestic Relations Orders

Section 8.2 shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order unless such order is determined to be a qualified domestic relations order under the Plan or a Prior Plan, as defined in Section 414(p) of the Code, or is a domestic relations order entered before January 1, 1985, which the Plan or a Prior Plan has honored. Effective April 6, 2007, a domestic relations order (“DRO”) does not fail to be treated as a Qualified Domestic Relations Order (“QDRO”), solely because (i) the DRO is issued after the death of a Member, (ii) at the same time the DRO is issued, the spouse no longer meets the definition of Surviving Spouse under the Plan, (iii) the DRO is issued after the Member’s annuity starting date, or (iv) the DRO is issued after, or revises, a prior DRO or QDRO.

8.4           Benefits Payable to Minors, Incompetents and Others

In the event any benefit is payable to a minor or an incompetent or to a person otherwise under a legal disability, or who, in the determination of the Committee, at its discretion, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his or her property, or otherwise is in such position or condition that the Committee believes that he or she could not utility the benefit for his or her support or welfare, the Committee shall have the discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or sue of such person, or pay the whole or any part of such benefit to the parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, the person with whom such person is residing, or to any other person having the care an control of such person. In the event a guardian, committee, conservator or other legal representative shall be appointed by a court of competent jurisdiction, retirement payments shall be made to such individual provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. The receipt by any such person to whom any such payment on behalf of any Member or Beneficiary is made shall be a sufficient discharge therefor. To the extent permitted by law any payment under the provisions of this Section 8.4 shall be a complete discharge of liability under the Plan.

8.5           Unclaimed Benefits

Each Member, alternate payee as defined under Section 414(p)(8) of the Code and Beneficiary shall keep the Committee advised of his current address. If amounts become distributable under the Plan and the Committee is unable to locate the Member, alternate payee or Beneficiary to whom the distributions are payable at his or her last known address without the exercise of any additional due diligence, the amounts to which such Member, alternate payee or Beneficiary is entitled shall be forfeited and applied to reduce Company contributions or used to pay Plan expenses as provided under Section 8.15(c) or restore forfeitures pursuant to Section 6.4(b) or as provided in Schedule G or H, if applicable. If, however, such Member, alternate payee or Beneficiary subsequently makes proper claim to the Committee for the applicable benefit amounts, the forfeitures will be restored to the Trust Fund by the Plan Sponsor or other Company and will be distributable in accordance with the terms of the Plan.

8.6           Spousal Consent

Notwithstanding the consent requirement of Section 1.46, if a Member establishes to the satisfaction of the Committee that his spouse’s written consent cannot be obtained because there is no spouse or the spouse cannot be located, or as otherwise provided by regulations a Beneficiary designation shall be deemed to be valid. Any consent necessary under Section 1.46 shall be valid only with respect to the spouse who signs the consent, or in the event of a deemed election, the designated spouse.

8.7           Employment in Foreign Country

Notwithstanding anything herein to the contrary, a person employed in a foreign country shall not be eligible to participate in the Plan if his participation would result in legal, administrative, financial or other difficulties under local laws, regulations or other restrictions, as determined by the Committee under rules uniformly applicable to all persons similarly situated.

8.8           Liability for Payments

All persons with any interest in the Trust Fund shall look solely to the Trust Fund for any payments with respect to such interest.

8.9           Election Rules

Elections hereunder shall be made by a Member in the manner prescribed by the Committee for such purposes, if so designated by the Committee within the time limits set forth hereunder with respect to each such election or, if no time limit is set forth, such limit as may be established by the Committee.

8.10         No Contract of Employment

Neither the establishment of the Plan nor the payment of any benefits thereunder nor any action of the Plan Sponsor or other Company, the Board of Directors, the Committee or the Trustee shall be held or construed to confer upon any person any legal right to be continued in the employ of a Company.

8.11         Choice of Law

All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Connecticut, (without regard to its conflict of law provisions) except as provided in Section 514 of ERISA or as otherwise provided in the Plan.

8.12         No Guarantee of Trust Fund

Neither the Plan Sponsor or other Company nor the Trustee nor the Committee guarantees the Trust Fund in any manner against loss or depreciation.

8.13         Participation of Affiliated Company

The Board of Directors may include a designated unit of the employees of an Affiliated Company in the Plan upon appropriate action by such Affiliated Company necessary to adopt the Plan. In such event or if any persons become Employees of the Plan Sponsor or other Company as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with such company or Affiliated Company shall be recognized for purposes of determining eligibility for participation in the Plan and the percentage of vested Company contributions, but subject to the continued qualification of the Trust as tax exempt under the Code. Any such Affiliated Company may terminate its participation in the Plan with respect to a designated unit of its employees upon appropriate action by it, in which event the funds of the Plan held on account of Members in the employ of such Affiliated Company and any unpaid balances of the Accounts of Members who have separated from the employ of such Affiliated Company, shall be determined by the Committee and shall be distributed as provided in Section 10.2 in the event of termination of the Plan, or shall be segregated by the Trustee as a separate trust fund, pursuant to direction to the Trustee by the Committee, continuing the Plan as a separate plan for such employees of such Affiliated Company under which the board of directors of such Affiliated Company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Committee.

8.14         Headings

Headings of Articles, Schedules and Sections of the Plan are inserted for convenience of reference. They constitute no part of the Plan.

8.15         Expenses

(a)           Direct charges and expenses arising out of the purchase or sale of securities, and taxes levied on or measured by such transactions shall be charged against the particular Investment Fund or Funds under Section 4.2 for which the transactions took place.

(b)           Direct charges or expenses arising out of the establishment and maintenance of any funding account with an insurance company or other financial institution in accordance with Section 4.2 shall be charged against the particular Investment Fund or Funds under Section 4.2 for which the funding account is established.

(c)           The reasonable expenses of administering the Plan, including legal, accounting, actuarial and investment advisory fees shall be paid from the Trust Fund to the extent permitted under Sections 403(c)(1) and 404(a)(1)(A) of ERISA, unless the Plan Sponsor or other Company chooses to pay such expenses. To the extent consistent with applicable law, the Committee may, as it deems appropriate in its sole discretion, direct that any such expenses be allocated among the Accounts on either a pro rata or per capita basis; provided that, any expenses paid from the Trust Fund for an individual loan, withdrawal or distribution shall (except as otherwise directed by the Committee) be allocated to the Account from which such loan, withdrawal or distribution was taken. The Plan Sponsor or other Company may, to the extent permitted by law, be reimbursed by the Plan for (a) any Plan expenses which it pays or incurs and (b) any amounts advanced by it to the Plan to pay Plan expenses.

8.16         Electronic Media

(a)           Any reference in the Plan to “written” or “in writing” shall be construed to include a reference to the use of electronic media, to the extent made available by the Committee and permitted by the Internal Revenue Service and the Department of Labor.

(b)           Subsection (a) shall not apply for the following purposes under the Plan: (i) Any spousal consent required in connection with any action taken by a Member, including the waiver of a spousal death benefit, a qualified preretirement survivor annuity or a joint and survivor annuity, the designation of a Beneficiary other than a spouse, or an application for a loan under the Plan; (ii) making or revoking a Beneficiary designation; (iii) the definition of “compensation” for purposes of the overall limitations on contributions; (iv) providing notice of an amendment to the Plan’s vesting schedule; (v) any notification of action taken by the Committee regarding an application for benefits; (vi) a request for review of a denial of benefits and the submission of issues and comments in connection with such an appeal; and (vii) a Member’s request for a copy of the Plan or other documents relating to the establishment and operation of the Plan.

8.17         Adherence to Plan Document

This Plan shall be administered according to its provisions as they may be amended from time to time. In the event of any conflict between the provisions of the Plan and the provisions of any summary description of the Plan or the terms of any agreement or instrument relating to the Plan, the provisions of the Plan shall control.

8.18         Erroneous Payments

In the event that a Member (or his or her Beneficiary) receives a distribution under this Plan in excess of the amount, if any, to which he is entitled, by reason of a calculation error or otherwise, the Committee may, in its sole discretion, adjust future benefit payments to the Member (or his or her Beneficiary) to the extent necessary to recoup the amount which the Participant (or his Beneficiary) received which was in excess of the amount to which he was entitled under the terms of the Plan. If the Committee determines, in its sole discretion, that it is not feasible or desirable to adjust future benefit payments to the Member, the Committee may require the Member (or his Beneficiary) to repay the Plan the amount which is in excess of the amount to which the Member (or his Beneficiary) is entitled under the terms of the Plan. All amounts received by the Member (or his Beneficiary) under the Plan shall be deemed to be paid subject to this condition.

8.19         Temporary Suspension of Certain Plan Activities in Connection with a Service Provider or Investment Fund Change.

Notwithstanding any other Plan provision to the contrary, in the event of a change in service providers (including, but not limited to, the record keeper) for, or the Investment Funds or Diageo ADS Fund of, the Plan, the Committee may establish in its sole discretion such procedures for temporarily suspending such plan activities as it deems necessary or appropriate to implement the change involved. The activities that may be suspended under this Plan section 8.19 include, but are not limited to, loans, distributions, investment and contribution elections, and changes in contribution percentage and investment fund allocations.

8.20         Temporary Suspension of Certain Plan Activities in Connection with a Rollover, Account Transfer, or Plan Merger.

Notwithstanding any other Plan provision to the contrary, in the event of a rollover, transfer of a Member’s account balance from (or to) another tax qualified plan or plan merger, the Committee may establish in its sole discretion such procedures for temporarily suspending such plan activities as it deems necessary or appropriate to implement the rollover, account transfer, or merger involved. The activities that may be suspended under this Plan section 8.20 include, but are not limited to, loans, distributions, investment elections, and changes in investment fund allocations.

8.21         Election Discrepancies.

(a)           Contribution Elections. Members shall notify the Committee or their employer in writing (or by such other means as may be permitted by the Committee) of discrepancies in their employee contribution election as reflected on their pay stub within 30 days (or such other period as may be permitted or established by the Committee) of receipt of the first pay stub reflecting the discrepancy. If a Member fails to provide such notice within the required timeframe, the Committee shall be deemed to have elected the contribution amount reflected on his pay stub.

(b)           Investment Elections. Members shall notify the Committee or their employer in writing (or by such other means as may be permitted by the Committee) of any discrepancies in their investment elections as reflected on their confirmation statement within 30 days (or such other period as may be permitted or established by the Committee) of receipt of the first confirmation statement reflecting the discrepancy. If a Member fails to provide such notice within the required timeframe, he shall be deemed to have elected the investment reflected on his confirmation statement.

SECTION 9

Limitations

9.1           Section 415 of the Code

Company and Member contributions shall be limited as described in Schedule A.

SECTION 10

Amendments, Termination Permanent

Discontinuance of Contributions, Merger or Consolidation

10.1         Amendments.

The Board of Directors reserves the right at any time and from time to time, both retroactively and prospectively, to modify or amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members or Beneficiaries under the Plan; and that no modification or amendment shall be made which has the effect of decreasing retroactively the Accounts of any Member or of reducing the nonforfeitable percentage of the Company contribution of a Member below the nonforfeitable percentage thereof computed under the Plan as in effect on the later of the date on which the amendment is adopted or the date on which it becomes effective. Notwithstanding the foregoing, the option to receive payment of any benefit in an optional form of payment may, to the extent required by the Committee, be eliminated in accordance with the requirements of (and only to the extent permitted under) Section 411(d)(6) of the Code and any regulations issued thereunder.

10.2         Termination or Permanent Discontinuance of Contributions.

Diageo North America, Inc. may by action of its Board of Directors terminate the Plan with respect to the Plan Sponsor and other Companies or any of them or direct complete discontinuance of contributions hereunder by all or any of the Companies for any reason at any time. In case of such termination or complete discontinuance of contributions hereunder, there shall automatically vest in affected Employees nonforfeitable rights to the Company contributions credited to their Accounts. The affected Employees shall be eligible to receive a distribution if a successor plan, other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension plan (as defined in Section 408(k) of the Code) is not established. Anything herein to the contrary notwithstanding, if coverage under this Plan of the Plan Sponsor or other Company’s employees is discontinued and the Plan Sponsor or other Company covers its employees under a successor plan, the provisions of this Section 10.2 shall not apply.

10.3         Partial Termination.

In the event of a partial termination of the Plan, the provisions of Section 10.2 shall apply only to the Members affected by such partial termination.

10.4         Benefits in Case of Merger or Consolidation.

The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Member or beneficiary under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

SECTION 11

Claim Procedure

11.1         In General.

All claims for benefits under the Plan shall be submitted to the Committee (or its delegate) who shall have the initial responsibility for determining eligibility for benefits. All claims shall set forth the facts which the Member believes to be sufficient to entitle him or her to the benefit claimed. The Committee may adopt such forms or procedures for the submission of claims as it deems necessary or appropriate.

11.2         Timing and Notification of Benefit Determination.

(a)           The Committee shall promptly process each claim for benefits received by it and shall notify the applicant in writing within 90 days of the action taken regarding the claim. If special circumstances require an extension of time for the Committee to process the claim, the 90-day period may be extended for an additional 90 days. Prior to the termination of the initial 90-day period, the claimant shall be furnished a written notice setting forth the reason for the extension. the notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.

(b)           If a claim is wholly or partially denied, the Committee must given written notice to the claimant within the time provided in subsection (a). such notice shall set forth, in a manner calculated to be understood by the claimant: (i) the specific reasons for the denial; (ii) the Plan provision(s) on which the denial was based; (iii) a description of the additional material or information necessary for the claimant to revise and perfect the claim and an explanation why such material or information is necessary; and (iv) a description of the Plan’s claims review procedure and time limits applicable to such procedures, including a claimant’s right to bring civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

11.3         Review of Denied Claim.

(a)           If a claim for benefits is denied in whole or in part, the claimant or his or her authorized representative may request in writing a full and fair review of the claim and an adverse benefit determination. The Committee may appoint a committee to review benefit claims, which must consider any denied claim that is submitted for review. If no committee is appointed, the Committee will process any valid request for review. The claims procedure must provide claimants with:

(i)            at least 60 days following receipt of an adverse determination in which to appeal the determination;

(ii)           the opportunity to submit written comments, documents and records relating to the claim;

(iii)          reasonable access to and copies of documents and records relevant to the claim for benefits, upon request and free of charge; and

(iv)          a review taking into account all comments, documents, records and information submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.

(b)           The Committee must make a decision concerning the determination upon review of the denied claim within 60 days of receipt of a request for review. Under special circumstances, the review period may be extended for an additional 60 days. If an extension is required, the Committee will provide the claimant with written notification of the special circumstances involved and the date by which the Committee expects to render a final decision.

(c)           If a request for review is wholly or partially denied, the Committee must given written or electronic notice to the claimant within the time provided in subsection (b). The notice must contain the information detailed in subsection (a).

(d)           All determinations by the Committee are conclusive and binding on all persons, and there is no right of appeal except as provided above. Any electronic notification shall comply with the standards imposed by Department of Labor Regulation 2520.104b-1(c).

SECTION 12

Transferred Accounts

12.1         Definitions.

For purposes of this Section 12, the following terms shall have the meanings set forth below:

(a)           “Company” means Mont La Salle Vineyards, Fromm & Sichel, Inc., (also known as The Christian Brothers Sales Company) and any successors thereto, and any other corporation or business organization which had assumed the obligations of the Employee Investment Growth Plan with respect to its employees.

(b)           “Employee Investment Growth Plan” means the Employee Investment Growth Plan sponsored by Mont La Salle Vineyards and Fromm & Sichel, Inc., as amended through the Transfer Date.

(c)           “Normal Retirement Date” means a Participant’s 65th birthday.

(d)           The term “Participant” means any individual, trust, estate or other recipient for whose benefit an amount was held in the Employee Investment Growth Plan as of the Transfer Date and with respect to whom assets were transferred to the Plan on the Transfer Date.

(e)           “Transfer Date” means the date on which assets are transferred to the Trustee from the Employee Investment Growth Plan.

12.2         Establishment of Transferred Accounts.

(a)           As of the Transfer Date, the Committee shall establish a Transferred Account in the name of each Participant.

(b)           Such Transferred Account shall consist of the following sub-accounts: a Company sub-account, reflecting the individual’s portion of the amounts contributed by the Plan Sponsor or other Company as matching contributions and Company contributions under Article 4 of the Employee Investment Growth Plan, including the net earnings or losses thereon; a salary deferral sub-account, reflecting the salary deferral contributions made by a Company at the election of the Participant under Article 4 of the Employee Investment Growth Plan, including the net earnings or losses thereon; and, where appropriate, a rollover sub-account maintained under Article 4 of the Employee Investment Growth Plan, including the net earnings and losses thereon.

(c)           Notwithstanding any other provision of the Plan, a Participant shall at all times be fully vested in his Transferred Account.

(d)           As of the Transfer Date, the sum of the values of the Transferred Accounts shall equal the value of the assets of the Employee Investment Growth Plan transferred to the Trustee.

(e)           Except for the apportionment of net earnings or losses pursuant to Section 4.8, no amount shall be allocated to a Transferred Account after the Transfer Date. For purposes of the apportionment described in Section 4.8, a Participant shall be treated as a Member, and a Transferred Account shall be treated as a separate account maintained for a Member.

(f)            The Committee shall establish and maintain a separate bookkeeping record for each sub-account contained in a Transferred Account. Net earnings and losses and withdrawals, and any other credits and charges, shall be separately apportioned to each such sub-account.

12.3         Distribution of Transferred Accounts: In General.

(a)           The distribution or withdrawal of amounts allocated to a Transferred Account shall be governed by the provisions of this Section 12, and Section 6 of this Plan shall not apply to the distribution or withdrawal of such amounts, except to the extent otherwise provided in this Section 12.

(b)           Any optional form of benefit, as defined in Treas. Reg. § 1.411(d)-4, which was available to a Participant immediately prior to the Transfer Date with respect to amounts allocated to a Transferred Account shall continue to be available under this Section 12, notwithstanding the failure of the Plan expressly to include such form of benefit in this Section 12, and the transfer of assets from the Employee Investment Growth Plan to the Trustee shall not eliminate any optional form of benefit available under such plan on the Transfer Date.

(c)           For purposes of determining the amount of any distribution from a Transferred Account, or from any sub-account thereof, a Transferred Account or sub-account shall be valued as of the Valuation Date coincident with the date of distribution. In the case of a Participant who is not a Member, the applicable Valuation Date shall be the Valuation Date coinciding with or next following the receipt by the Committee of a claim for benefits.

(d)           Notwithstanding any other provision of this Section 12, all distributions from Transferred Accounts shall comply with Section 401(a)(9) of the Code, which is incorporated herein by this reference, and regulations thereunder.

12.4         Distribution of Transferred Accounts.

(a)           Distributions shall be made in cash, in kind, or in a combination of both. In kind payments shall not be permitted in any form of life annuity. All methods of distribution shall be of equal value as of the date payments are to commence.

(b)           In General.

(i)            If any part of a Participant’s Transferred Account may be distributed to the Participant in a form other than a qualified joint and 50% survivor annuity prior to the Participant’s Normal Retirement Date, and the value of such Participant’s Transferred Account exceeds or has ever exceeded $5,000, written consent of the Participant and, if the Participant is married, spousal consent to any distribution must be obtained by the Committee. For purposes of this Section 12, the term “spousal consent” means the revocable written consent of the Participant’s spouse, witnessed by a Plan representative or a notary public, acknowledging the effect of such consent, provided that such written consent shall not be required if it is established to the satisfaction of a Plan representative that such consent cannot be obtained because there is no spouse or the spouse cannot be located. Any such written spousal consent or establishment that consent cannot be obtained shall be effective only with respect to that spouse. To the extent that a spouse consents to the Participant’s naming a Beneficiary, any such spousal consent shall acknowledge the specific Beneficiary or Beneficiaries named.

(ii)           No distribution of a Participant’s Transferred Account shall be made or commenced prior to the Participant’s termination of employment or the termination of the Plan, except as required under Section 6.l(b)(ii) and except for withdrawals in accordance with Section 12.7.

(iii)          The Transferred Account of a Participant who is an employee of a Company or of an Affiliated Company after the Transfer Date shall, subject to paragraph (i) and Section 12.4(c), be distributed at the request of the Participant following his separation from service prior to Normal Retirement Date or, unless there is an election to defer under subsection (f), at his Normal Retirement Date.

(iv)          In the case of a Participant who is not an employee of a Company or of an Affiliated Company after the Transfer Date, the value of whose Transferred Account has never exceeded $5,000, the Committee shall direct the Trustee to distribute the value of such Transferred Account to the Participant as soon as practicable following the Transfer Date. In the case of a Participant who is not an employee of a Company or of an Affiliated Company after the Transfer Date, the value of whose Transferred Account exceeds or has ever exceeded $5,000, subject to paragraph (i), the Committee shall direct the Trustee to distribute such Participant’s Transferred Account as soon as practicable following the earlier of receipt of an application for benefits or, subject to subsection (f), his Normal Retirement Date.

(c)           Distribution to a Participant or Beneficiary shall be made in whole or in part, as selected by the Participant:

(i)            In a lump sum;

(ii)           In installments, payable at least annually, over a period of years satisfying Section 12.3(d); or

(iii)          In any combination of the foregoing methods of distribution.

(d)           Distribution to a Participant or Beneficiary of a Transferred Account shall satisfy the requirements of Section 6.11 and Section 401(a)(9) of the Code.

(e)           Requirement for Commencement of Distributions. If a Participant does not defer the commencement date of his distribution as provided in subsection (f), such distribution shall begin no later than the date specified in Section 6.1(b)(i). Commencement of a lump sum payment shall begin in accordance with the provisions of this subsection (e) (or subsection (f) if distribution is to be deferred) regardless of whether consent is obtained pursuant to Section 12.4(b).

(f)            Deferral of Distributions. After attaining Normal Retirement Date, a Participant may defer the commencement of a distribution by providing the Committee with a written, signed notice specifying the date on which the distribution is to commence and the distribution method to be used, provided, however, that:

(i)            No distribution method chosen by the Participant shall provide any payment in an amount less than that required under Section 12.3(d);

(ii)           Distributions shall commence no later than the date specified in Section 6.1(b)(ii); and

(iii)          Where the distribution of all or any portion of a Participant’s Transferred Account is to be deferred, such Transferred Account shall continue to be held in the Trust Fund.

(g)           Retroactive Payments May Be Required. If the amount of a distribution under this Section 12.4 cannot be determined by the date required under subsection (e) or (f), payment of benefits, retroactive to such date, shall begin no later that 60 days after the earliest date on which the amount of the distribution can be determined.

(h)           Distributions In Kind. Distributions in kind shall be based upon the fair market value of the distributable property, as determined by the Trustee at the time of distribution.

(i)            Distributions of a Participant’s salary deferral sub-account upon termination of the Plan shall not commence prior to the Participant’s termination of employment or his attainment of age 59½, except for hardship withdrawals in accordance with Section 12.7.

12.5         Distribution of Transferred Account Upon Death Of Participant.

The portion of a Participant’s Transferred Account which remains undistributed at his death shall be distributed to the Participant’s Beneficiary. All distributions to the Participant’s Benefit must satisfy the requirements of Section 6.11 and Section 401(a)(9) of the Code.

12.6         Distributions to Minors or Legally Incompetents.

Any distribution to a minor or to a legally incompetent person shall be made directly to such person’s legal representative.

12.7         Participant Withdrawals from Transferred Account.

(a)           Subject to the requirements of this Section 12.7, a Participant may make a withdrawal from his salary deferral sub-account. Withdrawals under this Section 12.7 may not exceed the sum of the deferral contributions allocated to such sub-account and the net earnings credited to such sub-account as of December 31, 1988.

(b)           The Committee shall approve a request for a withdrawal only if the withdrawal is for:

(i)            expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5 percent of the Participant’s adjusted gross income);

(ii)           the payment of tuition, related educational fees and room and board expenses, for up to the next twelve months of post-secondary education for the Participant, for the spouse or a child of the Participant or for an individual claimed as a dependent by the Participant for federal income tax purposes (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(iii)          costs, other than mortgage payments, directly related to the purchase of a principal residence for the Participant; or

(iv)          payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on the Participant’s principal residence.

(c)           A withdrawal under this Section 12.7 is subject to the following requirements:

(i)            the amount of the withdrawal may not exceed the sum of the applicable expenses described in subsection (b) and any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal;

(ii)           prior to receiving the withdrawal, the Participant must have received all distributions, other than hardship distributions, and all nontaxable loans that may be available under any qualified retirement plan of a Company, or an Affiliated Company;

(iii)          upon receiving the hardship withdrawal, the Participant shall be suspended for six months (12 months for a Participant receiving a withdrawal under this Section 12.7 before January 1, 2002) from making pre-tax contributions under this Plan and under any other qualified or nonqualified deferred compensation plan or stock bonus plan maintained by a Company, or an Affiliated Company; and

(iv)          for withdrawals received under this Section 12.7 prior to January 1, 2002 only, the total of the Participant’s elective pre-tax contributions under this Plan and any other qualified retirement plan of a Company or an Affiliated Company for the calendar year following the calendar year of the withdrawal shall not exceed the dollar limitation set forth in Section 3.1(c), reduced by the amount of such contributions made during the calendar year of the withdrawal.

(d)           Withdrawals may be made as of any Valuation Date. A Participant’s request for a withdrawal must be made in accordance with procedures established by the Committee. The Committee shall notify the Trustee of the amount to be withdrawn under this Section 12.7, and the Trustee shall disburse such amount directly to the Participant. Withdrawals under this Section 12.7 shall be charged against the Participant’s salary deferral sub-account as of the date the request for withdrawal is received by the Committee.

(e)           No amounts withdrawn under this Section 12.7 may be recontributed to the Plan.

(f)            Sections 6.5 and 6.8 shall not apply to withdrawals made under this Section 12.7.

SECTION 13

Plan Loans

13.1         Definitions.

For purposes of this section, the following terms have the meanings set forth below:

(a)           “Eligible borrower” means a party in interest who is a Member, a Beneficiary of a deceased Member, or an alternate payee as defined in Section 414(p)(8) of the Code.

(b)           “Highly compensated employee” means a Highly Compensated Member as defined in Schedule C to the Plan.

(c)           “Loan administrator” means the Committee.

(d)           “Party in interest” means a person who is described as a party in interest in Section 3(14) of ERISA.

13.2         Loan Criteria

Loans shall be made available under the Plan, and loan applications shall be approved or denied, on the basis of the following criteria.

(a)           Loans will be available to an eligible borrower without regard to status as a highly compensated employee and will not be unreasonably withheld from any eligible borrower.

(b)           The Plan will not make a loan if the loan will result in a failure to invest the Plan’s assets prudently.

(c)           Loans will be made available to highly compensated employees only if sufficient funds are available for loans to eligible borrowers who are not highly compensated employees.

(d)           The Plan will make a loan only if the terms of the loan, including the rate of interest, are not less favorable to the Plan than another investment involving a similar degree of risk.

(e)           A loan will only be made to an applicant who is determined by the loan administrator to be creditworthy, and who satisfies such additional criteria as would be considered in a normal commercial setting by an entity in the business of making similar types of loans.

(f)            No loan will be made in an amount less than $1,000.

(g)           No loan will be made in an amount greater than the lesser of (i) 50% of the aggregate value of the vested portion as of the date of the loan of the borrower’s Accounts under the Plan, determined without regard to (A) any portion thereof that is subject to a qualified domestic relations order as defined in Section 414(p) of the Code and (B) any Transferred

Account, or (ii) an amount which, when added to the outstanding balance as of the date of the loan of all loans to the borrower under the Plan and all other qualified plans maintained by the Plan Sponsor or other Company or an Affiliated Company, would equal $50,000, reduced by the excess, if any, of the highest outstanding balance of such loans during the one-year period ending on the day before the loan is made over such outstanding balance as of the date of the loan.

13.3         Limit on Outstanding Loans

An individual may not obtain a loan from the Plan if, as of the date of the loan, there is a loan outstanding to the individual from the Plan.

13.4         Loan Procedures

(a)           An eligible borrower may apply for a loan in accordance with the procedures established from time to time by the loan administrator. The applicant must specify the amount of the proposed loan (which must be a multiple of $100) and must provide such financial information concerning the applicant as the loan administrator may reasonably require. If the purpose of a proposed loan is relevant to the availability or term of the loan, the applicant must describe his or her reason for borrowing. The loan administrator or its designee will review the information provided by the applicant within the time frame established by the loan administrator in the loan procedures that is established at the discretion of the loan administrator. Loan proceeds will be disbursed to an applicant as soon as practicable after an applicant’s request for a loan has been approved.

(b)           The loan administrator or its designee shall notify the applicant of whether the applicant’s request for a loan has been approved or denied within a reasonable period of time following receipt of such request.

(c)           Loan Hierarchy

(i)            Amounts advanced to an eligible borrower in the form of a loan shall be charged to, and treated as an investment of, the following Accounts (or portions thereof) of the borrower under the Plan in the proportion that the vested balance of each such Account (or portion thereof) as of the date of the loan bears to the aggregate vested balance of all such Accounts (or portions thereof) maintained for the borrower as of the date of the loan.

(A)          the Supplemental Investment Account;

(B)           the Basic Investment Account;

(C)           the Company Contribution Account;

(D)          the portion of the Savings Plus Investment Account attributable to Supplemental Contributions made prior to January 1, 1999, or, on or after January 1, 1999 under Schedule H, as applicable, and Savings Plus Contributions made on or after January 1, 1999;

(E)                                 the portion of the Savings Plus Investment Account attributable to Basic Contributions;

(F)                                 the Profit Sharing Account;

(G)                                the Rollover Account;

(H)                               the portion of the Accounts, other than a Transferred Account or an Account specified in this paragraph, attributable to employer contributions transferred to this Plan from another qualified plan under Section 4.10.

(ii)                                  The amount charged to the Accounts (or portions thereof) described in subparagraphs (B), (C), (E), (G) and (H) of paragraph (i) shall be allocated between the portion of each such Account attributable to contributions made at least 24 months prior to the date of the loan and the portion not attributable to such contributions in the proportion that each such portion bears to the entire balance of such Account as of such date.

(iii)          The Trustee shall derive the amount to be advanced to an eligible borrower in the form of a loan by liquidating a portion of each Investment Fund in which each Account (or portion thereof) to be charged under paragraph (i) is invested. The portion of each Investment Fund to be liquidated with respect to a particular Account (or portion thereof) shall be the portion of the amount of the loan charged to such Account (or portion) that is determined by utilizing the same ratio that is the ratio of the amount invested from the Account (or portion) in such Investment Fund to the entire balance of such Account (or portion).

(iv)          The amount pledged under Section 13.5(c) as security for a loan shall be allocated to, and shall attach to, the borrower’s vested Accounts (or portions thereof) in the same proportion as such Accounts (or portions) are charged under paragraph (i) with respect to the loan.

(d)           Principal and interest payments made under a loan shall be allocated to the Accounts described in subsection (c) in the same proportion as such Accounts were charged under subsection (c) upon the making of the loan. Payments allocated to an Account under this subsection shall be invested in accordance with the investment elections then in effect and if no investment election is then in effect, allocated to the money market fund, or in the event there is no money market fund, the fixed income fund for such Account.

(e)           Spousal consent is not required for a loan to an eligible borrower unless the terms of the Plan require that the borrower’s spouse consent to the form of benefit payable under the Plan to the borrower. If spousal consent to a distribution of benefits to the eligible borrower from any portion of the borrower’s Accounts is required under the Plan, the spouse of the eligible borrower must consent in writing within the 90-day period preceding the date of the loan to the use of such Accounts as security for the loan. Such consent must acknowledge the effect of the loan on the Accounts and must be witnessed by the loan administrator or a notary public. If the spouse cannot be located or under other circumstances provided in regulations or if the borrower is not married, a notarized affidavit to that effect is required in lieu of spousal consent. Notwithstanding any other provision of the Plan, if spousal consent to a loan has been obtained in accordance with this subsection, the vested portion of a borrower’s Accounts shall be reduced at the time of the borrower’s death or at the time the borrower is entitled to a distribution under the Plan by an amount equal to the then outstanding balance of any loan to the borrower, and such reduction shall be treated as a repayment of such loan. The reduction described in the preceding sentence shall be allocated to each Account of the borrower in the proportion that the portion of each such Account given as security for the loan bore at the time of such loan to the total security given for such loan. If less than 100% of the vested portion of the borrower’s Accounts, determined before the foregoing reduction, is payable to the Surviving Spouse, the amount payable to such Surviving Spouse shall be determined after such reduction.

13.5         Loan Repayments

(a)           A loan shall be evidenced by a promissory note (the “note”) providing for repayment of the loan to the Trustee over a stated period of time commencing on the date of the loan. Such period shall not exceed five years, unless the borrower has certified in the manner required by the loan administrator that the loan proceeds are to be used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Member from whose Accounts such loan is made in which case such period shall not exceed twenty years.

(b)           All loans to Members shall be repaid by means of equal payroll deductions made not less frequently than quarterly over the term of the loan. All other loans shall be repaid in equal installments made not less frequently than quarterly over the term of the loan. If a borrower whose loan is being repaid by payroll deductions ceases to receive payroll payments but does not terminate employment with a Company, future payments under the loan shall be made at a rate no less rapid than the prior payroll deductions.

(c)           Notwithstanding (b) above loan repayments will be suspended under the Plan with respect to an eligible borrower performing services in the uniformed services, as permitted under Section 414(u)(4) of the Code.

(d)           All loans shall be secured by a pledge of the vested portion of the borrower’s Accounts, determined under Section l3.4(c)(iv), with a value equal to the amount of the loan. Such pledge shall create a first lien on such Accounts. In no event may the security exceed 50% of the value of the vested portion of the borrower’s Accounts under the Plan.

(e)           The note shall bear interest at a fixed rate equal to the prime rate published in the Wall Street Journal as of a date established by the loan administrator that precedes the date of the loan and, in the judgment of the loan administrator, is as close as administratively practicable to the date of the loan.

(f)            The note shall permit a partial or full prepayment of the outstanding balance of the loan at any time.

(g)           Except as otherwise provided by the loan administrator consistent with the Code, the note shall provide for the following events of default:

(i)                                     Failure by the borrower to pay the full amount of any payment on the due date;

(ii)                                  The insolvency or bankruptcy of the borrower; the appointment of a receiver, trustee, custodian or similar fiduciary for the borrower; an assignment for the benefit of creditors of the borrower; the commencement of any proceeding under any insolvency or bankruptcy laws by or against the borrower and the continuation of such proceeding for more than thirty days; or the making of any offer of settlement, extension or composition by the borrower to the borrower’s unsecured creditors;

(iii)                               The death of the borrower;

(iv)                              The termination of the borrower’s employment with the Plan Sponsor or other Company;

(v)                                 Any required spousal consent becomes ineffective; and

(vi)                              Plan termination.

(h)           Upon the occurrence of an event of default (and the expiration of any applicable grace period), the loan administrator, in its discretion, may declare that all amounts outstanding under the note are immediately due and payable in full without the necessity of further notice. Upon the occurrence of an event of default (and the expiration of any applicable grace period), the loan administrator or the Trustee may commence legal proceedings against the borrower for all or any portion of the unpaid balance of the note, plus accrued interest. The loan administrator may also foreclose upon any asset pledged as security for the loan, as it deems necessary to protect the Plan, but such action shall not be taken with respect to an Account of the borrower (or portion thereof) pledged as security until the occurrence of a distributable event under the Plan with respect to such Account (or portion). Once such a distributable event has occurred, the loan administrator may foreclose upon the applicable Account (or portion) without presentment, demand, protest, notice of protest or other notice of dishonor of any kind.

13.6         Loans Transferred from IDV Plan or Guinness Plan

Anything herein to the contrary notwithstanding, any amount in a Member’s Accounts invested in the form of a loan which was transferred to the Plan from the IDV Plan or the Guinness Plan shall continue to be subject to the provisions of Section 14 of the IDV Plan or Section 5.6 of the Guinness Plan, respectively as in effect on December 31, 1998. Moreover, anything herein to the contrary notwithstanding, any amount in a Member’s Account invested in the form of a loan which was transferred to the Plan from the Seagram Plan shall continue to be subject to the provisions of the Seagram Plan as in effect on the date such loan was transferred.

SECTION 14

The Diageo Fund

14.1         Investment in ADSs.

A Diageo ADS Fund shall be maintained as an Investment Fund under the Plan. Up to 100% of the assets of this Plan may be invested in ADSs. Any purchase of an ADS by the Plan shall be at a price not greater than the fair market value of the ADS. Any sale of an ADS by the Plan shall be for not less than fair market value. The Trustee shall provide each individual who has an interest in the Diageo ADS Fund with all information that is provided to shareholders of Diageo plc.

14.2         Interest of a Member in the Diageo ADS Fund.

The interest of a Member in the Diageo ADS Fund shall consist of his proportionate interest in the total value of the investments that are held under the Diageo ADS Fund.

14.3         Voting Rights.

Each Member, an alternate payee as defined under Section 414(p)(8) of the Code, or, after the death of a Member, Beneficiary shall be entitled to direct the Trustee in writing as to the manner of voting the number of shares of Diageo Stock represented by the Member’s, alternate payee’s, or Beneficiary’s proportionate interest in the ADSs in the Diageo ADS Fund, determined as of the applicable record date, on any matter brought before an annual or special shareholders meeting of Diageo plc. Before each such meeting, the Trustee shall cause to be furnished to each individual identified in the preceding sentence a copy of the proxy solicitation material received by the Trustee with respect to the Diageo Stock to be voted and a form enabling such individual to give instructions to the Trustee as to how the number of shares of Diageo Stock representing his proportionate interest in ADSs (including fractional ADS) as of the applicable record date shall be voted (or not voted) on each matter, together with any necessary instructions for completing such form and returning the completed form to the Trustee or its agent. Upon timely receipt of such instructions, the Trustee shall on each matter instruct the depositary of the ADSs to vote (or not vote) the number of shares of Diageo Stock with respect to which the Trustee has received instructions in accordance with such instructions. The Trustee shall instruct the depositary of the ADSs not to vote the number of shares of Diageo Stock with respect to which the Trustee has not received timely instructions. The Trustee shall have no discretion in the manner in which it shall instruct the depositary of the ADSs to vote Diageo Stock. Instructions received by the Trustee under this Section 14.3 shall be held in confidence by the Trustee and by any agent of the Trustee, and shall not be divulged or released to any person, including officers or employees of Diageo North America, Inc., Diageo plc or any Affiliated Company, except to the extent necessary to comply with Federal or state securities law.

14.4         Tender or Exchange Offers.

(a)           Each Member, an alternate payee as defined under Section 414(p)(8) of the Code, or, after the death of a Member, Beneficiary shall be entitled to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer for ADSs with respect to the number of ADSs representing the Member’s, alternate payee’s, or Beneficiary’s proportionate interest in the ADSs in the Diageo ADS Fund, and the Trustee shall respond to such offer in accordance with such direction. The Trustee shall distribute or cause to be distributed to each individual identified in the preceding sentence such information as shall have been received by the Trustee in connection with the tender or exchange offer and a form enabling such individual to direct the Trustee whether or not to tender or exchange the number of ADSs representing the Member’s, alternate payee’s, or Beneficiary’s proportionate interest in the ADSs in the Diageo ADS Fund, together with any necessary instructions for completing such form and returning a completed form to the Trustee or its agent. Upon timely receipt of such directions, the Trustee shall tender or exchange or not tender or exchange the number of ADSs with respect to which the Trustee has received such direction in accordance with the directions. The Trustee shall not tender or exchange the number of ADSs with respect to which the Trustee has not received timely directions. The Trustee shall have no discretion in the manner in which to respond to a tender or exchange offer made with respect to the ADSs held by it. Directions received by the Trustee under this Section 14.4 shall be held in confidence by the Trustee and by any agent of the Trustee, and shall not be divulged or released to any person, including officers or employees of Diageo North America, Inc., Diageo plc or any Affiliated Company, except to the extent necessary to comply with Federal or state securities law.

(b)           An individual who has directed the Trustee to tender or exchange some or all of the ADSs representing the individual’s proportionate interest in the ADSs in the Diageo ADS Fund may, at any time before the tender or exchange offer withdrawal date, direct the Trustee to withdraw some or all of such ADSs, and the Trustee shall withdraw such number of ADSs from the tender or exchange offer on or before such date.

(c)           This Section 14.4 shall apply only to a tender or exchange offer subject to the jurisdiction of the United States Securities and Exchange Commission.

IN WITNESS WHEREOF, DIAGEO NORTH AMERICA, INC. has caused this Plan to be executed by a duly authorized officer this 5th day of February, 2009.

DIAGEO NORTH AMERICA, INC.

By:

Title:	V.P. Total Rewards

SCHEDULE A

Limitations to Comply with

Section 415 of the Code

Part 1 Limitation on Annual Additions

(a)           Notwithstanding any provision of the Plan to the contrary, a Participant’s annual addition shall not exceed the limits described under Section 415(c) of the Code, as adjusted for cost-of-living increases under Section 415(d) of the Code. All contributions under the Plan will be determined in accordance with Section 415 of the Code and any regulations thereunder, which are hereby incorporated by reference.

(b)           For purposes of applying the limits of Section 415(c) of the Code:

(i)                                     “Total Compensation” means, as provided in Treasury Regulation section 1.415(c)-2(d)(3), wages within the meaning of Section 3401(a) of the Code paid to an Employee by the Plan Sponsor or other Company and the Affiliated Companies including any amount that would be included in wages but for an election under Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code.

(A)                              Notwithstanding the foregoing, for purposes of applying the limitations in this Schedule A for limitation years beginning on or after January 1, 2008, Total Compensation shall include amounts earned during the limitation year but not paid during the limitation year solely because of the timing of pay periods and pay dates if the amounts are: (i) paid during the first few weeks of the next limitation year, (ii) included on a uniform and consistent basis with respect to all similarly situated employees, and (iii) not included in more than one limitation year.

(B)                                Total Compensation shall also include amounts paid by the later of (i) 2 ½ months after an Employee’s severance from employment with the Plan Sponsor or other Company (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code or (ii) the end of the limitation year that includes the date of the Employee’s severance from employment with the Plan Sponsor or other Company (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code) if:

(1)                             the payment is Total Compensation for services during the Employee’s regular working hours, Total Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments and, absent a severance from employment (within the meaning of Code section 401(k)(2)(B)(i)(I)), the payments would have been paid to the Employee while the Employee continued in employment with a Company;

(2)                             the payment is for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued;

(3)                             the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if they would have been paid at the same time if employment had continued and only to the extent includible in gross income;

(4)                             the payment is to an individual who does not currently perform services for a Company by reason of military leave, to the extent these payments do not exceed the amounts the individual would have received had the individual continued to perform services for a Company rather than entering military leave; or

(5)                             the payment is made to an Employee who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code), provided salary continuation applies to all Employees who are permanently and totally disabled for a fixed or determinable period.

Part 2 Excess Amounts.

(a)           In the event that the annual addition credited to a Member’s Accounts for a Plan Year exceeds the limitation under Section 415(c) of the Code for the Limitation Year, it shall be reduced to the amount permitted under the applicable limitation and in accordance with the following procedure:

(i)                                     any Supplemental Contributions (and earnings attributable thereto) made by the Member during the year shall be returned to the Member to the extent necessary;

(ii)                                  if the Annual Addition would exceed the limitation after the step taken in (i), any Savings Plus Contributions (and earnings attributable thereto) made by the Member during the year shall be returned to the Member to the extent necessary. The aggregate amount of such reductions for any Plan Year shall be treated in accordance with Part 2.

(b)           Suspense Account

(i)                                     Effective for Plan Years beginning on or after January 1, 2008, the correction methods in subparagraph (ii) below may be implemented if the Plan is eligible for the Self-Correction Program under Section 4 of

Revenue Procedure 2008-50, but only if the requirements of Section 9 of Revenue Procedure 2006-27 are satisfied, and those corrections will also be taken into account for purposes of the Voluntary Correction and Audit Closing Programs under the Employee Plans Compliance Resolutions System (EPCRS).

(ii)                                  In Plan Years Beginning Before July 1, 2007.

(A)                              Allocated Suspense Account. If the Member is covered by the Plan at the end of the Plan Year, the Excess Amount in the Member’s Account will be held in an allocated suspense account and used to reduce Company contributions (including any allocation of forfeitures) for such Member in the next Plan Year and each succeeding Plan Year if necessary;

(B)                                Unallocated Suspense Account. If the Member is not covered by the Plan at the end of the Plan Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Company contributions for all remaining Members in the next Plan Year, and each succeeding Plan Year as necessary;

(C)                                Allocation Restrictions. If a suspense account is in existence at any time during a Plan Year pursuant to this subsection (b), it shall not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular Plan Year, all amounts in the suspense account must be allocated and reallocated to Member’s Accounts before any Employer or employee contributions may be made to the Plan for that Plan Year. Excess Amounts remaining after the application of subsection (a) may not be distributed to Members or former Members.

SCHEDULE B

Provision to Comply With Section 416

(Top-Heavy Requirements) of the Code

This Schedule B is intended to ensure the Plan’s compliance with Section 416 of the Code. Schedule B shall be applicable to Members for any Plan Year, on or after January 1, 1984, with respect to which the Plan is top-heavy.

Part 1.     Definitions.  The following definitions shall be applied in construing this Schedule B.

(a)           “Top-Heavy Plan” means any defined contribution plan maintained by the Plan Sponsor or other Company or an Affiliated Company if, as of the Determination Date, the aggregate of the accounts of Key Employees under the Plan exceeds 60% of the aggregate of the accounts for all employees under such Plan. The Plan will be deemed a “super top-heavy plan” if, as of the Determination Date, the Plan would meet the test specified above for being a top-heavy plan if 90% were substituted for 60% in each place it appears in this subpart (a) of this Part 1.

(b)           “Determination Date” means the last day of the preceding Plan Year (or, in the case of the first plan year of a plan, the last day of such plan year).

(c)           “Valuation Date” means the same date as the Determination Date.

(d)           “Key Employee” means each employee or former employee who is, at any time during the Plan Year ending on the “Determination Date”, or was, during any one of the four Plan Years preceding the Plan Year ending on the Determination Date, any one or more of the following:

(i)                                     An officer of the Plan Sponsor or other Company or an Affiliated Company having an annual compensation greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for any Plan Year;

(ii)                                  One of 10 employees having annual compensation from a Company or an Affiliated Company of more than the dollar limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Code Section 318) both the largest interests in a Company or an Affiliated Company and a ½% ownership interest;

(iii)                               Any person owning (or considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Plan Sponsor or other Company (or stock having more than 5% of the total combined voting power of all stock of the Plan Sponsor or other Company); or

(iv)                              Any person who has annual compensation of more than $150,000 and would be described in paragraph (iii) above of this Part 1(d), if “l%” was substituted for “5%.”

For purposes of determining whether a person is an officer in paragraph (i) above of this Part 1(d), in no event will more than 50 employees or, if less than 50 employees, the greater of 3 or 10% of all employees, be considered Key Employees solely by reason of officer status. In addition, persons who are merely nominal officers will not be treated as Key Employees solely by reason of their titles as officers. For purposes of determining status as a key employee, compensation is “Compensation” as defined in Schedule C.

(e)           “Non-Key Employee” means any Member in the Plan (including a Beneficiary of such Member) who is not a Key Employee.

(f)            “Affiliated Company,” for purposes of this Schedule B, means any organization in a group of corporations or other business organizations of which the Plan Sponsor or other Company is a member, determined by using tests established under Section 414 of the Code.

Part 2      Required Aggregation.

This Plan and all other qualified plans maintained by the Plan Sponsor or other Company or an Affiliated Company which include a Key Employee must be aggregated to determine if the group as a whole is top-heavy. In addition, each other qualified plan maintained by a Company or an Affiliated Company which enables any plan in which a Key Employee is a Member to meet the requirements of Section 401(a)(4) or 410 of the Code must be aggregated.

Part 3      Permissive Aggregation.

The Plan Sponsor or other Company may include other plans maintained by a Company or an Affiliated Company which when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code, to determine if the group as a whole is top-heavy, provided such plans are comparable in benefits or contributions.

Part 4      Top-Heavy Ratio.

(a)           The top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances for all Members and the present value of accrued benefits under the defined benefit plans for all participants. Both the numerator and denominator are adjusted to include any distributions made in the five-year period ending on the “Determination Date” and any contributions due but unpaid as of the Determination Date.

(b)           The value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date. The account balances and accrued benefits of a Member who is not a Key Employee but who was a Key Employee in a prior Year will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. In determining whether the group is top-heavy, the accrued benefits or the account balances of all plans shall be valued as of the Determination Dates for such plans that fall within the same calendar Year. The accrued benefit of any Non-Key

Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the aggregation group or, if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

(c)           If any Member has not performed services for a Company at any time during the five-year period ending on the Determination Date, the account of such Member shall not be taken into account.

Part 5      Minimum Vesting.

(a)           For any Plan Year in which the Plan is a top-heavy plan as determined pursuant to Section 416 of the Code, a Member will have a nonforfeitable right to a percentage of the Member’s accrued benefit derived from Company contributions as set forth below:

Years of Service Completed
For Vesting Purposes	Vested Interest

Less than two	0%
Two but less than three	20%
Three or more	200%

(b)           The above vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Member contributions, if permitted under the Plan, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became top-heavy. If the Plan ceases to be top-heavy, the vesting schedule of Section 5 of this Plan shall apply. However, any Member who has completed at least three (3) years of Service for vesting purposes as of the last day of the last Plan Year (a) before the Plan became top heavy or (b) in which the Plan is top-heavy, shall have the right to elect to continue to have the vesting schedule in effect on the last day of such Plan Year applied to all of his benefits under the Plan. Further, no reduction in vested benefits may occur in the event the Plan’s status as top-heavy changes for any Plan Year.

Part 6      Minimum Required Contribution.

(a)           It is intended that the Plan Sponsor or other Company or an Affiliated Company will meet the minimum contribution requirements of Section 416(c) of the Code by providing a minimum contribution (which may include forfeitures otherwise allocable) without regard to any Social Security contributions for such Plan Year for each Member who is a Non-Key Employee in an amount equal to at least 3% of such Member’s compensation (compensation is “Compensation” as defined in Schedule C) for such Plan Year. For purposes of this Part 6, a Member’s compensation for any Plan Year shall not exceed $200,000, subject to any adjustments pursuant to Section 401(a)(17) of the Code. Such 3% minimum contribution requirement shall be increased to 4% for any year in which a Company or an Affiliated Company also maintains a defined benefit pension plan if necessary to avoid the application of Section 416(h)(1) of the Code, relating to the special adjustments to Section 415 limits of the Code for top-heavy plans, if the adjusted limitations of Section 416(h)(1) of the Code would otherwise be exceeded if such minimum contribution were not so increased. Company contributions attributable to any amounts deferred under an arrangement described in Section 401(k) of the Code shall not be taken into account for purposes of satisfying the minimum contribution requirements.

(b)           If for the Plan Year the Plan becomes a super top-heavy plan, then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in Part 3 of Schedule A for the limitation year ending in such Plan Year by substituting “1.0” for “1.25” in each place such figure appears, except with respect to any individual for whom there are no employer contributions, forfeitures or voluntary nondeductible contributions allocated or accruals for such individual under the defined benefit plan.

(c)           The minimum contribution requirements set forth hereinabove shall be reduced in the following circumstances:

(i)                                     The percentage minimum contribution required hereunder shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions or benefits under other qualified plans in this Plan’s aggregation group as provided pursuant to Section 416(c)(2)(B)(ii) of the Code; and

(ii)                                  No minimum contribution will be required for a Member under this Plan for any Plan Year if a Company or an Affiliated Company maintains another qualified plan under which a minimum benefit is being accrued for such year for the Member in accordance with Section 416(c) of the Code.

Part 7     Special Top-Heavy Provisions Effective January 1, 2002.

(a)           This Part 7 amends the top heavy provisions of the Plan and shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years.

(b)           Determination of top-heavy status.

(i)                                     Key Employee. Key Employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of a Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of a Company having annual compensation of more than $150,000. For this purpose, “annual compensation” means compensation within the meaning of Section 415(c)(3) of the Code, plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, 132(f)(4), 402(e)(3),

402(h)(1) or 403(b) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(ii)                                  Determination of present values and amounts. This subsection (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(A)                              Distributions during the year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(B)                                Employees not performing services during the year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(c)           Minimum benefits. For purposes of satisfying the minimum benefit requirements of Section 416(c)(1) of the Code and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.

SCHEDULE C

Contributions Limitations

Part 1 Definitions

For purposes of this Schedule C:

(a)                                  “Total Contributions” means the Savings Plus Contributions made on behalf of Members under Section 3 of this Plan and any other contributions that must be taken into account under Part 1(b) when determining the Actual Deferral Percentage; provided, however, that any Savings Plus Contributions taken into account under Part 1(c) shall be disregarded under Part 1(b).

(b)                                 “Actual Deferral Percentage” means the average of the Total Contributions for the Plan Year under this Plan (and pre-tax elective contributions under any other cash or deferred plan maintained by the Affiliated Group, if such plan must be combined with this Plan for purposes of satisfying Section 401(a)(4) or 410(b) of the Code), expressed as a percentage of the Compensation of the applicable group of Members. The aggregate percentage of the applicable group of Members shall be calculated by averaging the deferral percentages separately determined for each Member in the group. The individual deferral percentage of any Highly Compensated Member shall be determined by aggregating all cash or deferred arrangements, within the meaning of Section 401(k) of the Code, that are maintained by organizations in the Affiliated Group and by including any contributions of the Highly Compensated Member under such cash or deferred arrangements that exceed the limitations set forth in Section 3.1(c).

(c)                                  “Actual Contribution Percentage” means the average for the Plan Year of the sum of the Supplemental Contributions made pursuant to Section 3 of this Plan, and, as applicable, Company Matching Contributions made pursuant to Schedule G, Regular Contributions and Company Matching Contributions made pursuant to Schedule H, Regular Contributions and Company Matching Contributions made pursuant to Schedule I, and to the extent permitted by regulations of the Secretary of the Treasury, Savings Plus Contributions made under Section 3 of the Plan (and such after-tax contributions, 401(k) contributions or employer matching contributions under any other plan that is maintained by the Affiliated Group if the plan must be combined with this Plan for purposes of satisfying Section 401(a)(4) or 410(b) of the Code,) expressed as a percentage of the Compensation of the applicable group of Members. The aggregate percentage of the applicable group of Members shall be calculated by averaging the contribution percentages separately determined for each Member in the group. The individual contribution percentage of any Highly Compensated Member shall be determined by aggregating all qualified retirement plans of the Affiliated Group.

(d)                                 “Aggregate Limit” means the greater of (i) or (ii), where

(i)                                     is the sum of (i) 1.25 multiplied by the greater of the Plan Year’s Actual Deferral Percentage or Actual Contribution Percentage for eligible Members who were Non-highly Compensated Members in the Plan Year and (ii) the lesser of 200% or 2 plus the lesser of the Plan Year’s Actual

Deferral Percentage or Actual Contribution Percentage for eligible Members who were Non-highly Compensated Members in the Plan Year; and

(ii)                                  is the sum of (i) 1.25 multiplied by the lesser of the Plan Year’s Actual Deferral Percentage or Actual Contribution Percentage for eligible Members who were Non-highly Compensated Members in the Plan Year and (ii) the lesser of 200% or 2 plus the greater of the Plan Year’s Actual Deferral Percentage or Actual Contribution Percentage for eligible Members who were Non-highly Compensated Members in the Plan Year.

(e)                                  “Highly Compensated Member” means a Member who is an employee described in Code Section 414(q)(1), including both Highly Compensated Members and Highly Compensated former Members. A Highly Compensated active Member includes any Member who performs services for a Company during the Plan Year and who owns more than a 5% interest in any organization in the Affiliated Group during such Plan Year or the preceding Plan Year, or received Compensation from the Affiliated Group in excess of $80,000 (as adjusted under Code Section 415(d)) for the preceding Plan Year. For this purpose the determination of who is a Highly Compensated Member including the determination of the number and identity of the Members in the top paid group, will be made in accordance with Treasury Regulations Section 1.414(q) - IT to the extent not inconsistent with Code Section 414(q) as amended by the Small Business Job Protection Act of 1996 and IRS Notice 97-75. The top paid group is the highest paid 20% of the number of employees employed by the Affiliate Group during the applicable Year excluding:

(i)                                     employees who have less than six months of service;

(ii)                                  employees who are under age 21;

(iii)                               employees who ordinarily work less than six months per year;

(iv)                              employees who ordinarily work less than 17-½ hours per week;

(v)                                 employees who are nonresident aliens without U.S. source earned income;

(vi)                              leased employees covered by a safe harbor pension plan who are not treated as Employees; and

(vii)                           employees who are included in a unit of employees covered by a collective bargaining agreement but only if (i) at least 90% of the individuals employed by a Company and Affiliated Companies are covered by collective bargaining agreements and (ii) the Plan excludes from coverage individuals covered by such agreements.

(f)                                    “Affiliated Group” means any group of corporations or other business organizations of which a Company is a part, determined by using tests established under Section 414 of the Code.

(g)                                 “Compensation” means wages, as defined in Section 3401(a) of the Code, and all other payments for which a Company is required to furnish a written statement under Sections 6041(d) and 605l(a)(3) of the Code that are received by a Member during a Plan Year while covered under the Plan. Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages on the basis of the nature or location of the employment or the services performed, including the exception for agricultural labor in Code Section 3401(a)(2). Compensation also includes amounts that would be described in the first sentence of this subsection but for any of the following: they are contributed at the election of an individual to an employee benefit plan under an arrangement described in Section 125 or 401(k) of the Code; to a simplified employee pension under an arrangement described in Code Section 408(k)(6); to a qualified transportation fringe benefit plan described in Code Section 132(f)(4) or for an annuity contract described in Code Section 403(b); they are deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b); or they are employee contributions treated as employer contributions under Code Section 414(h)(2). An individual’s Compensation for any Plan Year shall be deemed not to exceed $150,000, subject to any adjustments to reflect increases in the cost of living determined by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code.

(h)                                 “Member” means an Employee who is eligible for membership in the Plan pursuant to the terms of Section 2 of the Plan and includes an Employee who is suspended from making contributions pursuant to Section 6.8(c) of the Plan.

(i)                                     The determination of who is a Highly Compensated Member for purposes of this definition shall be made in accordance with the provisions of Section 414(q) of the Code.

Part 2 ADP Testing

(a)                                  The Total Contributions credited to the Members for each Plan Year must satisfy one of the following:

(i)                                     The Actual Deferral Percentage for Highly Compensated Members for the Plan Year shall not exceed the Actual Deferral Percentage for Members who were Non-highly Compensated Members for the Plan Year multiplied by 1.25; or

(ii)                                  The Actual Deferral Percentage for Highly Compensated Members for the Plan Year, shall not exceed the Actual Deferral Percentage for Members who were Non-highly Compensated Members for the Plan Year multiplied by 2.0, provided that the Actual Deferral Percentage for Members who are Highly Compensated Members does not exceed the Actual Deferral Percentage for Members who were Non-highly Compensated Members in the Plan Year by more than 2 percentage points.

(b)                                 The Actual Deferral Percentage test will be applied by comparing the current Plan Year’s ADP, as applicable, for Highly Compensated Members with the current Plan Year’s ADP for Non-highly Compensated Members.

Part 3 ACP Testing

(a)                                  The aggregate of Supplemental Contributions made pursuant to Section 3 of this Plan, and any other contributions that must be (or may be) taken into account under Part l(c) credited to the Members for each Plan Year must satisfy one of the following:

(i)                                     the Actual Contribution Percentage for Highly Compensated Members for the Plan Year shall not exceed the Actual Contribution Percentage for Members who were Non-highly Compensated Members for the Plan Year multiplied by 1.25; or

(ii)                                  the Actual Contribution Percentage for Highly Compensated Members for the Plan Year, shall not exceed the Actual Contribution Percentage for Members who were Non-highly Compensated Members for the Plan Year multiplied by 2.0, provided that the Actual Contribution Percentage for Members who are Highly Compensated Members does not exceed the Actual Contribution Percentage for Members who were Non-highly Compensated Members in the Plan Year by more than 2 percentage points.

(b)                                 The Actual Contribution Percentage test will be applied by comparing the current Plan Year’s ACP, as applicable, for Highly Compensated Members with the current Plan Year’s ACP for Non-highly Compensated Members.

Part 4 Multiple Use Limit

This Part 4 shall not apply for Plan Years beginning after December 31, 2001. If the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for eligible Members who are Highly Compensated Members exceeds the Aggregate Limit, a multiple use of the alternative limitation (within the meaning of Section 401(m)(9) of the Code) occurs. However, multiple use does not occur if either the Actual Deferral Percentage or the Actual Contribution Percentage for eligible Members who are Highly Compensated Members does not exceed 1.25 multiplied by the Actual Deferral Percentage or the Actual Contribution Percentage, as applicable, for eligible Members who are Non-highly Compensated Members for purposes of this Part 4. The Actual Deferral Percentage and the Actual Contribution Percentage for eligible Members who are Highly Compensated Members are determined after any corrections required to meet the Actual Deferral Percentage test and the Actual Contribution Percentage test. Multiple use is corrected by reducing the Actual Contribution Percentage of all Highly Compensated Members so that the Aggregate Limit is not exceeded as provided in Parts 5 and 6 of this Schedule C.

Part 5 Correction of ADP and ACP Tests

(a)                                  The Committee shall determine the Actual Deferral Percentage and the Actual Contribution Percentage for each Plan Year. If the Actual Deferral Percentage or the Actual Contribution Percentage of the Highly Compensated Members exceeds the maximum percentage that would comply with the rules described in Part 2, Part 3 or Part 4 of this Schedule C, the Committee shall reduce the Actual Deferral Percentage or the Actual Contribution Percentage, as

applicable, for the Highly Compensated Members to the extent necessary to comply with Part 2, Part 3 or Part 4 of this Schedule C.

(b)                                 This shall be accomplished by (1) reducing the individual deferral percentages or the individual contribution percentages of the Highly Compensated Members, beginning with the highest percentage and continuing in descending order, until the Actual Deferral Percentage or the Actual Contribution Percentage, as applicable, of the Highly Compensated Members complies with Part 2, Part 3 or Part 4 of this Schedule C; (2) calculating the actual dollar amount of excess contributions determined under (1); and allocating and distributing such excess contributions to the Highly Compensated Members with the largest amounts of contributions beginning with the Highly Compensated Member who has the largest dollar amount of contributions tested pursuant to Part 2 or Part 3, as applicable and continuing in descending order until all excess contributions have been allocated and distributed. For purposes of this Part 5 if the amount of excess contributions are distributed to the affected Highly Compensated Members, the Plan is deemed to have met one of the tests described in Part 2, Part 3 or Part 4 of this Schedule C, as applicable, regardless of whether the Actual Deferral Percentage, Actual Contribution Percentage or Aggregate Limit of the group of Highly Compensated Members if recalculated after distribution would satisfy one of the tests described in Part 2, Part 3 or Part 4 above.

(c)                                  To the extent a Highly Compensated Member has not reached his or her catch-up contribution limit under Section 3.1(a) for the Plan Year, if applicable, excess Savings Plus Contributions otherwise allocated to such Highly Compensated Member shall be treated as catch-up contributions, up to the applicable dollar limit provided under Code Section 414(v)(2)(b), and will not be treated as excess Savings Plus Contributions for purposes of this paragraph.

Part 6 Corrective Distributions

(a)                                  Effective for Plan Years commencing in 2006 and 2007, the income or loss allocable to excess Savings Plus Contributions or excess Supplemental Contributions, as applicable, is equal to the sum of the allocable gain or loss for such contributions for the Plan Year and, to the extent excess Savings Plus Contributions or excess Supplemental Contributions are or will be credited with gain or loss for the gap period (i.e., the period beginning after the close of the Plan Year and ending prior to the distribution) if the total Account were to be distributed, the allocable gain or loss during that period (or a date no more than seven days before the date of distribution). A distribution of excess Savings Plus Contributions or excess Supplemental Contributions (and income and earnings thereon) may be made under the terms of the Plan without regard to any notice and consent otherwise required under Section 6.

(b)                                 The amount of an excess contribution attributable to Savings Plus Contributions to be distributed under this Part 6 for a Plan Year with respect to any Member shall be reduced by any excess Savings Plus Contributions previously distributed to such Member under Section 3.1(c). In the case of a Member whose individual deferral percentage or individual contribution percentage has been determined by taking into account contributions made to another qualified retirement plan, the amount to be distributed or forfeited under this Plan for any Plan Year shall be coordinated with such other plans, but shall not exceed the amount of contributions made by or on behalf of such Member to this Plan for such Plan Year.

(c)                                  The adjustments described in Part 5 of this Schedule C, shall be completed no later than the end of the Plan Year following the Plan Year for which the excess contributions were made. If there is a failure to distribute an excess contribution within 2½ months after the end of the Plan Year in which such excess contribution was made, the Plan Sponsor or other Company may be subject to a 10% excise tax with respect to such excess contribution.

Part 7 Determination of Loss or Loss

(a)                                  With respect to an excess contribution attributable to contributions in excess of the limits of Part 2, Part 3 or Part 4, the earnings or losses attributable to such contribution for purposes of Part 6 shall be determined by multiplying:

(i)                                     the net earnings or losses for the Plan Year in which such contribution was made that are allocable to the Member’s Savings Plus Investment Account, Supplemental Investment Account, Basic Investment Account or Company Contributions Account, as applicable, by

(ii)                                  a fraction, the numerator of which is the amount of the excess contribution to be distributed to the Member, and the denominator of which is the sum of

(A)                              the amount allocated to such Member’s Savings Plus Investment Account, Supplemental Investment Account, Basic Investment Account or Company Contributions Account, as applicable, as of the beginning of such Plan Year; and

(B)                                the Member’s Savings Plus Contributions, Supplemental Contributions, Basic Investment Account or Company Contributions Account, as applicable, for each calendar year.

Part 8 Separate Lines of Business

If for any Plan Year the Plan is treated as benefiting Members who are employees of more than one separate line of business within the meaning of Section 414(r) of the Code, the limitations set forth in Part 2, Part 3 and Part 4 of this Schedule C shall be applied separately to each such separate line of business.

Part 9 Limitations on Distributions of Savings Plus Contributions

(a)                                  Notwithstanding any other provision of the Plan, Savings Plus Contributions may not be distributed before the occurrence of one of the following events .

(i)                                     the Member has died;

(ii)                                  the Member has become disabled (either had a Total Disability, or become disabled within the meaning of Code Section 72(m)(7) or under any other definition of disability consistent with Code Section 401(k)(2)(B));

(iii)                               effective for distributions on and after January 1, 2002, the Member’s severance from employment, for severances from employment occurring after December 31, 2001;

(iv)                              the Member has incurred a hardship according to Plan section 6.8;

(v)                                 the Member has attained age 59½;

(vi)                              the Plan terminates;

(vii)                           for Plan Years beginning before 2002, a Member’s employer disposes of substantially all of its assets, within the meaning of Code Section 409(d)(2), used in its trade or business and that Member continues employment with the business that acquires the assets;

(viii)                        for Plan Years beginning before 2002, a corporation disposes of its interest in the Member’s employer, which is a subsidiary of the selling corporation within the meaning of Code Section 409(d)(3), and the Member continues his employment with the Affiliated Group.

(b)                                 Notwithstanding Part 9(a)(vi) above, effective for Plan Years commencing on or after January 1, 2006, a distribution may not be made upon termination if the Affiliated Group establishes or maintains an alternative defined contribution plan. A plan is an ‘alternative defined contribution plan’ only if it is a defined contribution plan that exists at any time during the period beginning on the date of the Plan’s termination and ending 12 months after distribution of all assets from the Plan. A distribution may only be made pursuant to Part 9(a) above if the distribution would be a lump sum distribution within the meaning of Code Section 402(e)(4)(D) (without regard to Code Section 402(e)(4)(D)(i)(I), (II), (III), and (IV)).

SCHEDULE D

Joint and Survivor Benefits For Certain Members

Part 1 In General

(a)                                  This Schedule D shall apply to a Member who is credited with an hour of service after August 22, 1984, if amounts held under this Plan with respect to the Member are attributable, in whole or in past, to amounts transferred after August 22, 1984, to the Trust Fund directly or indirectly from a qualified plan to which the qualified joint and survivor rules of Section 401(a)(11) of the Code apply.

(b)                                 Amounts transferred as described in Part 1(a) of this Schedule D, which are held on behalf of a Member under this Plan shall be segregated from other amounts held on behalf of the Member and shall be accounted for separately as provided in Section 4.10 of this Plan.

(c)                                  Benefits payable to or on behalf of a Member which are attributable to amounts described in Part 1(a) of this Schedule D shall be paid in the form of a qualified joint and survivor annuity described in subpart (d) of this Part 1 hereof in the case of a Member who is married on the date on which the Member is first entitled to receive benefit payments. In addition, in the event of the Member’s death prior to the date on which he is first entitled to receive benefit payments, if he has been married throughout the one year period ending on his date of death, his Surviving Spouse shall be entitled to the benefit described in subpart (e) of this Part 1 hereof. The requirements of this subpart (c) shall not apply if the Member and the Member’s spouse waive the qualified joint and survivor annuity or qualified pre-retirement survivor’s annuity pursuant to the requirements of Part 2 of this Schedule D. Retirement benefits payable on behalf of an unmarried Member which are attributable to amounts described in Part 1 of this Schedule D shall be paid in the form of an annuity for the Member’s life unless he elects to receive his benefit payments in another form.

(d)                                 A qualified joint and survivor annuity is an annuity payable to a retired Member for his life with annuity payments equal to 50% of the Member’s annuity payments continuing to his spouse upon the death of the retired Member.

(e)                                  A pre-retirement survivor’s annuity is an annuity for the life of the Surviving Spouse, the actuarial equivalent of which shall be:

(i)                                     in the case of a Member whose employment is terminated before reaching the normal retirement age of 65 and dies before the date on which the Member is first entitled to receive benefit payments, his vested percentage of his Accounts determined as of the Valuation Date; and

(ii)                                  in the case of any other Member who dies before the date on which the Member is first entitled to receive benefit payments, 100% of the value of his Accounts determined as of the Valuation Date.

Part 2 Elections

(a)                                  An election to waive the qualified joint and survivor annuity or the qualified pre-retirement survivor’s annuity must be made by the Member in writing during the appropriate election period and the Member’s spouse must consent to the election in writing. The spouse’s consent must specifically acknowledge the effect of such election and any other designated Beneficiary. The spouse’s consent to an election to waive the qualified joint and survivor annuity must also specifically acknowledge the form of payment elected. The spouse’s consent must be witnessed by a Plan representative or a notary public. The spousal consent shall not apply to any subsequent spouse of a Member. Spousal consent shall not be required if it is established to the satisfaction of the Committee that it cannot be obtained because the spouse cannot be located or under such other circumstances as may be prescribed by regulations issued by the Secretary of the Treasury. The Member may revoke in writing any election made hereunder without the consent of the spouse, at any time during the appropriate election period. A change in designated Beneficiary made subsequent to a spousal consent shall be deemed to be a revocation of the waiver. Any subsequent election to waive the survivor annuities must comply with the requirements of this subpart (a) of this Part 2 of this Schedule D.

(b)                                 The election period with respect to the qualified joint and survivor annuity shall be the 90-day period ending on the date on which the Member is first entitled to receive benefit payments. The Committee shall provide the Member, between 30 and 180 days (90 days for distributions prior to January 1, 2007) before the date on which the Member is first entitled to receive benefit payments, a written explanation of:

(i)	The terms and conditions of the qualified joint and survivor annuity;

(ii)	Member’s right to waive the joint and survivor annuity and the effect thereof;

(iii)

The requirement that the Member’s spouse consent to any waiver of the joint and survivor annuity and that the spouse’s consent specifically acknowledge the effect of such waiver, any designated Beneficiary, and the form of payment elected; and

(iv)	The right of the Member to revoke such election, and the effect of such revocation.

Notwithstanding the foregoing a Member may elect (with spousal consent, if applicable) to commence distribution (or an optional form of payment) less than 30 days after the date the Member was provided with the above explanation as long as the Committee has informed the individual that he is entitled, for a period of at least 30 days after receiving such information, to consider whether to elect the distribution (or an optional form of payment) and the distribution commences more than 7 days after the explanation was provided.

(c)                                  The election period with respect to the qualified pre-retirement survivor’s annuity shall begin on the first day of the Plan Year in which the Member attains age 35 and end on the date of the Member’s death. In the event a vested Member to whom this Schedule D applies terminates employment prior to the beginning of the election period, the election period shall begin on the date of such termination of employment. The Committee shall provide each Member with a written explanation of the pre-retirement survivor’s annuity containing information comparable to that required in Part 2(b) of this Schedule D. The written explanation shall be provided at the conclusion of whichever of the following four periods ends last:

(i)	The period that starts on the first day of the Plan Year in which the Member attains age 32 and ends on the last day of the Plan Year preceding the Plan Year in which the Member reaches age 35.

(ii)	The 12-month period beginning on the date on which the Member is first covered under the Plan.

(iii)	The 12-month period immediately following the date on which the pre-retirement survivor’s annuity is no longer subsidized within the meaning of Regulation Section 1.401(a)-20.

(iv)	The 12-month period immediately following the date on which the pre-retirement survivor’s annuity first became effective with respect to the Member.

In the case of a Member who terminates employment before attaining age 35, the required written explanation shall be provided during the 12-month period commencing on the date of termination of employment.

SCHEDULE E

Temporary Suspension in Withdrawals, Distributions and Investment Elections

Part 1 Temporary Suspension

Notwithstanding any other provision of the Plan, during the period commencing on January 1, 1993, and ending on March 1, 1993, no withdrawals, distributions, loans or investment elections may be made with respect to the Accounts of Members employed during such period by The Paddington Corporation or Carillon Importers Ltd. or with respect to Accounts containing amounts transferred to the Plan from the Paddington Plan, the Carillon Plan or the Carillon/GrandMet Plan. Notwithstanding any other provision of the Plan, during the period commencing on January 1, 1993, and ending on March 1, 1993, no amount credited to an Account on January 1, 1993, that is attributable to funds transferred from the Carillon Plan, the Carillon/GrandMet Plan or the Paddington Plan shall be invested in Fund (IV) described in Section 5.2 of the IDV Plan as in effect on January 1, 1993. At the direction of an individual issued prior to January 1, 1993, in accordance with rules established by the Committee, amounts credited to an individual’s Accounts on January 1, 1993, that are attributable to funds transferred on behalf of the individual from the Carillon Plan or the Carillon/GrandMet Plan shall be invested in one or more of Funds (I), (II), (III) or (V) described in said Section 5.2 of the IDV Plan as in effect on January 1, 1993, and, to the extent no such direction is given, shall be invested in accordance with Section 5.7 of the IDV Plan as in effect on January 31, 1993. Amounts credited to an Account on January 1, 1993, that are attributable to funds transferred from the Paddington Plan shall to the extent previously invested under the Paddington Plan in its Fixed income Fund, Asset Manager Fund, Growth and Income Fund or Equity Fund be allocated to Fund (II), Fund (V), Fund (I) or Fund (III), respectively.

Part 2 Sub-Accounts

To the extent necessary to preserve optional forms of benefit available under the Heublein Plan, the Paddington Plan, the Carillon Plan or the Carillon/GrandMet Plan, the Committee may establish two or more sub-accounts within any Account maintained for a Member.

E-1

SCHEDULE F

Optional Forms of Payment with respect to the value of a Member’s Accounts under the Guinness Plan as of December 31, 1998

Notwithstanding any provision of the Plan to the contrary the following provisions shall apply to Members who were participants in the Guinness Plan as in effect on December 31, 1998 and who became Members (both active and inactive) in the Plan on January 1, 1999 and on whose behalf Accounts were transferred from the Guinness Plan to the Plan.

Part 1 Normal Form of Benefit

The value of Accounts as of December 31, 1998 under the Guinness Plan (Participant 401(k) Account, Employer Contribution Account, Participant After-Tax Contribution Account and Rollover Contribution Account) shall be payable in a lump sum unless a Member elects any optional form of benefit permitted under Part 3 of this Schedule F. If a Member who is married elects any annuity form of payment, then the normal form of payment for such Member shall be a 50% joint and survivor annuity (an Annuity Contract which provides for a monthly payment of an annuity for the life of the Member with a survivor annuity payable monthly for the life of the Member’s Surviving Spouse in an amount equal to 50% of the monthly amount payable during the lifetime of the Member).

Part 2 Election Of Optional Forms

(a)                                  Not more than 180 days (90 days for distributions prior to January 1, 2007) nor less than 30 days prior to the date on which the Member is entitled to receive benefit payments (“Benefit Commencement Date”), the Committee shall furnish him or her with a notice containing information regarding his or her election of the form in which the value of his Accounts under the Guinness Plan as of December 31, 1998 are to be paid. Each Member shall have an election period before his or her Benefit Commencement Date to elect in writing not to take a lump sum payment under the Plan and to elect an optional form of payment. Such election period shall be the 180 day period (90 day period for Benefit Commencement Dates prior to January 1, 2007) ending on the Benefit Commencement Date.

(b)                                 Notwithstanding the foregoing, a Member may elect (with spousal consent, if applicable) to commence distribution (or an optional form of payment) less than 30 days after the date the Member was provided with the above information as long as the Committee has informed the individual that he is entitled, for a period of at least 30 days after receiving such information, to consider whether to elect the distribution (or an optional form of payment) and in the case of a Member electing an annuity form of payment, the distribution commences more than 7 days after the explanation was provided.

(c)                                  A Member may revoke his or her election to take an optional form of payment, and elect a different form of payment, at any time during the election period or, if earlier, until an annuity contract is purchased pursuant to his or her selection of a form of benefit.

(d)                                 The election of an optional form of payment which contemplates the payment of an annuity shall not be given effect if any person who would receive benefits under the annuity dies before the annuity starting date or, if earlier, before an annuity contract is purchased.

Part 3 Optional Forms

Subject to Section 6.1(b)(ii), benefits may be paid in the following optional forms (all of which shall be of actuarially equivalent value to the Member’s Accounts):

(a)                                  a joint and survivor annuity contract providing monthly payments during the Member’s life and after his or her death to his or her Surviving Spouse or surviving annuitant in installments either in the same amount, in three quarters of the amount or in one half of the amount payable before the Member’s death;

(b)                                 an annuity contract providing payments for the Member’s life;

(c)                                  an annuity contract providing installment payments for the Member’s life and for a period certain of 60 months, 120 months, 180 months or 240 months; or

(d)                                 a series of substantially equal installment payments.

Part 4 Limitation Options

A Member or a Beneficiary shall not be permitted to elect to receive his or her benefits in either of the following forms:

(a)                                  A benefit in such form (other than an annuity for the life of a Member with a survivor annuity for his or her Surviving Spouse’s life in an annual amount not to exceed the annual amount payable to the Member during his or her life) that, as of the time payment commences, the present value of the benefits payable to such Member or Beneficiary is less than 50% of the total benefits payable.

(b)                                 A benefit in such form that all or any portion of the value of the benefit otherwise payable to the Member during his or her lifetime is either (i) paid instead to his or her Beneficiary or (ii) set aside for payment to his or her survivor at death.

Part 5 Change in Form or Timing of Benefit Payment

Any former Employee whose payments are being deferred or who is receiving installment payments may request acceleration or other modification of the form of benefit distribution, but any such modification cannot be inconsistent with Section 401(a)(9) of the Code and regulations promulgated thereunder.

Part 6 Consent of Spouse

If in the opinion of the Committee any Surviving Spouse shall, by reason of the law of any jurisdiction, appear to have any interest in any benefit that might become payable to a Member, the Committee may, as a condition precedent to the requesting or making of any election under this Plan or the revocation or alteration of any such election (or as a condition of the continued effectiveness of any election or revocation or alteration thereof) require such written release or releases, or such other documents, as in its discretion, it shall determine to be necessary, desirable or appropriate to prevent or avoid any conflict or multiplicity of claims with respect to the payment of any benefits under the Plan.

Part 7 Election of Annuity Form of Payment

If a married Member has elected a 50% joint and survivor annuity form of payment pursuant to Part 1 of this Schedule F and wants to elect any other form of payment permitted under the Plan (other than a 75% or 100% joint and survivor annuity with the Member’s spouse as the joint annuitant), the election, written spousal consent and written explanation requirements under Section 417 of the Code must be satisfied.

Part 8 Payment of Death Benefits

(a)                                  Accounts accrued as of December 31, 1998 under the Guinness Plan payable to a Beneficiary under this Schedule F shall be paid in any form permitted under Part 3 of Schedule F elected by the Beneficiary; provided, however, that the Member upon designating his or her Beneficiary shall also have the right to designate the form of payment to such Beneficiary.

(b)                                 Post-retirement death benefits (if any) will be paid in accordance with the form of benefit elected under Part 3 of Schedule F.

Part 9 Beneficiaries

(a)                                  A Member shall designate one or more Beneficiaries to whom amounts due after the Member’s death shall be paid. In the event a Member fails to make such a designation, or in the event that no designated Beneficiary survives the Member, any amounts due after the Member’s death shall be paid to his or her Surviving Spouse, or if there is no Surviving Spouse, to the legal representative of his or her estate. No Beneficiary shall have any right to benefits under the Plan unless he or she shall survive the Member.

(b)                                 Any designation of a Beneficiary incorporated into an annuity contract shall be governed by the terms of such annuity contract. Any other designation of a Beneficiary must be filed with the Committee, in a time and manner designated by such Committee, in order to be effective. Any such designation of a Beneficiary may be revoked by filing a later designation or an instrument of revocation with the Committee, in a time and manner designated by such Committee.

(c)                                  The designation of a Beneficiary other than the spouse of a married Member must be consented to by the Member’s spouse, unless it is established to the satisfaction of the Committee that the spouse cannot be located, or in such other circumstances as may be described in regulations. Any consent by a spouse obtained under this provision (or the establishment that the consent of a spouse may not or need not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Member without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of said rights. Such consent must (i) be in writing, (ii) may not be changed without spousal consent (unless the spouse’s consent permits designations by the Member without further spousal consent), (iii) acknowledge the effect of such election, and (iv) be witnessed by a representative of the Committee or a notary public.

SCHEDULE G

Company Matching Contributions For Members who are Employees of Guinness Import Company

Part 1 Definitions

For purposes of this Appendix G the following terms shall have the meanings set forth below.

(a)           “Company Contribution Account” shall have the same meaning as in Section 1.16 of the Plan except that new Company Contribution Accounts shall be established as necessary for GIC Members.

(b)           “Company Matching Contributions” shall mean amounts contributed by GIC on behalf of its Employees pursuant to this Schedule G with respect to a Plan Year that ends after December 31, 1998 and before January 1, 2001. There shall be no amounts contributed by GIC on behalf of its Employees pursuant to this Schedule G with respect to any Plan Year that ends after December 31, 2000.

(c)           “GIC” shall mean Guinness Bass Import Company (formerly known as Guinness Import Company).

(d)           “GIC Member” shall mean a Member of the Plan who is an Employee of Guinness Bass Import Company (formerly known as Guinness Import Company).

(e)           “Salary” shall have the same meaning as in Section 1.41 of the Plan.

Part 2 Company Matching Contributions

(a)           For each calendar month ending after December 31, 1998 and before January 1, 2001, GIC shall contribute to the Trust an amount equal to 100% of the first 3% of Salary contributed to the Savings Plus Investment Account (as provided in Section 3.1) of the GIC Members eligible for an allocation pursuant to Part 3 hereof, reduced by any forfeitures in the Company Contribution Accounts attributable to GIC Members occurring in such calendar month. Anything herein to the contrary notwithstanding, no Company Matching Contributions shall be made under this Part 2 with respect to any calendar month that begins after December 31, 2000.

(b)           Subject to the limitations under Section 415 of the Code, Company Matching Contributions under this Part 2 shall be paid to the Trustee as soon as practicable after the end of each month.

(c)           Each Member for whom GIC makes Company Matching Contributions in accordance with this Part 2 shall have a Company Contribution Account to which shall be credited all amounts allocable to each such GIC Member pursuant to Part 3 hereof.

Part 3         GIC Members Eligible For a Company Contribution Account Allocation

Any Member who is an Employee of GIC whose Savings Plus Investment Account is credited with a contribution for a calendar month that begins after December 31, 1998 and before January 1, 2001, shall be eligible for an allocation to his or her Company Contribution Account for such month. Anything herein to the contrary notwithstanding, a Member who is an Employee of GIC shall not be credited with an allocation to a Company Contribution Account with respect to any calendar month that begins after December 31, 2000.

Part 4 Contributions Limitations

(a)           Except as provided in subsection (b) of this Part 4, all Company Matching Contributions are subject to the applicable nondiscrimination standards and related rules pursuant to Section 401(m) of the Code as set forth in Schedule C.

(b)           For purposes of reducing the Actual Contribution Percentage, amounts distributed under Part 6 of Schedule C are first treated as distributions of the GIC Member’s Supplemental Contributions and if further reduction of the Actual Contribution Percentage is required, of his Company Matching Contributions provided that the unvested Company Matching Contributions shall be forfeited and used to reduce future Company Matching Contributions under this Schedule G.

Part 5 Trust Fund, Accounts and Valuation

All of the Company Matching Contributions made on behalf of a GIC Member shall be invested in one or more of the Investment Funds as described in Section 4 of the Plan and shall be subject to the rules and provisions of such Section.

Part 6 Vesting

(a)           Notwithstanding Section 5.3(i) of the Plan, after December 31, 1998 and before January 1, 2001, a GIC Member shall have a vested percentage in the Company Contribution Account determined in accordance with the following Schedule:

Completed Years of Vesting Service	Vested Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

Effective January 1, 2001, a GIC Member who is credited with an Hour of Service on or after January 1, 2001 shall be fully vested in his or her Company Contribution Account.

(b)              Except as provided in (a) above, the Company Contribution Account of a GIC Member shall be subject to the rules and provisions of Section 5 of the Plan.

(c)           A GIC Member who ceases to be a GIC Member by reason of an employment transfer, shall continue to vest in his or her Company Contributions Account in accordance with (a) above although he or she shall not be eligible to receive an allocation of Company Matching Contributions after the date of transfer, except to the extent such Company Matching Contributions are required under Part 2(a) prior to January 1, 2001 with respect to Savings Plus Contributions made prior to the date of transfer.

Part 7 Company Contribution Account Forfeitures

The unvested portion of the Company Contribution Account of a GIC Member who has terminated employment with GIC, the Company and all Affiliated Companies shall be forfeited as of the last day of the calendar month in which such termination occurs. Such forfeiture shall be applied toward the reduction of the Company Matching Contribution for GIC Members in accordance with Part 2 hereof and shall be restored, if applicable, in accordance with Section 6.4(b) of the Plan.

Part 8 Withdrawals Prior to Termination of Employment

(a)           For purposes of this Schedule G, Section 6.5(a)(ii) and (iv) shall not apply to the portion of a GIC Member’s Company Contribution Account attributable to Company Matching Contributions made on or after January 1, 1999.

(b)           A GIC Member who is receiving benefits under the Company’s long term disability plan or who has attained age 59½ may elect to withdraw the vested amount in his Company Matching Contributions Account as of any Valuation Date.

Part 9 Distributions to GIC Members

(a)           Except as otherwise specifically provided in Part 8 of this Schedule G (relating to in-service withdrawals) and sub-section (b) below, the Company Contributions Account of a GIC Member shall be subject to the distribution rules and provisions of Section 6 of the Plan.

(b)           With respect to the value of his Employer Contribution Account under the Guinness Plan as of December 31, 1998 transferred to the Plan (if applicable), the distribution provisions of Schedule F shall apply.

Part 10                     Loans

Loans shall be permitted from the Company Contribution Account of a GIC Member in accordance with the provisions of Section 13 of the Plan.

Part 11                     Limitations to Comply with Section 415 of the Code

Company Matching Contributions made on behalf of GIC Members shall be subject to the rules and provisions of Schedule A.

Part 12                        Other Provisions

Except as otherwise specifically provided in this Schedule G the rules and provisions of the Plan shall apply to a GIC Member.

SCHEDULE H

Special Provisions Relating to Allen Park Members

Part 1 Definitions

For purposes of this Schedule H the following terms shall have the meanings set forth below:

(a)           “Allen Park Member” shall mean a Member in the Plan who is a member of the collective bargaining unit including employees in the clerical and technical unit at Allen Park, Michigan.

(b)           “Company Contribution Account” shall have the same meaning as in Section 1.16 of the Plan except that new Company Contribution Accounts shall be established as necessary for Allen Park Members.

(c)           “Company Matching Contributions” shall mean contributions made by the Company on behalf of the Member pursuant to Part 3 of this Schedule H.

(d)           “Regular Contributions” shall mean any Basic or Supplemental Contribution that is not redesignated as a Savings Plus Contribution.

(e)           “Salary” shall have the same meaning as in Section 1.40 of the Plan as in effect on January 1, 1999.

Part 2 Contributions by Members

(a)           Each Allen Park Member may elect in whole percentages to contribute to the Trust Fund between 1% and 6% of his Salary, The aggregate of such contributions made by each Allen Park Member for each Plan Year shall be such Member’s Basic Contributions for such Plan Year.

(b)           Each Allen Park Member who has elected to contribute 6% of his Salary to the Trust Fund for a Plan Year may also elect to contribute additional amounts from 1% to 10% of his Salary in multiples of whole percentages. Such additional contributions made by an Allen Park Member during each Plan Year shall be such Member’s Supplemental Contributions for such Plan Year and shall not be eligible for sharing in Company Matching Contributions under the Plan.

(c)           Subject to Schedule C, any Allen Park Member may elect that his contributions of up to 10% of his Salary be further designated in 1% increments as Savings Plus Contributions to be contributed to the Company on his behalf in lieu of an equal amount being paid to him as compensation by the Company.

(d)           An Allen Park Member may suspend his Savings Plus or Regular Contributions in accordance with Section 3.4 of the Plan. During a period of suspension no Company Matching Contributions on behalf on such Member shall be made by the Company.

(e)           Except as specifically provided in this Schedule H contributions made by and on behalf of Allen Park Members shall be subject to the rules and provisions of Section 3 of the Plan.

Part 3 Company Contributions and Allocations to Allen Park Members

(a)           Except as otherwise provided in this Part 3, with respect to each calendar month, the Company shall contribute on behalf of each Allen Park Member an amount equal to 100% of such Member’s Basic Contributions to his Company Contributions Account for such payroll period. Company Matching Contributions under this section shall be paid to the Trustee as soon as practicable after the end of each month. Anything herein to the contrary notwithstanding, no contribution shall be made under this section on behalf of an Allen Park Member who is contributing to the Plan during a salary continuation period (as defined in a severance pay program maintained by the Company) in which such Member continues to perform services as an Employee of the Company.

(b)           The Company shall for each Plan Year contribute the total Company Matching Contributions made under this Schedule H. Subject to Schedule C, such contribution shall equal the aggregate amount credited for such Plan Year to the Accounts of Allen Park Members for periods while they are Employees of the Company.

Part 4 Contributions Limitations

(a)           Except as provided in subsection (b) of this Part 4, all Savings Plus Contributions, Basic Contributions, Supplemental Contributions and Company Matching Contributions are subject to the applicable nondiscrimination standards and related rules pursuant to Sections 401(k) and 401(m) of the Code as set forth in Schedule C hereto.

(b)           For purposes of reducing the Actual Contribution Percentage, excess contributions shall be distributed under Part 6 of Schedule C in the following order:

(i)            unmatched Regular Contributions shall be distributed; and

(ii)                                  after-tax Basic Contributions shall be distributed, the vested Company Matching Contributions attributable to such contributions shall be distributed and the unvested Company Matching Contributions shall be forfeited and used to reduce future Company Matching Contributions under this Schedule H.

Part 5 Trust Fund, Accounts and Valuation

All contributions made by Allen Park Members and all Company Matching Contributions made on behalf on an Allen Park Member shall be invested in one or more of the Investment Funds as described in Section 4 of the Plan and shall be subject to the rules and provisions of such Section.

Part 6 Vesting

(a)           The entire amount credited to an Allen Park Member’s Account which is attributable to the Member’s contributions shall be fully vested.

(b)           A Member shall become fully vested in his Company Contribution Account upon the first to occur of:

(i)            completion of:

(A)                              36 months of service for a Member with at least one Hour of Service after December 31, 2001; or

(B)                                60 months of service for a Member who does not complete one Hour of Service after December 31, 2001;

(ii)           subject to subsection (c), completion of 24 months of Active Membership;

(iii)          attainment of age 65;

(iv)          Retirement;

(v)           death;

(vi)          the termination or partial termination of the Plan with respect to such Member; or

(vii)         the complete discontinuance of contributions under the Plan.

(c)           Subsection (b)(ii) shall fully vest an Allen Park Member only in Company Matching Contributions made since his most recent date of enrollment in the Plan.

(d)           Except as provided in this Part 5, the Accounts of an Allen Park Member shall be subject to the rules and provisions of Section 5 of the Plan.

Part 7 Company Contribution Account Forfeitures

The unvested portion of the Company Contribution Account of an Allen Park Member who has terminated employment with the Company and all Affiliated Companies shall be forfeited as of the last day of the calendar month in which such termination occurs. Such forfeiture shall be applied toward the reduction of the Company Matching Contribution for Allen Park Members in accordance with Part 3 hereof and shall be restored, if applicable, in accordance with Section 6.4(b) of the Plan.

Part 8 Withdrawal Prior to Termination of Employment

An Allen Park Member withdrawing amounts described in Section 6.5(a)(iii) or (iv) of the Plan shall be suspended from receiving Company Matching Contributions for a period of 6 months from the date of any such withdrawal. If by error more than one withdrawal is permitted or made during a single six month period, each such withdrawal of amounts described in the preceding sentence shall separately incur a six-month suspension period, but such periods shall run concurrently (for example, a withdrawal two months after the start of a suspension period due to one prior withdrawal will result in a total concurrent suspension period for both withdrawals of eight months and not twelve months).

Part 9 Withdrawal from Savings Plus Investment Account Prior to Termination of Employment

An Allen Park Member making a withdrawal under Section 6.8(a)(i) of the Plan attributable to Basic Contributions redesignated as Savings Plus Contributions made within 24 months of the applicable Valuation Date shall be suspended from receiving Company Contributions for a period of six months from such Valuation Date, but may continue to have Savings Plus Contributions made to his Savings Plus Investment Account. This Part 9 shall not apply to the withdrawal by a Member who was a participant in the Paddington Plan or the Carillon/GrandMet Plan of amounts attributable to elective deferrals, as defined in Section 402(g)(3) of the Code, made to either such plan.

Part 10                    Distributions to Allen Park Members

Except as specifically provided in Part 8 and Part 9 of this Schedule H, distributions to Allen Park Members shall be subject to the rules and provisions of Section 6 of the Plan.

Part 11                    Loans

Loans to an Allen Park Member shall be permitted in accordance with Section 13 of the Plan.

Part 12                    Limitations to Comply with Section 415 of the Code

An Allen Park Member’s Accounts shall be subject to the rules and provisions of Schedule A.

Part 13                     Other Provisions

Except as otherwise specifically provided in this Schedule H the rules and provisions of the Plan shall apply to an Allen Park Member.

SCHEDULE I

Special Provisions Relating to Seagram Members

Part 1. Definitions

For purposes of this Schedule I, the following terms shall have the meanings set forth below:

(a)           “Company Contribution Account” shall have the same meaning as in Section 1.16 of the Plan except that (1), in the case of a Seagram Member who was covered under the Seagram Plan as of the Closing, the Company Contribution Account shall include funds allocated to such Member’s “Frozen Matching Contributions Account” and “Matching Contributions Account” under the Seagram Plan that are transferred to this Plan and such funds shall be credited to a sub-account of the Company Contribution Account; and (2) new Company Contribution Accounts shall be established, as necessary, for Seagram Members who are eligible to contribute under Section 2.1 and Company Matching Contributions shall be credited to such account.

(b)           “Company Matching Contributions” shall mean amounts contributed by the Company on behalf of a Seagram Member pursuant to Part 3 of this Schedule I.

(c)           “Regular Contributions” shall mean any Basic or Supplemental Contribution that is not redesignated as a Savings Plus Contribution.

(d)           “Salary” shall have the same meaning under this Section I as it does under Section 1.41 of the Plan.

Part 2. Savings Plus and Regular Contributions

(a)           Notwithstanding Section 3.1(a) of the Plan but subject to Section 3.6 of the Plan, each Seagram Member who has satisfied the eligibility requirements of Section 2 of the Plan may elect, in multiples of whole percentages, to have an amount which cannot be less than 1% or greater than 16% of his or her Salary designated as Savings Plus Contributions contributed by the Company to the Plan on his or her behalf in lieu of having an equal amount paid as compensation by the Company.

(b)           Notwithstanding Section 3.1(b) of the Plan but subject to Section 3.6 of the Plan, each Seagram Member who has satisfied the requirements of Section 2 of the Plan may make a special election to have an amount of up to 100% of any Company paid cash bonus in multiples of whole percentages, designated as Savings Plus Contributions to be contributed by the Company to the Plan on his or her behalf in lieu of an equal amount being paid as compensation by the Company, provided, however, that in no event, shall the total rate of Savings Plus Contributions and Regular Contributions exceed 16% of Salary.

(c)           Notwithstanding Section 3.2 of the Plan but subject to Section 3.6 of the Plan, each Seagram Member who has satisfied the requirements of Section 2 of the Plan may elect in multiples of whole percentages to contribute to the Plan by means of payroll deductions from his or her net Salary after Federal income taxes an amount which cannot be less than 1% of his or her Salary or greater than 16% of his or her Salary, provided, however that, in no event shall Regular Contributions when added together with Savings Plus Contributions, exceed 16% of Salary for a Plan Year.

(d)           Subject to Sections 3.3 and 3.4, in the case of a Seagram Member, an election that was in effect under the Seagram Plan as of the Closing to make elective pre-tax contributions or after-tax contributions to that plan shall remain in effect under this Plan. For purposes of determining the maximum percentage of Salary that may be contributed by a Seagram Member for the 2001 Plan Year, his or her elective pre-tax contributions and after-tax contributions to the Seagram Plan for that year, determined as a percentage of Salary for such year shall be taken into account.

Part 3. Contributions Limitations

(a)           Except as otherwise provided in subsection (b) of this Part 4, all Savings Plus Contributions, Regular Contributions and Company Matching Contributions are subject to the applicable nondiscrimination standards and related rules pursuant to Sections 401(k) and 401(m) of the Code as set forth in Schedule C to the Plan.

(b)           For purposes of reducing the “Actual Contribution Percentage”, excess contributions shall be handled under Part 6 of Schedule C in the following order:

(i)            Unmatched Regular Contributions will be distributed;

(ii)                                  Matched Regular Contributions shall be distributed, vested Company Matching Contributions attributable to such contributions shall be distributed, and unvested Company Matching Contributions attributable to such contributions shall be forfeited and used to reduce future Company Matching Contributions.

(iii)                               Remaining unvested Company Matching Contributions shall be forfeited and used to reduce future Company Matching Contributions.

(iv)                              Remaining vested Company Matching Contributions shall be distributed.

Part 4. Trust Fund Accounts and Valuation

All of the Company Matching Contributions made on behalf of a Seagram Member shall be invested in one or more of the Investment Funds as described in Section 4 of the Plan and shall be subject to the rules and provisions of said section.

Part 5. Vesting

Section 5.3 of the Plan shall be revised with respect to a Seagram Member by adding the following paragraph at the end thereof:

Anything herein to the contrary notwithstanding, a Seagram Member shall be fully vested in his or her sub-account established under the Company Contribution Account that is attributable to the “Frozen Matching Contributions Account” and “Matching Contributions Account” under the Seagram Plan. Furthermore, anything herein to the contrary notwithstanding, a Seagram Member’s vested percentage in the remaining portion of his or her Company Contribution Account shall not be less than his or her vested percentage determined under the following schedule:

Less than one year of service	0%
At least one year of service	20%
At least two years of service	40%
At least three years of service	100%

Part 6.  Form of Benefit Payments

(a)                                  The following provisions shall be substituted in Section 6.1(a)(ii) of the Plan with respect to a Seagram Member in place of the provisions that would otherwise apply under said Section 6.1(a)(ii).

(b)                                 If a Member’s Service is terminated by Retirement or he or she retires from the employment of the Company or a nonparticipating affiliate or subsidiary and the entire value of his or her Accounts exceeds $5,000, in lieu of a lump sum distribution under paragraph (i), he or she may elect to receive the amount to which he or she is entitled from the Accounts in the form of annual, monthly, quarterly or semi-annual installments payable over any period ranging from 1 year to 15 years (in whole years) or, in the alternative, the Member may elect a combination of a lump sum payment and such installment payments. The Committee shall provide the Member with a written description of the payment options available within the time frame set forth in Section 6.9(c). An election under this paragraph shall be made by the Member by providing an election with the Committee after receipt of the written description of the payment options. Payment of the Member’s benefit in the elected form shall commence as soon as practicable after receipt of the election. Subsequent payments under the elected form shall be made as soon as practicable after the beginning of the period for which each such payment is made. Each payment shall be paid in cash or, if any Account from which the payment is to be made is invested in the Diageo ADS Fund and the recipient so elects, in the form of a whole number of ADSs to the extent provided in paragraph (i). An election by a Member to receive an installment distribution may be changed at any time, and the Member may instead choose to receive a lump sum distribution of the remaining balance of his or her vested Accounts.

(c)                                  The provisions of Section 6.1(a)(iii) of the Plan shall not apply with respect to a Seagram Member.

(d)                                 The following provisions shall be substituted in Sections 6.3(a) and (b) of the Plan with respect to a Seagram Member in place of the provisions that would otherwise apply under said Section 6.3(a) and (b).

(e)                                  If a Member dies after payments to the Member have commenced, the provisions of the Plan pertaining to such payments shall govern the payments, if any, to be made after the Member’s death provided that the Beneficiary may, by notice to the Committee, elect to receive a lump sum payment of all or a portion of any distributions to which the Beneficiary is entitled.

(f)                                    Form of death benefit.

(i)                                     Upon the death of a Member while employed by the Company or an Affiliated Company prior to the time distribution of his or her Accounts has commenced, the Member’s Accounts shall be paid to his or her Beneficiary in one of the forms of payment listed below:

(A)                              a lump sum payable as soon as practicable after the Member’s death;

(B)                                a deferred lump sum distribution, payable no later than the last day of the calendar year that includes the fifth anniversary of the Member’s death in an amount equal to the value of the Accounts as of the Valuation Date coincident with the date of distribution;

(C)                                monthly, quarterly, semi-annual or annual installments over a period not to exceed the life expectancy of the Member’s Beneficiary, beginning no later than one year after the Member’s death, or, if later, in the case of a Beneficiary who is a Surviving Spouse, the December 31st of the year in which the Member would have attained age 70-1/2, with the amount of each installment determined based on the value of the Accounts as of the Valuation Date coincident with the date of distribution in accordance with a method of distribution which is consistent with Section 6.1(a)(v); or

(D)                               in a combination of installment payments under (C) of a portion of the vested Accounts and a lump sum payment of the remaining portion of the Accounts under (A) or (B).

(ii)                                  The Beneficiary shall elect the form of payment by providing a notice of election with the Committee. The Beneficiary shall designate the time of payment of a deferred lump sum distribution under paragraph (B) or (D), or the frequency, duration and commencement date of installment payments under paragraph (C) or (D). Anything herein to the contrary notwithstanding, payments shall be made in an immediate lump sum distribution if the total value of the Accounts does not exceed $5,000.

(g)                                 The following provisions shall be substituted in Section 6.4(a) of the Plan with respect to a Seagram Member in place of the provisions that would otherwise apply under Section 6.4(a).

(i)                                     If a Member’s Service is terminated for any reason other than Retirement or death or if a Member leaves the employment of the Company and all Affiliated Companies otherwise than by Retirement or death, the amount to the credit of his or her Accounts which is vested under Section 5 shall be determined as of the Valuation Date coincident with the date of distribution and the amount to the credit of his or her Accounts which is not vested shall be forfeited. If the vested amount does not exceed $5,000, such amount shall be distributed to the Member as soon as practicable in a lump sum. If the vested amount exceeds $5,000, the Member, by providing a proper election with the Committee at any time following his or her termination of Service or employment, may elect to receive an immediate distribution of the vested value of his or her Accounts determined as of the applicable Valuation Date, under any of the available forms of payments described in Section 6.1 (a) of the Plan. If the Member has not received the entire value of his or her Accounts before he or she reaches the April 1st following the year of attainment of age 70 1/2, the vested value of the Member’s Accounts, determined as of the April 1st following the year of attainment of age 70 1/2, shall be distributed to the Member upon such date. Any election by a Member under this Section 6.4 must be made pursuant to procedures established by the Committee.

APPENDIX A

IDV PLAN

A.                                   The change in the definition of “Salary”, set forth in Section 1.40 of the Plan, pursuant to which the aggregation of the earnings of an individual with the earnings of certain family members is eliminated, shall be effective as of January 1, 1997, under the IDV Plan.

B.                                     The provisions of Sections 1.43(j) and 3.5 of the Plan, pertaining to the requirements of Code Section 414(u), shall be effective as of December 12, 1994, under the IDV Plan.

C.                                     The changes made in Sections 6.l(a)(ii), 6.2, and 6.4(a) of the Plan, pursuant to which a $5,000 limit is applied with respect to mandatory cash out distributions, shall be effective as of January 1, 1998, under the IDV Plan.

D.                                    The provisions of Section 6.9(c) of the Plan, pursuant to which, under certain specified circumstances set forth in that section, a distribution or withdrawal to an individual may commence less than 30 days after the individual’s receipt of the information that is required to be provided pursuant to that section, shall be effective as of January 1, 1997, under the IDV Plan.

E.                                      The provisions of Section 8.2(c) of the Plan shall be effective as of January 1, 1998, under the IDV Plan.

F.                                      The changes made by paragraph (g) of Part 1 of Schedule A of the Plan shall be effective as of January 1, 1998, under the IDV Plan.

G.                                     The changes made in paragraph (a) of Part 2 of Schedule A of the Plan, pertaining to cost of living increases pursuant to Code Section 415(d), shall be effective as of January 1, 1995, under the IDV Plan.

H.                                    The changes made by paragraph (d) of Part I of Schedule B of the Plan shall be effective as of January 1, 1997, under the IDV Plan, except that the incorporation of the changes made in paragraph (g) of Part I of Schedule C with respect to a qualified transportation fringe benefit plan described in Code Section 132(f)(4), shall be effective as of January 1, 1998, under the IDV Plan.

I.                                         The changes made by Schedule C of the Plan shall be effective as of January 1, 1997 with respect to the IDV Plan, except that the change made in paragraph (g) of Part I of Schedule C with respect to a qualified transportation fringe benefit plan described in Code Section 132(f)(4), shall be effective as of January 1, 1998, under the IDV Plan.

Appendix A- 1

APPENDIX B

GUINNESS PLAN

A.                                   The Plan is amended by deleting the second paragraph in the definition of “Compensation” in Article I of the Guinness Plan, effective as of January 1, 1997.

B.                                     The Plan is amended by deleting the third paragraph in the definition of “Compensation” in Article I of the Guinness Plan and substituting therefor the following, effective as of January 1, 1997:

“For Plan Years commencing prior to January 1, 1998, for purposes of determining Highly Compensated Employees under the Plan, Compensation shall mean “Compensation” within the meaning of Section 415(c)(3) of the Code, determined without regard to Sections 125, 402(a)(8), and 402(h)(l)(B) of the Code. Effective January 1, 1998, for purposes of determining Highly Compensated Employees under the Plan, Compensation shall mean “Compensation” within the meaning of Code Section 415(c)(3), including elective contributions under Section 125, 402(a)(8), 402(h)(l)(B), or 132(f)(4) of the Code.”

C.                                     The Plan is amended by deleting the fourth paragraph in the definition of “Compensation” in Article I of the Guinness Plan and substituting therefor the following, effective as of January 1, 1998:

“For purposes of Section 3.8 and Article XIV, “Compensation” shall mean compensation as defined under Code Section 415(c)(3) and Treasury Regulations Section 1.415-2(d)(11)(ii), including elective contributions under Section 125, 402(a)(8), 402(h)(1)(B) or 132(f)(4) of the Code.”

D.                                    The Plan is amended by deleting the definition of “Highly Compensated Employee” in Article I of the Guinness Plan and substituting therefor the following, effective as of January 1, 1997:

“Highly Compensated Employee: An Employee who at any time during the Plan Year is an employee described in Code Section 414(q)(l), including both Highly Compensated active Employees and Highly Compensated former Employees. A Highly Compensated Employee includes any employee who (i) is a 5% owner during such year or the preceding year, or (ii) for the preceding year had Compensation from the Company and all Affiliates in excess of $80,000 (as adjusted under Code Section 415(d)).

The determination of who is a Highly Compensated Employee will be made in accordance with Treasury Regulations Section 1.414(q)-IT to the extent not inconsistent with Code § 414(q) as amended by the Small Business Job Protection Act of 1996.”

E.                                      The Plan is amended by deleting the parenthetical phrase at the end of Section 3.11.8(b) in Article I of the Guinness Plan and substituting therefor the following, effective as of January 1, 1997:

Appendix B- 1

“(determined by reducing the contributions of the Highly Compensated Employees, beginning with the Highly Compensated Employee with the largest dollar amount of contributions and continuing in descending order, until the Actual Contribution Percentage test of the Highly Compensated Employees complies with Section 3.16).”

F.                                      The Plan is amended by deleting the parenthetical phrase at the end of Section 3.11.9(b) in Article I of the Guinness Plan and substituting therefor the following, effective as of January 1, 1997:

“(determined by reducing the contributions of the Highly Compensated Employees, beginning with the Highly Compensated Employee with the largest dollar amount of contributions and continuing in descending order, until the Actual Deferral Percentage test of the Highly Compensated Employees complies with Section 3.14).”

G.                                     The Plan is amended by deleting Section 3.14.9, the second sentence of Section 3.15.1, Section 3.16.9 and the second sentence of Section 3.17.1 in Article III of the Guinness Plan, effective as of January 1, 1997.

H.                                    The Plan is amended by adding the following sentence at the end of Section 3.19 in Article I of the Guinness Plan, effective as of January 1, 1997:

“Excess Contributions will be allocated and distributed to the Highly Compensated Employees with the largest amounts of contributions beginning with the Highly Compensated Employee who has the largest dollar amount of contributions tested and continuing in descending order until all Excess Contributions have been allocated and distributed.”

I.                                         The Plan is amended by revising the second sentence of Section 5.1 in Article V of the Guinness Plan by adding thereto the parenthetical phrase “($5,000, effective January 1, 1998)” after “$3,500”, effective as of January 1, 1998.

J.                                        The Plan is amended by revising the third sentence of Section 5.1 in Article V of the Guinness Plan by adding thereto the parenthetical phrase “($5,000 effective January 1, 1998)” after “$3,500”, effective as of January 1, 1998.

K.                                    The Plan is amended by revising the first sentence of Section 5.2.2 in Article V of the Guinness Plan by adding thereto the parenthetical phrase “($5,000 effective January 1, 1998)” after “$3,500”, effective as of January 1, 1998.

L.                                      The Plan is amended by revising the first sentence of Section 5.2.3 in Article V of the Guinness Plan by adding thereto the parenthetical phrase “($5,000 effective January 1, 1998)” after “$3,500”, effective as of January 1, 1998.

M.                                 The Plan is amended by deleting the third paragraph of Section 5.2.3 in Article V of the Guinness Plan and substituting therefor the following, effective as of January 1, 1997:

“Notwithstanding the foregoing, a Member may elect (with applicable spousal consent) to receive a distribution with a Benefit Commencement Date within 30 days of the date the

Appendix B- 2

Member was provided with an explanation, as long as the distribution commences not less than eight (8) days after the explanation was provided. In addition, the explanation may be provided after the Benefit Commencement Date, so long as the distribution under this Section commences at least 30 days after such notice was provided, subject to waiver as provided herein.”

N.                                    The Plan is amended by revising the second sentence of Section 5.3 in Article V of the Guinness Plan by adding thereto the parenthetical phrase “($5,000 effective January 1, 1998)” after “$3,500”, effective as of January 1, 1998.

O.                                    The Plan is amended by adding the following new Section 13.4.4 in Article XIII of the Guinness Plan, effective as of January 1, 1998:

“13.4.4 The first sentence of Section 13.4.1 shall not apply to an offset to a Member’s benefit against an amount that the Member is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, in accordance with Section 401(a)(13)(C) and (D) of the Code. In a case in which the survivor annuity requirements of Section 401(a)(11) of the Code apply with respect to distributions from the Plan to the Member, if the Member has a spouse at the time at which the offset is made:

(a)                                  either such spouse has consented in writing to such offset and such consent if witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Section 417(a)(2)(B) of the Code), or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity is in effect in accordance with the requirements of Section 417(a) of the Code,

(b)                                 such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of fiduciary duties, or

(c)                                  in such judgment, order, decree or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Section 401(a)(11)(A)(i) of the Code and under a qualified pre-retirement survivor annuity provided pursuant to Section 401(a)(11)(A)(ii) of the Code.”

Appendix B- 3

TWENTY-THIRD AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
DIAGEO NORTH AMERICA, INC.

THIS TWENTY-THIRD AMENDMENT, dated as of the first day of December, 2010, and effective on such date unless otherwise specified herein, by and between Fidelity Management Trust Company (the “Trustee”) and Diageo North America, Inc. (the “Sponsor”);

WITNESSETH:

WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated January 31, 1992, with regard to the Diageo North America, Inc. Savings Plan (the “Plan”); and

WHEREAS, the Sponsor has directed the Trustee to accept and hold the assets of the Diageo North America, Inc. 401(k) Retirement Savings Plan for Union Employees in accordance with the terms of this Trust Agreement; and

WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

(1)                                  Restating the first WHEREAS Clause to read as follows:

WHEREAS, the Sponsor is the sponsor of the Diageo North America, Inc. Savings Plan and the Diageo North America, Inc. 401(k) Retirement Savings Plan for Union Employees (collectively and individually, the “Plan”); and

(2)                                  Restating the second WHEREAS Clause to read as follows:

WHEREAS, the Sponsor wishes to establish a single trust to hold and invest assets of the Plan or such other tax-qualified defined contribution plans maintained by the Sponsor, or any of its subsidiaries or affiliates, as are designated by the Sponsor as being eligible to participate therein; and

(3)                                  Amending the WHEREAS Clauses to add the following:

WHEREAS, certain affiliates and subsidiaries of the Sponsor maintain, or may in the future maintain, qualified defined contribution plans for the benefit of their eligible employees; and

WHEREAS, the Trustee is willing to hold the aforesaid Plan assets in trust for the exclusive benefit of Participants and their beneficiaries pursuant to the provisions of this Trust Agreement; and

WHEREAS, such trust shall constitute a continuation, by means of an amendment and restatement, of each of the prior trusts from which Plan assets are transferred to the Trustee; and

Diagen North America, Inc. -MCM	Confidential Information
23rd Amendment/Master Trust/Plan 05381

WHEREAS, the Trustee shall maintain a separate account reflecting the equitable share of each Plan in the Trust, as defined herein, and in all investments, receipts, disbursements and other transactions hereunder, and shall report the value of such equitable share at such times as may be mutually agreed upon by the Trustee and the Sponsor. Such equitable share shall be used solely for the payments of benefits, expenses and other charges properly allocable to each such Plan and shall not be used for the payment of benefits, expenses or other charges properly allocable to any other Plan; and

(4)                                  Amending Section 1, Trust, to replace the first sentence in its entirety with the following:

“The Sponsor hereby establishes the Diageo North America, Inc. Savings Plan and Diageo North America, Inc. 401(k) Retirement Savings Plan for Union Employees Master Trust (the “Trust”) being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement. For purposes of this Agreement, “Plan” shall mean the Diageo North America, Inc. Savings Plan and Diageo North America, Inc. 401(k) Retirement Savings Plan for Union Employees and such other tax-qualified, defined contribution plans which are maintained by the Sponsor or any of its subsidiaries or affiliates for the benefit of their eligible employees as may be designated by the Sponsor in writing to the Trustee as a Plan hereunder. Each reference to “a Plan” or “the Plan” in this Agreement shall mean and include the Plan or Plans to which the particular provision of this Agreement is being applied or all Plans, as the context may require.”

(5)                                  Amending Section 5, Recordkeeping and Administrative Services to be Performed, by adding the following new subsection (f) as follows:

(f)            Allocation of Interests.

All transfers to, withdrawals from, or other transactions regarding the Trust shall be conducted in such a way that the proportionate interest in the Trust of each Plan and the fair market value of that interest may be determined at any time. Whenever the assets of more than one Plan are commingled in the Trust or in any investment option, the undivided interest therein of each such Plan shall be debited or credited (as the case may be) (i) for the entire amount of every contribution received on behalf of such Plan, every benefit payment, or other expense attributable solely to such Plan, and every other transaction relating only to such Plan; and (ii) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense, and of any other transactions attributable to the Trust or that investment option as a whole.

(6)                                  Amending Section 14, General, by adding the following new subsection (g) as follows:

(g)           Delegation by Employer.

By authorizing the assets of any Plan as to which it is an “employer” to be deposited in the Trust, each employer, other than the Sponsor, hereby irrevocably delegates and grants to the Sponsor full and exclusive power and authority to exercise all of the powers conferred upon the Sponsor and each employer by the terms of this Agreement, and to take or refrain from taking any and all action which such employer might otherwise take or refrain from taking with respect to this Agreement, including the sole and exclusive power to exercise, enforce or waive any rights whatsoever which such employer might otherwise have with respect to the Trust, and irrevocably appoints the Sponsor as its agent for all purposes under this Agreement. The Trustee shall have no obligation to

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account to any such employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that the Trustee shall deal solely with the Sponsor.

(7)                                  Adding as new Section 17, Plan Qualification, the following:

Section 17.            Plan Qualification

The Sponsor shall be responsible for verifying that while any assets of a particular Plan are held in the Trust, the Plan (i) is qualified within the meaning of section 401(a) of the Code; (ii) is permitted by existing or future rulings of the United States Treasury Department to pool its funds in a group trust; and (iii) permits its assets to be commingled for investment purposes with the assets of other such plans by investing such assets in this Trust. If any Plan ceases to be qualified within the meaning of section 401(a) of the Code, the Sponsor shall notify the Trustee as promptly as is reasonable. Upon receipt of such notice, the Trustee shall promptly segregate and withdraw from the Trust, the assets which are allocable to such disqualified Plan, and shall dispose of such assets in the manner directed by the Sponsor.

(8)                                  Effective December 15, 2010, amending the Investment Management Agreement by restating Exhibit A, in its entirety, as attached hereto.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Twenty-Third Amendment to be executed by their duly authorized officers effective as of the day and year first written above. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the Trust Agreement, each party may rely without duty of inquiry on the foregoing representation.

DIAGEO NORTH AMERICA, INC.		FIDELITY MANAGEMENT TRUST COMPANY

By:	11/15/10	By:
Authorized Signatory	Date		FMTC Authorized Signatory	Date

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